UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Jamf Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 28, 2025
Dear Stockholders:
You are cordially invited to attend a special meeting of stockholders of Jamf Holding Corp., a Delaware corporation (“Jamf” or the “Company”), which will be held virtually on          at          Eastern time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting and examine the list of stockholders entitled to vote at the Special Meeting during the Special Meeting by visiting www.virtualshareholdermeeting.com/JAMF2026SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
At the Special Meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of October 28, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Jawbreaker Parent, Inc., a Delaware corporation (“Parent”), and Jawbreaker Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) on the terms and conditions set forth in the Merger Agreement. Parent and Merger Sub are affiliates of Francisco Partners Management, L.P. (“Francisco Partners”).
If the Merger is completed, you will be entitled to receive $13.05 in cash, without interest (the “Merger Consideration”), for each share of common stock, par value $0.001 per share, of the Company (referred to as the “Company Common Stock”) that you own as of immediately prior to the effective time of the Merger (the “Effective Time”), unless you seek and perfect your statutory appraisal rights under Delaware law, and specifically, the DGCL.
The board of directors of Jamf (the “Company Board”) has unanimously (i) determined that it is in the best interests of Jamf and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger, upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by Jamf, the performance by Jamf of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) resolved to recommend that Jamf’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted to Jamf’s stockholders for consideration by Jamf’s stockholders at a meeting thereof. Accordingly, the Company Board recommends a vote “FOR” the proposal to adopt the Merger Agreement and “FOR” each of the other proposals to be voted on at the Special Meeting.
The proxy statement accompanying this letter provides you with more specific information concerning the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety.
Your vote is important, regardless of the number of shares of Company Common Stock you own. The Merger cannot be completed unless the Merger Agreement is adopted by stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting. Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote or submit a proxy via the Internet at www.virtualshareholdermeeting.com/JAMF2026SM or by submitting a proxy via telephone at 1-800-690-6903 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or, by signing, voting and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have submitted a proxy via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.
If you are a beneficial owner of shares of Company Common Stock held in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you have any questions or need assistance voting your shares, please contact Jamf’s proxy solicitor at:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: (877) 825-8793
Banks and Brokers may call collect: (212) 750-5833
On behalf of the Company Board, I thank you for your ongoing support and appreciate your consideration of these matters.
Very truly yours,
John Strosahl
Chief Executive Officer
The accompanying proxy statement is dated            , 2025 and the form of proxy is first being mailed to holders of Company Common Stock on or about            , 2025.
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or the Merger Agreement or passed upon the adequacy or accuracy of the disclosure in this document and any documents incorporated by reference. Any representation to the contrary is a criminal offense.

100 Washington Ave S, Suite 900
Minneapolis, MN 55401
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held at           Eastern Time, on
To the stockholders of Jamf Holding Corp.:
Notice is hereby given that a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Jamf Holding Corp., a Delaware corporation (the “Company” or “Jamf”), will be held virtually on            , at             Eastern time, for the following purposes:
1.   To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 28, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Jawbreaker Parent, Inc., a Delaware corporation (“Parent”), and Jawbreaker Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) (the “Merger Proposal”);
2.   To consider and vote on a proposal to approve, on an advisory, non-binding basis, the compensation that will or may be paid or may become payable to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”); and
3.   To consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).
Only holders of shares of common stock, par value $0.001 per share of the Company (the “Company Common Stock”), as of the close of business on            , 2025, are entitled to notice of, and to vote at, the Special Meeting.
All stockholders are cordially invited to attend the Special Meeting. Similar to annual stockholder meetings, the Company is pleased to conduct the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/JAMF2026SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
The Board of Directors of the Company (the “Company Board”) recommends that stockholders vote “FOR” the Merger Proposal, “FOR” the advisory, non-binding Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.
Under Delaware law, record holders and beneficial owners of Company Common Stock (and record and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such persons) who do not vote in favor of the adoption of the Merger Agreement and who otherwise comply with the requirements under Section 262 of the Delaware General Corporation Law of the State of Delaware (the “DGCL”) will have the right to seek appraisal of the “fair value” of their shares of Company Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger and together with interest thereon, as described in the accompanying proxy statement), as determined by Section 262 of the DGCL. To do so, a record stockholder or beneficial owner must properly demand appraisal before the vote is taken on the Merger Agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the section of the accompanying proxy statement titled “Appraisal Rights.” A copy of Section 262, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated in this notice by reference.
Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote or submit a proxy via the Internet at www.virtualshareholdermeeting.com/JAMF2026SM or submit a proxy by telephone at 1-800-690-6903 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or by signing, voting and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have submitted a proxy via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.
If you are a beneficial owner of shares of Company Common Stock held in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Proposal, “FOR” the non-binding, advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.
By order of the Board of Directors
Jeff Lendino
Chief Legal Officer and Secretary
Minneapolis, MN
           , 2025

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Special Meeting virtually, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares of Company Common Stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you are a Company stockholder of record, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.
If you fail to (a) return your proxy card, (b) grant your proxy electronically over the Internet or by telephone or (c) vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the other proposals.
You should carefully read and consider the entire proxy statement and the accompanying annexes, including the Merger Agreement attached as Annex A, along with all of the documents incorporated by reference in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Please contact our proxy solicitor if you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; the Special Meeting or the accompanying proxy statement; would like additional copies of the accompanying proxy statement; or need help submitting a proxy to have your shares of Company Common Stock voted:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: (877) 825-8793
Banks and Brokers may call collect: (212) 750-5833

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SUMMARY
This summary highlights selected information in this proxy statement and may not contain all of the information about the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement that are important to you. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting. You may obtain, without charge, copies of any of the documents we file with the Securities and Exchange Commission (the “SEC”) by following the instructions under the section of this proxy statement titled “Where You Can Find Additional Information.”
In this proxy statement: (1) the terms “we,” “us,” “our,” the “Company,” “Jamf” and similar words refer to Jamf Holding Corp.; (2) the term “Parent” refers to Jawbreaker Parent, Inc.; (3) the term “Merger Sub” refers to Jawbreaker Merger Sub, Inc.; (4) the term “Francisco Partners” refers to Francisco Partners Management, L.P.; (5) the term “Guarantors” refers to, collectively, Francisco Partners VII, L.P., Francisco Partners VII-A, L.P., Francisco Partners VII-B, L.P. and Francisco Partners VII-C, L.P.; (6) the term “Vista Stockholders” refers to, collectively, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P., Vista Co-Invest Fund 2017-1, L.P. and VEPF VI Co-Invest 1, L.P.; (7) the term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of October 28, 2025, by and among the Company, Parent and Merger Sub, as the same may be amended, supplemented or otherwise modified from time to time; (8) the term “Merger” refers to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent as described in the Merger Agreement; (9) the term “Company Common Stock” refers to the common stock, par value $0.001 per share, of the Company; and (10) the term “Special Meeting” refers to the special meeting of the Company stockholders described in this proxy statement, including any adjournments or postponements thereof.
The Parties (page 22)
Jamf Holding Corp.
Jamf is the standard in managing and securing Apple at work, and we are the only company in the world that provides a complete management and security solution for an Apple-first environment that is designed to be enterprise secure, consumer simple, and protective of personal privacy. We help IT and security teams confidently protect the devices, data, and applications used by their workforce, while providing employees with the powerful and intended Apple experience. With Jamf’s solution, devices can be deployed to employees brand new in the shrink-wrapped box, set up automatically and personalized at first power-on and administered continuously throughout the lifecycle of the device.
Jamf was founded in 2002, around the same time that Apple was leading an industry transformation. Apple transformed the way people access and utilize technology through its focus on creating a superior consumer experience. With the release of revolutionary products like the Mac, iPod, iPhone, iPad, Apple Watch, and Apple TV, Apple built one of the world’s most valuable brands and became ubiquitous in everyday life.
We have built our company through a primary focus on being the leading solution for Apple in the enterprise because we believe that due to Apple’s broad range of devices, combined with the changing demographics of today’s workforce and their strong preference for Apple, Apple will become the number one device ecosystem in the enterprise by the end of this decade. Jamf is the leading Apple enterprise management provider and is strongly positioned to extend that leadership across the broader enterprise market as Apple gains marketshare. Through our long-standing relationship with Apple, we have accumulated significant Apple technical experience and expertise that give us the ability to fully and quickly leverage and extend the capabilities of Apple products, operating systems, and services, while protecting devices with our differentiated Apple-first security solutions. This expertise enables us to fully support new innovations and operating system releases the moment they are made available by Apple. This focus has allowed us to create a best-in-class user experience in the enterprise.
We sell our SaaS solutions via a subscription model, through a direct sales force, online, and indirectly via our channel and other strategic partners, including Apple. Our multi-dimensional go-to-market model and primarily cloud-deployed offering enable us to reach organizations around the world, large and small, with our software solutions.
Shares of Company Common Stock are listed on the NASDAQ Stock Market LLC (“Nasdaq”) under the symbol “JAMF.” Our principal executive offices are located at 100 Washington Ave S, Suite 900, Minneapolis, MN. Our telephone number is (612) 605-6625. Our website address is www.jamf.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about the Company is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”
Jawbreaker Parent, Inc.
Parent was formed on October 27, 2025 by affiliates of Francisco Partners solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Upon completion of the Merger, Jamf will be a wholly owned subsidiary of Parent.
Jawbreaker Merger Sub, Inc.
Merger Sub is a wholly owned subsidiary of Parent and was formed on October 27, 2025 by Parent solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Upon completion of the Merger, Merger Sub will cease to exist.
Parent and Merger Sub are affiliates of Francisco Partners. Francisco Partners is a leading global investment firm that specializes in partnering with technology and technology-enabled businesses. At the Effective Time (as defined in the section of this proxy statement titled “The Merger”), the surviving corporation will be indirectly majority owned by affiliates of Francisco Partners.
The Merger (page 33)
The Company, Parent and Merger Sub entered into the Merger Agreement on October 28, 2025. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the DGCL, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent. From time to time in this proxy statement, we refer to Jamf as it will exist after the completion of the Merger as the “surviving corporation.”
At the Effective Time, and without any action by any stockholder, except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Jamf stockholder, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Merger Sub) or as to which holders (or, to the extent applicable, beneficial owners) thereof have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $13.05 without interest thereon (the “Merger Consideration”).
The Special Meeting (page 24)
Date, Time and Place
The Special Meeting will be held virtually on            , at             Eastern time. At the Special Meeting, holders of Company Common Stock will be asked to, among other things, vote for the adoption of the Merger Agreement. All stockholders are cordially invited to attend the Special Meeting. Jamf is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/JAMF2026SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
Record Date and Stockholders Entitled to Vote
Only holders of Company Common Stock of record as of the close of business on            , 2025, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Company Common Stock they held on the record date at the Special Meeting. As of the close of business on the record date,            shares of Company Common Stock were issued and outstanding and entitled to vote at the Special Meeting.
Quorum
The representation in person or by proxy of at least a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business.
Vote Required
On each of the proposals presented at the Special Meeting, each holder of Company Common Stock is entitled to one vote for each share of Company Common Stock held by such stockholder on the record date. Assuming a quorum is present, the adoption of the Merger Agreement by the holders of Company Common Stock requires the affirmative vote of stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote as of the close of business on the record date. Assuming a quorum is present, the approval of the Compensation Proposal and Adjournment Proposal each requires the affirmative vote of the holders of a majority of the shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on such matter. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger.
Voting Agreements (page 88)
In connection with the consummation of the transactions contemplated by the Merger Agreement, certain stockholders of the Company have executed voting agreements (the “Voting Agreements”) in favor of Parent concurrently with the execution of the Merger Agreement, pursuant to which such stockholders have agreed, among other things, to vote all shares of Company Common Stock owned by them, collectively constituting approximately 35.2% of the outstanding shares of Company Common Stock as of November 20, 2025, in favor of the approval and adoption of the Merger Agreement. The adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is the only vote or approval of the holders of any of the Company’s capital stock necessary to adopt the Merger Agreement and consummate the Merger. The Voting Agreements terminate upon a Company Board Recommendation Change (as defined in the Merger Agreement). For more information, see the section of this proxy statement titled “Voting Agreements.”
Reasons for the Merger; Recommendation of the Company Board (page 42)
The board of directors of Jamf (the “Company Board”) has unanimously (i) determined that it is in the best interests of Jamf and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger, upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by Jamf, the performance by Jamf of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) resolved to recommend that Jamf’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted to Jamf’s stockholders for consideration by Jamf’s stockholders at a meeting thereof. Accordingly, the Company Board recommends that stockholders vote “FOR” the Merger Proposal, “FOR” the advisory, non-binding Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.
For a discussion of the factors that the Company Board considered in determining to recommend the adoption of the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Company Board.”
Opinion of Jamf’s Financial Advisor (page 46 and Annex B)
Jamf has engaged Citigroup Global Markets Inc. (“Citi”) as Jamf’s financial advisor in connection with the proposed Merger. In connection with this engagement, Citi delivered a written opinion, dated October 28, 2025, to the Company Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received in the Merger by holders of Company Common Stock (other than, as applicable, Francisco Partners, Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. The full text of Citi’s written opinion, dated October 28, 2025, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. The description of Citi’s opinion set forth herein is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Company Board (in its capacity as such) in connection with its evaluation of the Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Jamf to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Jamf or the effect of any other transaction which Jamf might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation as to how the Company Board or any stockholder should vote or act on any matters relating to the proposed Merger or otherwise.
Certain Effects of the Merger (page 55)
Upon the consummation of the Merger, Merger Sub will be merged with and into Jamf, the separate corporate existence of Merger Sub will thereupon cease, and Jamf will continue to exist as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.
Following the consummation of the Merger, shares of Company Common Stock will be delisted from Nasdaq, and the registration of shares of Company Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.
Effects on Jamf if the Merger Is Not Completed (page 56)
In the event that the proposal to adopt the Merger Agreement does not receive the required approval from the holders of Company Common Stock, or if the Merger is not completed for any other reason, the holders of Company Common Stock will continue to own their shares and will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company, with Company Common Stock listed and traded on Nasdaq. Under certain circumstances, if the Merger Agreement is terminated, the Company may be obligated to pay to Parent a termination fee of $68,080,000 (the “Company Termination Fee”) or Parent may be obligated to pay to the Company a termination fee of $136,170,000 (the “Parent Termination Fee”), as applicable. See the section of this proxy statement titled “The Merger Agreement — Termination Fees and Expenses.”
Treatment of Jamf Equity Awards (page 68)
At the Effective Time, each option to purchase shares of Company Common Stock, other than purchase rights under the Company Employee Stock Purchase Plan (the “Company ESPP”), that is outstanding as of immediately prior to the Effective Time (a “Company Option”), will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company

Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option.
Each award of restricted stock units of the Company (a “Company RSU”) that is vested as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the transactions contemplated by the Merger Agreement (a “Vested Company RSU”) will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.
Each Company RSU outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into a cash award (a “Converted Cash Award”) with respect to an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Each Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including vesting conditions, and accelerated vesting on specific terminations of employment, to the extent applicable) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time. The surviving corporation or one of its subsidiaries will pay any portion of such Converted Cash Award that vests to the applicable holder thereof, less any applicable withholding taxes, no later than ten business days following the date on which such portion vests.
Interests of Jamf’s Directors and Executive Officers in the Merger (page 57)
Jamf’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Jamf’s stockholders generally. The Company Board was aware of and considered these interests (a) in reaching the determination to approve the Merger Agreement and deem the Merger Agreement, the Merger and the other transactions and agreements contemplated by the Merger Agreement to be advisable, fair to and in the best interests of Jamf and its stockholders, and (b) in recommending that stockholders vote for the adoption of the Merger Agreement. These interests include:
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Jamf’s executive officers and directors hold equity-based awards that will be afforded the treatment described immediately above under the section titled “The Merger Agreement — Treatment of Jamf Equity Awards;”

•
Jamf’s executive officers are party to existing employment agreements with Jamf that provide for severance benefits; and

•
Jamf’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement. See the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”

Company Common Stock Ownership of Directors and Executive Officers (page 89)
As of November 20, 2025, the directors and executive officers of Jamf beneficially owned in the aggregate approximately 3,546,835 shares, or approximately 2.6% of the outstanding shares of Company Common Stock.
Financing of the Merger (page 56)
Certain investment funds affiliated with Francisco Partners have committed, pursuant to the equity commitment letter, dated October 28, 2025 (the “Equity Commitment Letter”), to capitalize Parent, at or immediately prior to the closing of the Merger (the “Closing”), with an aggregate equity contribution in an amount of up to $1,141,158,556, on the terms and subject to the conditions set forth in the Equity Commitment Letter (the “Equity Financing”). Additionally, such funds have provided limited guarantees in favor of Jamf to guarantee, subject to certain limitations set forth therein, the payment of such Guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee, certain reimbursement obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, costs and expenses incurred by Jamf in connection with any suit contemplated by, and solely to the extent reimbursable under, the Merger Agreement.
Certain lenders party to the Debt Commitment Letter (as defined below) (the “Lenders”) have committed to provide debt financing (the “Debt Financing”) in connection with the Merger consisting of a term loan facility in an aggregate principal amount equal to $1,150,000,000, a delayed draw term loan facility in an aggregate principal amount of $150,000,000, and a revolving credit facility in an aggregate principal amount equal to $150,000,000, in each case, on the terms and subject to the conditions set forth in an amended and restated commitment letter, dated November 21, 2025 (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the transactions contemplated by the Merger Agreement and contribution of equity.
Conditions of the Merger (page 81)
The obligations of Jamf, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:
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the adoption of the Merger Agreement by the Company’s stockholders;

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the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and receipt of the approvals, clearances or expirations of waiting periods under certain foreign antitrust laws and foreign investment laws (see the section of this proxy statement titled “The Merger — Regulatory Approvals Required for the Merger”); and

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the absence of any law, injunction or order (whether temporary, preliminary or permanent) from any governmental authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger.

Each party’s obligation to consummate the Merger is also subject to the satisfaction or waiver of certain additional conditions, including:
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subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;

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the other party has complied in all material respects with the covenants and obligations of the Merger Agreement required to be performed and complied by such party at or prior to the Closing;

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the delivery of a customary closing certificate signed on behalf of the respective party by an officer of such party certifying certain conditions have been satisfied; and

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in the case of Parent’s and Merger Sub’s obligations, the absence of a Company Material Adverse Effect (which term is described in the section of this proxy statement titled “The Merger Agreement — Representations and Warranties”).

The consummation of the Merger is not conditioned upon Parent’s receipt of financing.
Before the Closing, each of the Company, Parent and Merger Sub may waive any of the conditions to its obligation to consummate the Merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.
Regulatory Approvals Required for the Merger (page 64)
Under the HSR Act, and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”) and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies. On November 25, 2025, both Jamf and Parent filed their respective notification and report forms under the HSR Act.
Under other applicable foreign antitrust laws and foreign investment laws, certain transactions, including the Merger, may not be completed until any requisite consent, non-action or expiration of any applicable waiting period is obtained.
As of the date of this proxy statement, the parties have not received all of the consents (including non-action or expiration of any applicable waiting period) in respect of antitrust laws and foreign investment laws required by the Merger Agreement.
Termination of the Merger Agreement (page 82)
The Merger Agreement may be terminated as follows:
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at any time prior to the Effective Time (whether before or after receipt of the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting (the “Requisite Stockholder Approval”)) by mutual written agreement of Parent and Jamf;

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by either Parent or Jamf, at any time prior to the Effective Time (whether before or after receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court or other governmental authority of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger; provided that the right to terminate the Merger Agreement for this reason is not available to a party if such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement;

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by either Parent or Jamf if the Merger is not consummated on or before July 28, 2026 (the “Termination Date”); provided that the right to terminate the Merger Agreement for this reason is not available to a party if the failure of the Merger to occur prior to the Termination Date was primarily due to or primarily caused by the failure of such party to perform any of its obligations under the Merger Agreement;

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by either Parent or Jamf, at any time prior to the Effective Time if Jamf fails to obtain the Requisite Stockholder Approval at the Special Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;

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by Parent, if Jamf has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement, except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate the Merger Agreement prior to the delivery by Parent to Jamf of written notice of such breach, delivered prior to the earlier of (A) at least 45 days prior to such termination and (B) the Termination Date, stating Parent’s intention to terminate the Merger Agreement and the basis for such termination, it being understood that Parent will not be entitled to terminate the Merger Agreement if such breach has been cured prior to termination (to the extent capable of being cured); further, Parent will not have the right to terminate the Merger Agreement if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a failure of a condition set forth in the Merger Agreement;

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by Jamf, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement, except that if such breach is capable of being cured prior to the Termination Date, Jamf will not be entitled to terminate the Merger Agreement prior to the delivery by Jamf to Parent of written notice of such breach, delivered prior to the earlier of (A) at least 45 days prior to such termination and (B) the Termination Date, stating Jamf’s intention to terminate the Merger Agreement and the basis for such termination, it being understood that Jamf will not be entitled to terminate the Merger Agreement if such breach has been cured prior to termination (to the extent capable of being cured); further, Jamf will not have the right to terminate the Merger Agreement if it is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a failure of a condition set forth in the Merger Agreement; or
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by Jamf (i) if all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the Closing); (ii) Jamf has irrevocably confirmed to Parent in writing that all of the conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied); (iii) Parent fails to consummate the Transaction by the date that is three business days after the later of (x) the date of delivery of notice of termination of the Merger Agreement and (y) the first date on which Parent is required to consummate the Closing pursuant to the Merger Agreement; and (iv) Jamf has irrevocably confirmation to Parent in writing that it is ready, willing, able and prepared to consummate the Closing.

In addition, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by Jamf (prior to obtaining the Requisite Stockholder Approval) in order to enter into a definitive agreement providing for a Superior Proposal (as defined in the Merger Agreement) and, (y) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by Parent (prior to obtaining the Requisite Stockholder Approval) if the Company Board changes its recommendation to Jamf’s stockholders to vote to adopt the Merger Agreement.
Termination Fees (page 83)
Jamf will pay Parent (or its designee) the Company Termination Fee of $68,080,000 under the following circumstances:
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if (i) the Merger Agreement is validly terminated (A) because (x) the Merger is not consummated on or before the Termination Date, (y) the Company has failed to obtain the Requisite Stockholder Approval or (z) Jamf has breached or failed to perform any of its representations or warranties contained in the Merger Agreement which breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement, and such breach is incapable of being cured prior to the Termination Date, (B) after execution and delivery of the Merger Agreement and prior to termination of the Merger Agreement, any person publicly announced or provided to the Company Board or management of Jamf an Acquisition Proposal (as defined in the section of this proxy statement titled “The Merger Agreement — No Solicitation or Negotiation”), and not withdrawn such Acquisition Proposal at least five business days prior to the Special Meeting or prior to the date of termination in the case of a termination pursuant to the Merger Agreement, and (C) within 12 months following such termination of the Merger Agreement, either an Acquisition Transaction (as defined in the section of this proxy statement titled “The Merger Agreement — No Solicitation or Negotiation”) is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction (whether consummated or not), then Jamf shall promptly (and in any event within three business days) upon the earlier of entry into such definitive agreement or the consummation of such Acquisition Transaction pay, or cause to be paid, to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this bullet, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%;”

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if the Merger Agreement is terminated by Parent, because the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, then the Company must promptly (and in any event within three business days) following such termination pay, or cause to be paid, to

Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent; or
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if the Merger Agreement is terminated by Jamf pursuant to a Superior Proposal, then Jamf must prior to or substantially concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

Parent will pay Jamf the Parent Termination Fee of $136,170,000 in the event the Merger Agreement is terminated:
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by Jamf if Parent breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement which breach or failure to perform would result in a failure of a specified closing condition, and such breach is incapable of being cured prior to the Termination Date;

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by Jamf (i) if all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied), (ii) Parent fails to consummate the Closing by the date that is three business days after the later of (x) the date of delivery of notice of termination of the Merger Agreement and (y) the date the Closing is required to have occurred and (iii) Jamf has irrevocably confirmed in a written notice to Parent that all of the conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), and that the Company is ready, willing, able and prepared to consummate the Closing; or

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by Jamf or Parent if the Merger is not consummated on or before the Termination Date; provided that at such time Jamf has the right to terminate the Merger Agreement pursuant to the two bullet points described above.

A more detailed description of the termination fees is provided in the section titled “The Merger Agreement — Termination Fees and Expenses” beginning on page 83.
Appraisal Rights (page 91)
Pursuant to Section 262 of the DGCL, holders of record or beneficial owners of Company Common Stock who continuously hold shares of Company Common Stock through the Effective Time and who do not vote such shares in favor of the adoption of the Merger Agreement, and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person who beneficially own shares of Company Common Stock through the Effective Time that are not voted in favor of the adoption of the Merger Agreement, and in either case who properly demand appraisal of their shares, who have neither failed to perfect, nor withdrawn their demands or lost rights to appraisal under the DGCL, and otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Company Common Stock if certain conditions set forth in Section 262(g) of the DGCL are satisfied. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL and the Delaware Court of Chancery could be greater than, the same as, or less than the value of the Merger Consideration that record stockholders or beneficial owners would otherwise be entitled to receive under the terms of the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock.
This means that these holders of record and beneficial owners may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the surviving corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. For more information, see the section titled “Appraisal Rights.”
The right to seek appraisal will be lost with respect to shares that a Jamf stockholder votes “FOR” the proposal to adopt the Merger Agreement. However, abstaining or voting against adoption of the Merger Agreement is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, Jamf stockholders (or beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person) who wish to exercise the right to seek an appraisal of their shares must so advise Jamf by submitting a written demand for appraisal to Jamf prior to the taking of the vote on the Merger Proposal at the Special Meeting, and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. Any demand for appraisal made by a record or beneficial holder of shares of Company Common Stock with respect to shares held of record in the name of a voting trust or nominee, such as a bank, broker or other nominee, on behalf of such person must (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by Jamf and the office of the Register in Chancery and to be set forth on the verified list required by Section 262(f) of the DGCL. However, after an appraisal petition has been filed under Section 262 of the DGCL, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss any appraisal proceedings as to all stockholders and beneficial owners who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class of Company Common Stock eligible for appraisal, or (ii) the value of the consideration provided by the Merger Consideration for such total number of shares of Company Common Stock entitled to appraisal rights exceeds $1 million.
In view of the complexity of Section 262 of the DGCL, Jamf stockholders and beneficial owners that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.
Material U.S. Federal Income Tax Considerations (page 61)
The receipt of cash by a holder of Company Common Stock who is a U.S. holder (as defined in the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations”) in exchange for shares of Company Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive (or are deemed to receive) in the Merger and your adjusted tax basis in the shares of Company Common Stock converted into the right to receive cash in the Merger. If you are a holder of Company Common Stock who is a non-U.S. holder (as defined in the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations”), the Merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, or Jamf is, or was during the relevant period, a United States real property holding corporation. Further, the Merger may be a taxable transaction to you under non-U.S. tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we urge you to consult your own tax advisor to determine the particular tax effects to you.
You are urged to read the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations” for a more complete discussion of the material U.S. federal income tax consequences of the Merger.

Additional Information (page 100)
You can find more information about Jamf in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov. See the section of this proxy statement titled “Where You Can Find Additional Information.”
If you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement, or need help submitting a proxy to have your shares of Company Common Stock voted, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: (877) 825-8793
Banks and Brokers may call collect: (212) 750-5833

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a holder of Company Common Stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to and incorporated by reference in this proxy statement.
Why am I receiving this proxy statement?
On October 28, 2025, Jamf entered into the Merger Agreement with Parent and Merger Sub. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Jamf, with Jamf surviving as a wholly owned subsidiary of Parent.
You are receiving this proxy statement in connection with the solicitation of proxies by the Company Board in favor of the proposal to adopt the Merger Agreement and the other matters to be voted on at the Special Meeting as described in this proxy statement.
As a holder of Company Common Stock, what will I receive in the Merger?
Each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock held by the Company as treasury stock, owned by Parent or Merger Sub immediately prior to the Effective Time or as to which holders or beneficial owners thereof have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration.
The exchange of shares of Company Common Stock for cash pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. For a more detailed description of the U.S. federal income tax consequences of the Merger, see the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations.” You are urged to consult your own tax advisor for a full understanding of how the Merger will affect you for federal, state, local and/or non-U.S. tax purposes.
How does the Merger Consideration compare to the recent trading price of Company Common Stock?
The Merger Consideration of $13.05 per share represents a premium of approximately 50% over Jamf’s volume weighted average closing share price for the 90 days prior to September 11, 2025, the last trading day prior to market speculation regarding a potential transaction involving Jamf. On November 26, 2025, the most recent practicable date before the filing of this proxy statement, the closing price of Company Common Stock was $12.92 per share.
What will happen to outstanding Company equity awards in the Merger?
Each Company Option will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (a) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (b) the excess, if any, of the Merger Consideration minus the per share exercise price of such Company Option.
Each Vested Company RSU will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (a) the Merger Consideration and (b) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.
Each Unvested Company RSU will, at the Effective Time, be automatically cancelled and converted into and will become a Converted Cash Award with respect to an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Each Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including vesting conditions, and accelerated vesting on specific terminations of employment, to the extent applicable) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time. The surviving corporation or one of its subsidiaries will pay any portion of such Converted Cash Award that vests to the applicable holder thereof, less any applicable withholding taxes, no later than ten business days following the date on which such portion vests.
When and where is the Special Meeting of our stockholders?
The special meeting will be held virtually on            , at              Eastern time. Jamf is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/JAMF2026SM and by using the 16-digit control number included in their proxy materials.
Who is entitled to vote at the Special Meeting?
Only holders of record of Company Common Stock as of the close of business on            , 2025, the record date for the Special Meeting, are entitled to vote the shares of Company Common Stock they held as of the record date at the Special Meeting. As of the close of business on the record date, there were            shares of Company Common Stock issued and outstanding and entitled to vote. On each of the proposals presented at the Special Meeting, each holder of Company Common Stock is entitled to one vote for each share of Company Common Stock held by such stockholder on the record date.
May I attend the Special Meeting and vote in person?
Jamf is hosting the Special Meeting virtually. There will be no physical location for stockholders to attend. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/JAMF2026SM and by using the 16-digit control number included in their proxy materials.
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Stockholders of record:   If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/JAMF2026SM.

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Stockholders holding shares in “street” name:   If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Company Common Stock you held as of the record date, your name and email address. If you hold your Company Common Stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/JAMF2026SM.
You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/JAMF2026SM.
What proposals will be considered at the Special Meeting?
At the Special Meeting, holders of Company Common Stock will be asked to consider and vote on the following proposals:
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a proposal to adopt the Merger Agreement (the “Merger Proposal”);

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a proposal to approve, on an advisory, non-binding basis, the specified compensation that may be paid or become payable to Jamf’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

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a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to Jamf’s Bylaws, the only business that will be transacted at the Special Meeting are the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting.
What constitutes a quorum for purposes of the Special Meeting?
The representation in person or by proxy of at least a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum. If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.
What vote of our stockholders is required to approve each of the proposals?
Assuming a quorum is present, the approval of the Merger Proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote as of the close of business on the record date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.
Certain stockholders of the Company have executed the Voting Agreements concurrently with the execution of the Merger Agreement, pursuant to which such stockholders have agreed, among other things, to vote all shares of Company Common Stock owned by them, collectively constituting approximately 35.2% of the outstanding shares of Company Common Stock as of November 20, 2025, in favor of the approval and adoption of the Merger Agreement. For more information, see the section of this proxy statement titled “Voting Agreements.”
Assuming a quorum is present, the approval of the Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of the holders of a majority of the shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Compensation Proposal and abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger.
Assuming a quorum is present, the approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Adjournment Proposal and abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
What is a “broker non-vote”?
If a beneficial owner of shares of Company Common Stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds the owner’s shares with specific voting instructions, then, under applicable rules, the organization that holds the owner’s shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon one or more other matters for which the applicable rules provide discretionary authority or for which voting instructions have been provided but do not vote on a particular proposal because they do not have discretionary authority to vote on that matter and have not received specific voting instructions on that matter from the beneficial owner of relevant shares. Jamf does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.
How does the Company Board recommend that I vote?
The Company Board recommends a vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
For a discussion of the factors that the Company Board considered in determining to recommend that Jamf’s stockholders adopt the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Company Board.” In addition, in considering the recommendation of the Company Board with respect to the Merger Agreement, you should be aware that certain of Jamf’s directors and executive officers have interests that may be different from, or in addition to, the interests of Jamf’s stockholders generally. See the section of this proxy statement titled “The Merger — Interests of Jamf’s Directors and Executive Officers in the Merger.”
Why am I being asked to cast an advisory, non-binding vote to approve the compensation that may be paid or may become payable to Jamf’s named executive officers in connection with the Merger?
The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require Jamf to seek an advisory (non-binding) vote with respect to certain payments that may be made to Jamf’s named executive officers in connection with the Merger.
What will happen if Jamf’s stockholders do not approve the Compensation Proposal?
The vote on the Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Jamf, the Company Board, Parent or the surviving corporation. Accordingly, because Jamf is contractually obligated to pay the compensation, if the Merger Agreement is adopted by the holders of Company Common Stock and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of this advisory, non-binding vote.
What happens if I sell my shares of Company Common Stock before the Special Meeting?
The record date for the Special Meeting is earlier than the date of the Special Meeting. If you sell or transfer your shares of Company Common Stock after the record date, but before the Special Meeting, you will retain your right to vote such shares at the Special Meeting. However, the right to receive the Merger Consideration will pass to the person to whom you transferred your shares. In order to receive the Merger Consideration in connection with the Merger, you must hold your shares of Company Common Stock through the Effective Time. In addition, if you demand appraisal for any of your shares of Company Common Stock, you will lose your right to appraisal with respect to any such shares that you thereafter sell or transfer prior to the Effective Time.
What is a proxy?
A proxy is your legal designation of another person to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”

If a stockholder gives a proxy, how are the shares voted?
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
How do I cast my vote if I am a stockholder of record?
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by Jamf.
If you are a stockholder of record as of the record date, you may vote by submitting your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may also vote your shares by ballot via the Internet during the Special Meeting. Even if you plan to attend the Special Meeting, you are encouraged to submit your vote by proxy as early as possible to ensure that your shares will be represented. For more detailed instructions on how to vote using one of these methods, see the section of this proxy statement titled “The Special Meeting — Voting Procedures.”
If you are a holder of record of shares of Company Common Stock and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares in favor of each of the Merger Proposal, the Compensation Proposal and, if necessary or appropriate, the Adjournment Proposal.
How do I cast my vote if my shares of Company Common Stock are held in “street name” by my bank, broker or other nominee?
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record.
If you are a beneficial owner of shares of Company Common Stock held in “street name,” you must follow the instructions from your bank, broker or other nominee in order to vote such shares. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. Without providing those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.
What will happen if I abstain from voting or fail to vote on any of the proposals?
If you abstain from voting, fail to cast your vote via the Internet during the Special Meeting or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote “AGAINST” the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
Can I change my vote after I have delivered my proxy or my voting instructions?
Yes. If you are a stockholder with shares of Company Common Stock registered in your name as of the record date, you may revoke your proxy at any time prior to the time it is voted by:
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filing with our Secretary a written notice of revocation bearing a later date than the proxy;

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properly providing a new proxy via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities described under the section of this proxy statement titled “The Special Meeting — Voting Procedures;”

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duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary; or

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attending the Special Meeting online and voting electronically during the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices at Jamf Holding Corp., 100 Washington Ave S, Suite 900, Minneapolis, MN, 55401, Attention: Chief Legal Officer and Secretary, before the taking of the vote at the Special Meeting. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to Jamf, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by Jamf prior to the Special Meeting.
If you are a beneficial owner of shares of Company Common Stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares electronically at the Special Meeting.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company Common Stock. If you are a holder of Company Common Stock of record and your shares of Company Common Stock are registered in more than one name, you will receive more than one proxy card. Please submit your proxy and/or voting instructions for each set of materials that you receive to ensure that all your shares of Company Common Stock are voted.
Where can I find the voting results of the Special Meeting?
If available, we may announce preliminary voting results at the conclusion of the Special Meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Jamf files with the SEC are publicly available when filed. For more information, see the section of this proxy statement titled “Where You Can Find Additional Information.”
Am I entitled to rights of appraisal under the DGCL?
If the Merger is completed, and certain conditions set forth in Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of Company Common Stock who continuously hold shares of Company Common Stock through the Effective Time and who do not vote such shares in favor of the adoption of the Merger Agreement, and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person who beneficially owns shares of Company Common Stock through the Effective Time that are not voted in favor of the adoption of the Merger Agreement, and in either case who properly demand appraisal of their applicable shares and do not withdraw their demands or otherwise lose their rights to appraisal, and who otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger under Section 262 of the DGCL. This means such record holders of record and beneficial owners of shares of Company Common Stock will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of record and beneficial owners of Company Common Stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of

Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. See the section of this proxy statement titled “Appraisal Rights.”
When is the Merger expected to be completed?
We are working toward completing the Merger as promptly as possible, and currently expect the transaction to close in the first quarter of 2026, pending the receipt of applicable regulatory approvals and a stockholder vote in favor of the adoption of the Merger Agreement. However, the exact timing of completion of the Merger cannot be accurately predicted, because the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Parent’s, Merger Sub’s and the Company’s respective obligations to consummate the Merger, some of which are not within the parties’ control.
What effect will the Merger have on Jamf?
If the Merger is consummated, Merger Sub will be merged with and into Jamf, the separate corporate existence of Merger Sub will thereupon cease, and Jamf will continue to exist following the Merger as a wholly owned subsidiary of Parent. Following completion of the Merger, shares of Company Common Stock will be delisted from Nasdaq, and the registration of shares of Company Common Stock under the Exchange Act will be terminated.
What happens if the Merger is not completed?
If the Merger Proposal is not approved by Jamf stockholders, or if the Merger is not completed for any other reason, the holders of Company Common Stock will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Company Common Stock. Company Common Stock will continue to be registered under the Exchange Act and listed and traded on Nasdaq. Under certain circumstances, if the Merger is not completed, Jamf may be obligated to pay to Parent the Company Termination Fee or Parent may be obligated to pay to Jamf the Parent Termination Fee, as applicable. For more information, see the section of this proxy statement titled “The Merger Agreement — Termination Fees and Expenses.”
What is householding and how does it affect me?
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. If your shares are held in “street name,” you will receive your proxy card or other voting information from your bank, broker or other nominee and you will return your proxy card(s) to your bank, broker or other nominee. You should vote on and sign each proxy card you receive as discussed above. To request that only one copy of any of these materials be mailed to your household, please contact your bank, broker or other nominee.
Who can help answer my questions?
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: (877) 825-8793
Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This proxy statement contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including statements regarding the Merger, stockholder approvals, the expected timetable for completing the Merger, the expected benefits of the Merger, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events or operating or financial performance. For example, all statements we make relating to our expectations relating to the Merger and the transactions contemplated by the Merger Agreement, our estimated and projected costs, expenditures, cash flows, growth rates, and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:
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failure to obtain the required vote of Jamf’s stockholders in connection with the Merger;

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the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement;

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the risk that the conditions to closing of the Merger may not be satisfied or waived;

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the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated;

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potential litigation relating to, or other unexpected costs resulting from, the Merger;

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legislative, regulatory, and economic developments;

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risks that the Merger disrupts Jamf’s current plans and operations;

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the risk that certain restrictions during the pendency of the Merger may impact Jamf’s ability to pursue certain business opportunities or strategic transactions;

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the diversion of management’s time on transaction-related issues;

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continued availability of capital and financing and rating agency actions;

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the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company Common Stock, credit ratings or operating results;

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certain restrictions during the pendency of the Merger that may impact Jamf’s ability to pursue certain business opportunities or strategic transactions;

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the risk that the Merger and its announcement could have an adverse effect on the ability of Jamf to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers;

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the impact of adverse general and industry-specific economic and market conditions and reductions in IT spending, including uncertainty caused by economic downturns, supply chain disruptions, and volatility in the global trade environment including increased and proposed tariffs and potentially retaliatory trade regulations;

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the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, including the effects of proposed or imposed tariffs that may apply to the production or components of Apple products, and failure of enterprises to adopt Apple products;

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the potentially adverse impact of changes in features and functionality by Apple and other third parties on our engineering focus or product development efforts;

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changes in our continued relationship with Apple;

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the fact that we are not party to any exclusive agreements or arrangements with Apple;

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our reliance, in part, on channel and other partners for the sale and distribution of our products;

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our ability to successfully develop new products or materially enhance current products through our research and development efforts;

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our ability to continue to attract new customers and maintain and expand our relationships with our current customers;

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our ability to correctly estimate market opportunity and forecast market growth;

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our ability to effectively manage our future growth;

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our dependence on one of our products for a substantial portion of our revenue;

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our ability to change our pricing models, if necessary, to compete successfully;

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our ability to meet service-level commitments under our subscription agreements;

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our ability to maintain, enhance, and protect our brand;

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our ability to attract and retain highly qualified personnel, including as a result of our recent strategic reinvestment plan;

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the ability of Jamf Nation to thrive and grow as we expand our business and the potential impact of inaccurate, incomplete, or misleading content that is posted on Jamf Nation;

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our ability to offer high-quality support;

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risks and uncertainties associated with acquisitions, divestitures, and strategic investments, including our ability to integrate our recent acquisition of Identity Automation;

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our ability to predict and respond to rapidly evolving technological trends and our customers’ changing needs;

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our ability to effectively implement, use, and market artificial intelligence/machine learning technologies;

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our ability to compete with existing and new companies;

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risks associated with competitive challenges faced by our customers;

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the impact of our often long and unpredictable sales cycle;

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our ability to effectively expand and develop our sales and marketing capabilities;

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the risks associated with free trials and other inbound, lead-generation sales strategies;

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the risks associated with indemnity provisions in our contracts;

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risks associated with cybersecurity events;

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the impact of real or perceived errors, failures, or bugs in our products;

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the impact of general disruptions to data transmission;

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risks associated with stringent and changing privacy laws, regulations, and standards, and information security policies and contractual obligations related to data privacy and security;

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the risks associated with intellectual property infringement, misappropriation, or other claims;

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our reliance on third-party software and intellectual property licenses;

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our ability to obtain, protect, enforce, and maintain our intellectual property and proprietary rights;

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the risks associated with our use of open source software in our products;

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risks associated with our recent systems transformation implementation;

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the impact of delays or outages of our cloud services from any disruptions, capacity limitations, or interferences of third-party data centers that host our cloud services, including Amazon Web Services and Azure;

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risks related to our indebtedness, including our ability to raise the funds necessary to settle conversions of our convertible senior notes, repurchase our convertible senior notes upon a fundamental change, or repay our convertible senior notes in cash at their maturity;

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risks related to regional instabilities and hostilities (including the impact of the wars in Israel and Eastern Europe, and heightened tensions between China and Taiwan and any escalation of the foregoing), government trade or similar regulatory actions, and other general political conditions globally and in the markets in which we do business; and

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other factors disclosed in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by our subsequent Quarterly Reports on Form 10-Q.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our subsequent Quarterly Reports on Form 10-Q. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this proxy statement are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as otherwise required by law.

THE PARTIES
Jamf Holding Corp.
Jamf Holding Corp.
100 Washington Ave S, Suite 900
Minneapolis, MN
(612) 605-6625
Jamf is the standard in managing and securing Apple at work, and we are the only company in the world that provides a complete management and security solution for an Apple-first environment that is designed to be enterprise secure, consumer simple, and protective of personal privacy. We help IT and security teams confidently protect the devices, data, and applications used by their workforce, while providing employees with the powerful and intended Apple experience. With Jamf’s solution, devices can be deployed to employees brand new in the shrink-wrapped box, set up automatically and personalized at first power-on and administered continuously throughout the lifecycle of the device.
Jamf was founded in 2002, around the same time that Apple was leading an industry transformation. Apple transformed the way people access and utilize technology through its focus on creating a superior consumer experience. With the release of revolutionary products like the Mac, iPod, iPhone, iPad, Apple Watch, and Apple TV, Apple built one of the world’s most valuable brands and became ubiquitous in everyday life.
We have built our company through a primary focus on being the leading solution for Apple in the enterprise because we believe that due to Apple’s broad range of devices, combined with the changing demographics of today’s workforce and their strong preference for Apple, Apple will become the number one device ecosystem in the enterprise by the end of this decade. Jamf is the leading Apple enterprise management provider and is strongly positioned to extend that leadership across the broader enterprise market as Apple gains marketshare. Through our long-standing relationship with Apple, we have accumulated significant Apple technical experience and expertise that give us the ability to fully and quickly leverage and extend the capabilities of Apple products, operating systems, and services, while protecting devices with our differentiated Apple-first security solutions. This expertise enables us to fully support new innovations and operating system releases the moment they are made available by Apple. This focus has allowed us to create a best-in-class user experience in the enterprise.
We sell our SaaS solutions via a subscription model, through a direct sales force, online, and indirectly via our channel and other strategic partners, including Apple. Our multi-dimensional go-to-market model and primarily cloud-deployed offering enable us to reach organizations around the world, large and small, with our software solutions.
Shares of Company Common Stock are listed on Nasdaq under the symbol “JAMF.” Our principal executive offices are located at 100 Washington Ave S, Suite 900, Minneapolis, MN. Our telephone number is (612) 605-6625. Our website address is www.jamf.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about the Company is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”
Jawbreaker Parent, Inc.
Jawbreaker Parent, Inc.
c/o Francisco Partners Management, L.P.
One Letterman Drive, Building C — Suite 410
San Francisco, CA 94129
(415) 418-2900
Parent was formed on October 27, 2025 by affiliates of Francisco Partners solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Upon completion of the Merger, Jamf will be a wholly owned subsidiary of Parent.
Jawbreaker Merger Sub, Inc.
Jawbreaker Merger Sub, Inc.
c/o Francisco Partners Management, L.P.
One Letterman Drive, Building C — Suite 410
San Francisco, CA 94129
(415) 418-2900
Merger Sub is a wholly owned subsidiary of Parent and was formed on October 27, 2025 by Parent solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Upon completion of the Merger, Merger Sub will cease to exist.
Parent and Merger Sub are affiliates of Francisco Partners. Francisco Partners is a leading global investment firm that specializes in partnering with technology and technology-enabled businesses. At the Effective Time (as defined in the section of this proxy statement titled “The Merger”), the surviving corporation will be indirectly majority owned by affiliates of Francisco Partners.
In connection with the transactions contemplated by the Merger Agreement, certain lenders have committed to provide debt financing in connection with the Merger. The amounts committed under the Debt Commitment Letter will be used for the purpose of, among other things, allowing Parent and/or Merger Sub to fund a portion of the aggregate Merger Consideration, repay in full all of the outstanding indebtedness under Jamf’s credit agreement, finance the fundamental change repurchase offer for Jamf’s outstanding convertible senior notes, and pay related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Debt Financing and the Equity Financing). For more information, see the section of this proxy statement titled “The Merger — Financing of the Merger.”
In addition, the Guarantors have provided Parent with an equity commitment. The amounts committed under the Equity Commitment Letter will be used solely for the purpose of allowing Parent and/or Merger Sub to fund a portion of the aggregate Merger Consideration and to pay related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Merger). In addition, the Guarantors have agreed to guarantee the payment of certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement. For more information, see the section of this proxy statement titled “The Merger — Financing of the Merger.”

THE SPECIAL MEETING
We are furnishing this proxy statement to the holders of Company Common Stock as part of the solicitation of proxies by the Company Board for use at the Special Meeting and at any adjournments or postponements thereof.
Date, Time and Place
The Special Meeting will be held virtually on            , at             Eastern time. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/JAMF2026SM, where you, or your proxy, will be able to vote electronically and examine the list of stockholders entitled to vote at the Special Meeting during the Special Meeting. Jamf is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools.
Purpose of the Special Meeting
At the Special Meeting, holders of Company Common Stock will be asked to consider and vote on the following proposals:
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a proposal to adopt the Merger Agreement (the “Merger Proposal”);

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a proposal to approve, on an advisory, non-binding basis, the specified compensation that will or may be paid or become payable to Jamf’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

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a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

A copy of the Merger Agreement is attached as Annex A to this proxy statement.
Recommendation of the Company Board
The Company Board has unanimously (i) determined that it is in the best interests of Jamf and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger, upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by Jamf, the performance by Jamf of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) resolved to recommend that Jamf’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted to Jamf’s stockholders for consideration by Jamf’s stockholders at a meeting thereof. Accordingly, the Company Board recommends that stockholders vote “FOR” the Merger Proposal, “FOR” the advisory, non-binding Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.
For a discussion of the material factors that the Company Board considered in determining to recommend the adoption of the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Company Board.”
Record Date and Stockholders Entitled to Vote
Only holders of Company Common Stock of record as of the close of business on            , 2025, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Company Common Stock they held on the record date at the Special Meeting. As of the close of business on the record date,             shares of Company Common Stock were issued and outstanding and entitled to be voted at the Special Meeting. On each of the proposals presented at the Special Meeting, each holder of Company Common Stock is entitled to one vote for each share of Company Common Stock held by such stockholder on the record date. Assuming a quorum is present, the adoption of the Merger Agreement by the holders of Company Common Stock requires the affirmative vote of stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote thereon as of the close of business on the record date.

A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting beginning ten days prior to the Special Meeting and ending on the date of the Special Meeting at our corporate headquarters and principal executive offices located at 100 Washington Ave S, Suite 900, Minneapolis, MN 55401. Such list will also be available during the webcast of the virtual meeting at www.virtualshareholdermeeting.com/JAMF2026SM.
Quorum
The representation in person or by proxy of at least a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. If a quorum shall fail to attend the Special Meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of Company Common Stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another time and/or place. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum.
If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.
Vote Required
Adoption of the Merger Proposal
Assuming a quorum is present, the approval of the Merger Proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote as of the close of business on the record date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.
Under the Merger Agreement, stockholder approval of the Merger Proposal is a condition to the consummation of the Merger.
Approval of the Compensation Proposal
Assuming a quorum is present, the approval of the Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of the holders of a majority of the shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Compensation Proposal and abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal.
The vote on the Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Jamf, the Company Board, Parent or the surviving corporation. Accordingly, because Jamf is contractually obligated to pay the compensation, if the Merger Agreement is adopted by the holders of Company Common Stock and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory, non-binding vote.
Approval of the Adjournment Proposal
Assuming a quorum is present, the approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Adjournment Proposal and abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Jamf does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.
Tabulation of Votes; Results
Jamf will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the Special Meeting.
Voting Procedures
Whether or not you plan to attend the Special Meeting virtually and regardless of the number of shares of Company Common Stock you own, your careful consideration of, and vote on, the Merger Agreement is important and we encourage you to vote promptly.
To ensure that your shares of Company Common Stock are voted at the Special Meeting, we recommend that you promptly submit your proxy, even if you plan to attend the Special Meeting virtually, using one of the following three methods:
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Via the Internet. Follow the instructions for Internet voting shown on the proxy card mailed to you.

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By Telephone. Follow the instructions for telephone voting shown on the proxy card mailed to you.

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By Proxy Card. Complete, sign, date and return the enclosed proxy card by mail in the prepaid reply envelope.

The Internet and telephone procedures for submitting proxies are designed to authenticate your identity and to allow you to cause your shares of Company Common Stock to be voted for the matters brought before the Special Meeting as described in this proxy statement and confirm that your proxy has been properly recorded.
Proxies submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by             Eastern time, on            .
If you submit your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail, the persons named as proxies will vote your shares according to your instructions. If you are a stockholder with shares of Company Common Stock registered in your name and submit your proxy but do not direct the persons named as proxies how to vote your shares on a proposal to be brought before the Special Meeting, the persons named as proxies will vote your shares in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
If a beneficial owner of shares of Company Common Stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon one or more matters for which the applicable rules provide discretionary authority or for which voting instructions have been provided but do not vote on a particular proposal because they do not have discretionary authority to vote on that matter and have not received specific voting instructions on that matter from the beneficial owner of relevant shares. Jamf does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If you are a beneficial owner of shares of Company Common Stock held in “street name” by a bank, broker or other nominee, you must follow the instructions from your bank, broker or other nominee in order to vote your shares. If you follow the instructions from your bank, broker or other nominee for voting your shares, then your bank, broker or other nominee will vote your shares according to your instructions. Under applicable rules, your bank, broker or other nominee has authority to vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. If you do not provide voting instructions to your bank, broker or other nominee on a proposal to be brought before the Special Meeting, your shares will not be voted on that proposal, and if you do not provide voting instructions on any of the proposals to be brought before the Special Meeting, your shares will not be deemed to be in attendance at the meeting.
Revocation of Proxies
If you are a stockholder with shares of Company Common Stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by:
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filing with our Secretary a written notice of revocation bearing a later date than the proxy;

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properly providing a new proxy via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities described under “The Special Meeting — Voting Procedures;”

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duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary; or

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attending the Special Meeting online and voting electronically during the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices at Jamf Holding Corp., 100 Washington Ave S, Suite 900, Minneapolis, MN, 55401, Attention: Chief Legal Officer and Secretary, before the taking of the vote at the Special Meeting. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the Special Meeting. If you are a beneficial owner of shares of Company Common Stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares electronically at the Special Meeting.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Voting at the Special Meeting
The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/JAMF2026SM. There will be no physical location for stockholders to attend. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/JAMF2026SM and using the 16-digit control number included in your proxy materials.
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Stockholders of record:   If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available on www.virtualshareholdermeeting.com/JAMF2026SM.

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Stockholders holding shares in “street” name:   If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Company Common Stock you held as of the record date, your name and email address. If you hold your Company Common Stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/JAMF2026SM.
You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/JAMF2026SM.
If you hold your Company Common Stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting. For beneficial owners of shares of Company Common Stock held in “street name,” in addition to providing identification as outlined for record holders above, you will need a legal proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Please note, however, that unless you have a legal proxy from your bank, broker or other nominee, you will not be able to vote any shares held in “street name” virtually at the Special Meeting. Please note that even if you plan to attend the Special Meeting, we recommend that you submit a proxy by Internet, telephone or by mail, using the enclosed proxy card in advance, to ensure that your shares will be represented.
Solicitation of Proxies
The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request banks, brokers and other nominees to solicit their customers who have Company Common Stock registered in their names and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice and SEC and Nasdaq regulations. We may also use the services of our directors, officers and other employees to solicit proxies, personally, by telephone or by electronic means, without additional compensation. In addition, the Company has retained Innisfree M&A Incorporated to solicit proxies at a total cost to the Company of approximately $25,000.
Adjournments
The Special Meeting may be adjourned from time to time to another time and/or place under our Bylaws by the chair of the meeting or by the holders of a majority of the voting power of the shares of Company Common Stock entitled to vote who are present, in person or by proxy. Under our Bylaws, notice need not be given of any such adjournment of less than 30 days if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned special meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present virtually and vote at such adjourned meeting will be given to each stockholder of record entitled to receive notice of the meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the time such proxies are voted at the reconvened meeting.
The Adjournment Proposal set forth in this proxy statement relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies to obtain the Requisite Stockholder Approval to adopt the Merger Agreement. Jamf retains full authority to the extent set forth in its Bylaws and Delaware law to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the vote or consent of any Jamf stockholder.
Voting by Jamf Directors and Executive Officers
As of the record date for the Special Meeting, the directors and executive officers of Jamf beneficially owned in the aggregate approximately             shares of Company Common Stock, or approximately       % of the outstanding shares of Company Common Stock. Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their respective shares of Company Common Stock (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.
Certain of Jamf’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of Jamf’s stockholders generally. For more information, see the section of this proxy statement titled “The Merger — Interests of Jamf’s Directors and Executive Officers in the Merger.”
Voting Agreements
In connection with the consummation of the transactions contemplated by the Merger Agreement, certain stockholders of Jamf have executed the Voting Agreements in favor of Parent concurrently with the execution of the Merger Agreement, pursuant to which such stockholders have agreed, among other things, to vote all shares of outstanding Company Common Stock owned by them, collectively constituting approximately 35.2% of the outstanding shares of Company Common Stock as of November 20, 2025, in favor of the approval and adoption of the Merger Agreement. The adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is the only vote or approval of the holders of any of the Company’s capital stock necessary to adopt the Merger Agreement and consummate the Merger. The Voting Agreements terminate upon a Company Board Recommendation Change. For more information, see the section of this proxy statement titled “Voting Agreements.”
Assistance
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: (877) 825-8793
Banks and Brokers may call collect: (212) 750-5833

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
As discussed elsewhere in this proxy statement, at the Special Meeting holders of Company Common Stock will consider and vote on a proposal to adopt the Merger Agreement (referred to as the “Merger Proposal”). The Merger cannot be completed without the adoption of the Merger Agreement by the requisite vote of Jamf stockholders. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger, including the information set forth under the sections of this proxy statement titled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.
Assuming a quorum is present, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock as of the close of business on the record date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.
The Company Board unanimously recommends a vote “FOR” the approval of the Merger Proposal.

PROPOSAL 2: APPROVAL OF THE COMPENSATION ADVISORY PROPOSAL
Pursuant to Section 14A of the Exchange Act, Jamf is required to submit a proposal to its stockholders to approve, on an advisory, non-binding basis, the “golden parachute” compensation payments that will or may be made by Jamf to its named executive officers in connection with the Merger. This proposal, commonly known as a “say on golden parachute” proposal, gives stockholders the opportunity to vote on an advisory, non-binding basis on the “golden parachute” compensation payments that will or may be paid by Jamf to its named executive officers in connection with the Merger (referred to as the “Compensation Proposal”).
The “golden parachute” compensation that Jamf’s named executive officers will or may be entitled to receive from Jamf in connection with the Merger is summarized in the table that appears in the section of this proxy statement titled “The Merger — Interests of Jamf’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits.” Such summary, in tabular form, includes the compensation and benefits that will or may be paid by Jamf to its named executive officers in connection with the Merger.
The Company Board encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.
The Company Board unanimously recommends that the stockholders of Jamf approve the following resolution:
“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Jamf to its named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Quantification of Payments and Benefits table and the related narrative disclosures.”
Assuming a quorum is present, the approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Compensation Proposal and abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal.
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Since the vote on the Compensation Proposal is advisory only, it will not be binding on either Parent or Jamf. Accordingly, if the Merger Proposal is approved and the Merger is consummated, the compensation payments that are contractually required to be paid by Jamf to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of the holders of Company Common Stock on the Compensation Proposal.
The Company Board unanimously recommends a vote “FOR” the approval of the advisory, non-binding Compensation Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
We are asking that you approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (referred to as the “Adjournment Proposal”).
Jamf is asking stockholders to authorize the holder of any proxy solicited by the Company Board to vote in favor of any adjournment of the Special Meeting, if necessary or appropriate, as determined by Jamf, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting.
Assuming a quorum is present, the approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Adjournment Proposal and abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Jamf does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.
The Company Board unanimously recommends a vote “FOR” approval of the Adjournment Proposal.

THE MERGER
General Description of the Merger
Jamf, Parent and Merger Sub entered into the Merger Agreement on October 28, 2025. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into Jamf, the separate corporate existence of Merger Sub will thereupon cease, and Jamf will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.
At the Effective Time, and without any action by any stockholder, except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock held by Jamf as treasury stock, owned by Parent or Merger Sub immediately prior to the Effective Time or for which statutory rights of appraisal have been properly exercised in accordance with Section 262 of the DGCL) will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration.
Background of the Merger
As part of Jamf’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Company Board, along with Jamf management, periodically reviews, considers and assesses the operations and financial performance of Jamf, as well as overall industry conditions. These reviews include, among other matters, potential opportunities for business combinations, acquisitions and other financial and strategic alternatives, including, but not limited to, in response to indications of interest received from third parties, in each instance, with a view towards enhancing stockholder value.
On February 21, 2023, representatives of Francisco Partners contacted representatives of the Vista Stockholders on an unsolicited basis, requesting an introductory meeting with Jamf to generally discuss the software security industry. Representatives of the Vista Stockholders promptly informed Mr. Dean Hager, the Chief Executive Officer of Jamf at that time, of this request and an in-person meeting was arranged between Jamf and Francisco Partners for April 26, 2023.
In early April 2023, representatives of one of Jamf’s investment banking contacts informed Mr. Hager that a financial sponsor (“Party A”) had expressed interest in meeting with Mr. Hager to discuss the software security industry generally.
On April 5, 2023, representatives of a potential financial sponsor counterparty (“Party B”) contacted Mr. Hager, on an unsolicited basis, to arrange a meeting with Mr. Hager to discuss the software security industry generally.
On April 18, 2023, representatives of one of Jamf’s investment banking contacts relayed to Mr. Ian Goodkind, Chief Financial Officer of Jamf at that time, that a financial sponsor (“Party C”) had expressed interest in discussing a potential transaction with Jamf. Mr. Goodkind suggested that Party C be informed to contact members of the Company Board to express Party C’s interest.
On April 26, 2023, Mr. Hager and Mr. John Strosahl, President and Chief Operating Officer of the Company at that time, met with representatives of Francisco Partners and provided an overview of Jamf’s business. No proposal was made during the meeting regarding a potential acquisition or other transaction between Francisco Partners and the Company.
Also on April 26, 2023, Mr. Hager met with representatives of Party B. During this meeting, representatives of Party B relayed that Party B had an interest in discussing a potential transaction with Jamf, but no proposal was made by Party B at that time. Following the April 26, 2023 meeting, representatives of Party B requested a meeting with Mr. Strosahl and Mr. Goodkind to further discuss a potential transaction with Jamf.
Later in the day on April 26, 2023, Mr. Hager met with Mr. Michael Fosnaugh, Chairman of the Company Board, to update him regarding the discussion with Francisco Partners and the inbound interest received from each of Party A, Party B and Party C.

On May 2, 2023, the Company Board held a regularly scheduled meeting with representatives of Kirkland & Ellis LLP (“Kirkland”), Jamf’s outside legal advisor, in attendance, to discuss, among other topics, inbound interest regarding a potential transaction received from, and the current state of discussions with, each of Francisco Partners and Party A, Party B, and Party C. Mr. Hager provided the Company Board with an update on the discussions held to date with each of Francisco Partners and Party A, Party B, and Party C. Also at this meeting, representatives of Kirkland reviewed with the Company Board its fiduciary duties under Delaware law as well as other process considerations in connection with a potential strategic review process (including a potential sale of the Company). Following discussion, the Company Board instructed Jamf management to continue engaging with the various parties and to update the Company Board on a regular basis about those engagements.
On May 4, 2023, Jamf announced via press release that Mr. Hager would be retiring as Chief Executive Officer of Jamf effective September 1, 2023, but that Mr. Hager would continue to serve as a member of the Company Board, and that Mr. Strosahl would assume the role of Chief Executive Officer effective as of September 2, 2023.
On May 9, 2023, Mr. Hager received an email from representatives of Party B requesting an introductory meeting with Mr. Hager. On May 10, 2023, Mr. Hager and representatives of Party B held a meeting in which they discussed, among other things, the software security industry generally. During this meeting, representatives of Party B also requested a follow-up meeting with Mr. Strosahl given his upcoming appointment as Chief Executive Officer, which was scheduled for May 23, 2023.
On May 19, 2023, Mr. Hager held a meeting with representatives of Party A in which they discussed Jamf’s business and the software security industry generally.
On May 23, 2023, Mr. Hager and Mr. Strosahl held a meeting with representatives of Party B, in which they discussed the software security industry generally. Additionally, Mr. Hager and Mr. Strosahl advised representatives of Party B that any further communications or requests for meetings should be directed to Mr. Fosnaugh. Later in the day on May 23, 2023, representatives of Party B contacted Mr. Fosnaugh to schedule a meeting.
On May 31, 2023, representatives of Party B had a meeting with Mr. Fosnaugh in which they expressed Party B’s interest in an additional meeting with members of Jamf management. A meeting was arranged for the following day.
On June 1, 2023, Messrs. Hager, Goodkind and Strosahl held a meeting with representatives of Party B in which they discussed Jamf’s business and the software security industry generally.
On June 8, 2023, a representative of Francisco Partners who previously had met with Mr. Hager on April 26, 2023, emailed Mr. Fosnaugh, informing him that Francisco Partners decided that it was not interested in pursuing a potential transaction involving Jamf at this time.
On June 9, 2023, representatives of a potential financial sponsor counterparty (“Party D”) contacted Mr. Fosnaugh and requested an introductory meeting with Jamf to discuss the software security industry generally. Later that day, Mr. Fosnaugh introduced Mr. Hager and Mr. Strosahl via email to a representative of Party D and a meeting was scheduled between representatives of Party D and Messrs. Hager and Strosahl for June 30, 2023.
On June 20, 2023, representatives of Party B contacted Mr. Hager to reiterate Party B’s interest in a potential transaction with Jamf. During this conversation, representatives of Party B requested non-public financial information from Jamf regarding its outlook for Jamf’s second fiscal quarter so that Party B could prepare a proposal to acquire Jamf. Mr. Hager indicated that, as a public company, there was sufficient public information available about Jamf for Party B to prepare an initial indication of interest. Mr. Hager informed Mr. Fosnaugh of this conversation.
On June 26, 2023, representatives of Party B requested a call with Mr. Fosnaugh, which was scheduled for June 29, 2023. During that call, Party B requested access to non-public information, and Mr. Fosnaugh explained that Jamf would not provide such access at that time, and if Party B was interested in pursuing a potential transaction, Party B should submit an indication of interest.

On June 30, 2023, Messrs. Hager and Strosahl held a meeting with representatives of Party D in which they discussed Jamf’s business and the software security industry generally.
On August 28, 2023, Messrs. Hager and Strosahl held a meeting with representatives of Party B in which they discussed, among other things, the software security industry generally.
On September 24, 2023 and October 24, 2023, Mr. Strosahl held a meeting with representatives of Party B, at which they discussed Jamf’s business, the software security industry and general market conditions.
On November 27, 2023, Mr. Strosahl held a meeting with representatives of Party A in which they discussed Jamf’s business and the software security industry generally.
On December 11, 2023, after an introduction by representatives of an investment banking firm, Mr. Strosahl held an introductory meeting with representatives of a potential financial sponsor counterparty (“Party E”) in which they discussed Jamf’s business and the software security industry generally.
On June 10, 2024, after an introduction by representatives of an investment banking firm, Mr. Strosahl held an introductory meeting with representatives of a potential financial sponsor counterparty (“Party F”) and discussed the software security industry generally.
On October 7, 2024, representatives of Party F contacted Mr. Strosahl to schedule a meeting between representatives of the Company and representatives of each of Party F and Party E, which was scheduled for October 17, 2024. That same day, Mr. Strosahl informed Mr. Fosnaugh of this outreach.
On October 17, 2024, Mr. Strosahl held a meeting with representatives of Party E in which they discussed the software security industry generally. Following this meeting, Mr. Strosahl and representatives of Party E agreed to meet in-person in Minneapolis, Minnesota on October 24, 2024.
From time to time, Jamf management met with certain financial advisors and investment bankers to discuss Jamf’s business and strategic opportunities. On October 22, 2024, Jamf management met with representatives of Citi to discuss recent mergers and acquisitions activity in the security and infrastructure sector.
On October 24, 2024, a representative of Citi introduced Mr. Strosahl to representatives of a potential financial sponsor counterparty (“Party G”).
Also on October 24, 2024, Mr. Strosahl held a meeting with representatives of Party E in which they discussed, among other things, the software security industry generally.
On October 28, 2024, Mr. Strosahl held a meeting with representatives of Party G in which they discussed, among other things, the software security industry generally.
Also on October 28, 2024, Mr. Strosahl was introduced by a representative of an investment banking firm to the Chief Executive Officer of a potential strategic company counterparty (“Party H”).
Over the course of several months beginning on November 26, 2024, representatives of Jamf met with representatives of Party H to discuss each party’s business and products and the potential benefits that could be achieved through the potential integration of the two parties’ products and, on December 2, 2024, Jamf entered into a confidentiality agreement with Party H for purposes of facilitating access to certain non-public information relating to Jamf. On each of February 24, 2025 and April 9, 2025, Mr. Fosnaugh had a call with a representative of Party H in which the representative of Party H confirmed Party H’s interest in a potential transaction and indicated that Party H was continuing to review the non-public information relating to Jamf.
On March 10, 2025, a representative of Citi connected representatives of a potential financial sponsor counterparty (“Party I”) to Mr. Strosahl.
On April 22, 2025, representatives of Jamf held a meeting with representatives of Party I to discuss Jamf’s business and the security software industry generally.

On May 1, 2025, representatives of Jamf held a meeting with representatives of Party H in which they discussed potential synergies between Jamf and Party H and agreed to further discuss a potential OEM partnership.
On June 16, 2025, Mr. Strosahl and Mr. Fosnaugh received via email an unsolicited indication of interest (the “June 16 IOI”) from representatives of Party E and Party F (Party E and Party F together, the “Joint Bidders”). In the June 16 IOI, the Joint Bidders made a non-binding all-cash proposal to acquire 100% of the fully diluted shares of Company Common Stock at a price of $13.00 per share, which represented a 36% premium to Jamf’s closing stock price on that day of $9.55 per share. The indication of interest also contained customary provisions regarding the Joint Bidders’ expectations for due diligence and next steps.
On June 25, 2025, the Company Board met with members of Jamf management and representatives of Kirkland in attendance to discuss the June 16 IOI submitted by the Joint Bidders. Mr. Fosnaugh provided an update on the history of discussions with the Joint Bidders and the material terms of the Joint Bidders’ proposal, which previously had been shared with the Company Board. Representatives of Kirkland then reviewed with the Company Board various legal considerations in connection with the Company Board’s process for evaluating the June 16 IOI and any potential alternative transactions and provided an overview of the Company Board’s fiduciary duties under Delaware law in connection therewith. After discussion, the Company Board instructed Jamf’s management to prepare long-range projections, including sensitivities, to be reviewed by the Company Board at a subsequent meeting. The Company Board then discussed engaging a financial advisor to assist Jamf in connection with a potential sale transaction. The Company Board considered multiple potential financial advisors and discussed certain strengths and considerations relating to each of them. Following discussion, the Company Board determined that Jamf management should contact, and Jamf subsequently engaged, Citi as Jamf’s financial advisor given, among other things, Citi’s knowledge of the Company’s business and industry, its recent experience in M&A transactions in the Company’s industry and its familiarity with potential bidders. The Company Board then determined that Mr. Strosahl would be the Company’s primary point of contact with the Joint Bidders and directed him to communicate to the Joint Bidders that the Company had reviewed their June 16 IOI and would need additional time to review the proposal.
On June 26, 2025, a representative of Party F responded to Mr. Strosahl and the parties agreed to meet the next day.
On June 27, 2025, Mr. Strosahl met with representatives of the Joint Bidders and informed them that the Company Board required additional time to evaluate the June 16 IOI, and would revert once the evaluation was complete.
In the first half of July 2025, a representative of Party F contacted Mr. Strosahl on multiple occasions via email requesting an update on Jamf’s progress and also requesting that the parties enter into a confidentiality agreement so that the Joint Bidders could begin to work through a list of their initial due diligence requests and hold additional meetings.
On July 15, 2025, Mr. Strosahl informed the Joint Bidders that a Company Board meeting had been scheduled for early in the week of July 21, 2025 that would include the Company Board’s financial advisor for purposes of discussing the Joint Bidders’ June 16 IOI. Mr. Strosahl also informed the Joint Bidders that he would relay feedback from the Company Board after the July 21, 2025 meeting.
On July 21, 2025, the Company Board held a meeting at which representatives of Citi and representatives of Kirkland were in attendance. During this meeting, Citi discussed with the Company Board certain preliminary financial information relating to Jamf, Jamf’s recent operational performance, including (among other things) Jamf’s decelerating revenue growth rate relative to selected companies in Jamf’s industry, and Jamf’s recent stock price performance (including that Jamf’s stock price had decreased 15% since the date on which the June 16 IOI was submitted). Jamf management presented to and discussed with the Company Board management’s preliminary draft long-range projections for Jamf (the “July Company Forecasts”) and related material assumptions. The Company Board also discussed various headwinds facing Jamf’s business and growth prospects. Citi then discussed with the Company Board various potential responses to the Joint Bidders’ June 16 IOI, including certain advantages and potential drawbacks relating to such responses, and outlined potential next steps, which included contacting other potentially interested parties (including both strategic companies and financial sponsors) with respect to a possible sale transaction involving Jamf. Representatives of Citi then left the meeting. Further discussion ensued wherein the Company Board decided to take additional time to review the July Company Forecasts. The Company Board also decided to instruct Citi to contact certain parties potentially interested in an acquisition of Jamf, subject to further discussion regarding the timing of such outreach. Finally, the Company Board directed Mr. Strosahl to communicate to the Joint Bidders that their bid was insufficient, and that, upon entering into a satisfactory confidentiality agreement with Jamf, the Joint Bidders would be permitted to review limited non-public information relating to Jamf to enable the Joint Bidders to submit an increased proposal.
On July 22, 2025, Mr. Strosahl met with a representative of the Joint Bidders. In that meeting, Mr. Strosahl relayed that the Company Board had authorized him to inform the Joint Bidders that they could conduct limited due diligence with a view towards improving their June 16 IOI and that they should coordinate with representatives of Citi to facilitate that access after the parties had entered into a confidentiality agreement appropriate for such purposes. After the meeting, Mr. Strosahl introduced the Joint Bidders to representatives of Citi.
On July 24, 2025, the Company Board held a meeting, at which representatives of Citi and Kirkland were in attendance, to further review the July Company Forecasts and to discuss the current status of conversations with the Joint Bidders and next steps regarding the outreach to certain potential financial sponsors and strategic parties potentially interested in an acquisition of Jamf. Citi updated the Company Board on the recent conversations with the Joint Bidders and informed the Company Board that a meeting had been scheduled for August 11, 2025 between representatives of the Joint Bidders and Jamf management. Citi also provided an update regarding Jamf’s strategic review process generally, including that 30 potential counterparties had been identified, consisting of 15 publicly traded strategic companies and 15 financial sponsors, including two financial sponsors that owned strategic portfolio companies (collectively, the “Outreach Parties”). After discussion, the Company Board determined that, in light of the time it would likely take potential strategic acquirors to engage in exploring a potential acquisition transaction (among other reasons), Citi should proceed with contacting potentially interested strategic acquirors before contacting potential financial sponsor acquirors. Also at this meeting, Jamf management presented an extended long-range plan, which reflected the same information as contained in the July Company Forecasts (including, among other things, reaccelerating revenue growth rates beginning in 2026), with extended assumptions of financial performance through 2034 (the “Company Growth Forecasts”). The Company Board discussed with Jamf management the assumptions contained in the Company Growth Forecasts, including the market challenges and execution risks associated with achieving the Company Growth Forecasts. After further discussion, the Company Board approved the Company Growth Forecasts and determined to provide the portion of the Company Growth Forecasts for fiscal years 2025 through 2029 to the Joint Bidders and other potential acquirors (the “Bidder Projections”). The Company Board also instructed Jamf management to prepare an alternative case that contained certain risk-adjusted assumptions regarding the growth prospects of Jamf based on the current trajectory of Jamf (the “Current Trajectory Forecasts”), which the Company Board determined (subject to review and approval of such case) would be intended to be used as the basis for the Company Board’s evaluation of a transaction and Citi’s use and reliance in connection with its financial analyses and opinion in connection with a transaction.
Over a period of several days, beginning on August 1, 2025, in accordance with the Company Board’s instructions at its July 24, 2025 meeting, representatives of Citi commenced contacting the Outreach Parties, a strategic company (“Party K”) and Party A, which was invited to participate on a standalone basis and not through one of its portfolio companies that recently had completed a distressed debt exchange. 15 of the Outreach Parties, consisting of 10 financial sponsors and five strategic companies, entered into confidentiality agreements with Jamf. Party H previously had executed a confidentiality agreement with Jamf on terms similar to the confidentiality agreement executed by other potential counterparties and did not execute a separate confidentiality agreement. Each of the confidentiality agreements entered into included, among other terms, a “standstill” provision that prohibited these parties (for an agreed upon period) from, among other things, offering to acquire Jamf without the prior consent of the Company Board, except that certain of such potential counterparties could make confidential acquisition proposals directly to the Company Board at any time and the standstill would fall away after Jamf entered into a definitive agreement with a third party providing for a change of control transaction of Jamf. 14 of the Outreach Parties, including Party G, did not enter into confidentiality agreements with Jamf and did not attend a management presentation stating, among other reasons, that a strategic transaction with Jamf did not fit current strategic priorities, that Jamf’s business was not a core priority and concerns regarding Jamf’s Apple concentration and pro forma revenue growth potential.
On August 4, 2025, Mr. David Rudow, Jamf’s Chief Financial Officer, sent the Company Board via email the Current Trajectory Forecasts. After review of the Current Trajectory Forecasts, the Company Board authorized the Current Trajectory Forecasts for the Company Board’s evaluation of a transaction and Citi’s use and reliance in connection with its financial analyses and opinion in connection with a transaction.
On August 8, 2025, after an introduction by representatives of Citi, members of Jamf management held an introductory meeting with representatives of a potential strategic company counterparty (“Party J”), at which representatives of Party J expressed Party J’s interest in pursuing a transaction. On September 11, 2025, members of Jamf management held another meeting with representatives of Party J at which the parties discussed Jamf’s products and architecture as well as the potential revenue synergies that might be achievable in connection with a potential transaction.
From August 12, 2025 through September 2, 2025, members of Jamf management held management meetings, which meetings also were attended by representatives of Citi, with 12 potential counterparties that included five strategic companies and seven financial sponsors. Party H declined to participate in a further management meeting, indicating that an acquisition did not fit within Party H’s current strategic priorities. Additional meetings and management sessions were held with the Joint Bidders as they continued their due diligence of Jamf. Additionally, Party A and Party I, each financial sponsors, entered into a “clean team” agreement with Jamf for purposes of facilitating access to additional non-public information about Jamf.
On August 26, 2025, Francisco Partners entered into a confidentiality agreement with Jamf, which included, among other terms, a “standstill” provision that prohibited Francisco Partners (for an agreed upon period) from, among other things, offering to acquire Jamf without the prior consent of the Company Board, except that Francisco Partners could make confidential acquisition proposals directly to the Company Board at any time and the standstill would fall away after Jamf entered into a definitive agreement with a third party providing for a change of control transaction of Jamf and Francisco Partners received access to the virtual data room, including the Bidder Projections.
On August 28, 2025, representatives of Party A and Party K, independently contacted representatives of Citi expressing interest in pursuing a potential transaction with Jamf.
By September 3, 2025, 15 of the potentially interested Outreach Parties that had entered into confidentiality agreements with Jamf as of such date had been granted access to a virtual data room, which included the Bidder Projections. The virtual data room was updated with additional due diligence information over the course of the strategic review process. Each potential counterparty that entered into a confidentiality agreement with Jamf was granted access to the data room on the same day on which the party entered into a confidentiality agreement.
On September 5, 2025, Jamf’s process letter was sent to potential financial sponsor bidders, requesting initial indications of interest by September 17, 2025. The bid timeline also was verbally communicated to strategic company bidders, although initial indications of interest were not initially requested from strategic company bidders by September 17, 2025 in order to allow strategic company bidders additional time to complete their initial due diligence reviews.
On September 12, 2025, it was reported by Reuters that Jamf was exploring a potential sale transaction.
On September 17, 2025, consistent with the deadline set forth in Jamf’s process letter, two bidders —  Party A, through one of its strategic portfolio companies that recently had completed a distressed debt exchange, and Francisco Partners — submitted initial indications of interest.
Francisco Partners submitted a non-binding all-cash proposal to acquire Jamf for $13.00 per share of Company Common Stock and Party A submitted a non-binding all-cash proposal to acquire Jamf at a range of $10.00 to $12.00 per share of Company Common Stock. The other 13 potential interested counterparties that had executed confidentiality agreements with Jamf, including Party B, Party D, Party I, and Party K, conveyed various reasons for not pursuing an acquisition of Jamf, including, among others, market dynamics, pricing pressure and Jamf’s perceived vulnerability to competitive pressures.
On September 19, 2025, the Company Board held a meeting, with representatives of Citi and Kirkland in attendance, to review the non-binding proposals received from Party A and Francisco Partners. Citi summarized for the Company Board selected terms of the two proposals and further discussion ensued, including as to whether Party A’s strategic portfolio company could raise sufficient capital to consummate a transaction given its poor credit quality implied by its credit rating, recently completed distressed debt exchange, and debt trading levels implying potential continued financial distress. At the conclusion of the meeting, the Company Board recommended that Jamf engage further with Francisco Partners to advance its proposal. The Company Board also directed representatives of Citi to communicate to Party A’s representatives that Party A’s proposal was insufficient and that, in order to remain in the process, Party A would need to increase its proposal, provide a specific value rather than a purchase price range, and provide detailed sources and uses for its proposal. The Company Board also directed representatives of Citi to reiterate to Party A that the Company Board would prefer a bid from Party A on a standalone basis with an equity backstop to provide certainty of financing. Representatives of Citi communicated each message to the respective parties later that day as instructed.
Starting on September 20, 2025, Francisco Partners and its representatives began to receive access to additional non-public information regarding Jamf and continued due diligence of Jamf in furtherance of Francisco Partners’ bid.
On September 22, 2025, representatives of the Joint Bidders called representatives of Citi to verbally reaffirm their bid of $13.00 per share of Company Common Stock, indicating that they would send a written proposal the following day.
On September 23, 2025, Party A through its strategic portfolio company, submitted a revised non-binding all-cash proposal to acquire Jamf for $13.50 per share of Company Common Stock. Also on that same day, the Joint Bidders submitted a revised non-binding all-cash proposal to acquire Jamf for $13.00 per share of Company Common Stock.
On September 25, 2025, the Company Board held a meeting, with representatives of Citi and Kirkland in attendance, to review the revised proposals submitted on September 23, 2025 and consider potential next steps. Among other things, the Company Board discussed the fact that Party A’s September 23, 2025 proposal failed to meet certain requirements specified in Jamf’s process letter previously sent to potential bidders, contained other deficiencies, and was subject to various assumptions that impaired the value of Party A’s bid, including, but not limited to, a requirement that Jamf have specific cash and debt levels as of December 31, 2025, that Jamf would not have any transaction expenses (including advisors fees and expenses) in connection with the transaction, various assumptions regarding the treatment of employee equity awards, and continued lack of clarity over Party A’s strategic portfolio company’s ability to raise sufficient capital to submit a fully financed offer. After review of the proposals and further discussion, the Company Board determined to advance the Joint Bidders to the next phase of the process alongside Francisco Partners and not to invite Party A to continue in the process. The Company Board also instructed Citi to reiterate to Party A that, should Party A be willing to bid for Jamf separately from its portfolio company and provide a full equity backstop that would provide certainty of financing, the Company Board would be willing to evaluate such a proposal and provide immediate feedback. In accordance with the Company Board’s instruction, representatives of Citi relayed the Company Board’s feedback to representatives of Party A, and those representatives of Party A confirmed that Party A was unwilling to submit a bid as a standalone investment or with a full equity backstop. The Company Board also directed representatives of Citi to contact another strategic company (“Party L”) to discuss a potential acquisition of Jamf.
Also on September 25, 2025, representatives of Citi contacted a representative of a strategic company included within the Outreach Parties (“Party M”), which confirmed Party M’s interest in pursuing a potential acquisition, indicating that Party M would follow up with requests for additional information and meetings.
From September 25, 2025 to October 15, 2025, Jamf management attended several due diligence meetings with representatives of Francisco Partners and the Joint Bidders, along with their respective external advisors. These meetings covered a range of topics, including Jamf’s financial performance, go-to-market strategy, selling operations and product details.

On October 3, 2025, in accordance with the Company Board’s directions, representatives of Citi contacted a representative of Party M to provide an update on the process, including the final bid deadline of October 28, 2025, and to request a view on value. Also on October 3, 2025, in accordance with the Company Board’s directives, representatives of Citi contacted a representative of Party L to discuss a potential transaction involving Jamf, but Party L elected not to review the opportunity further.
On October 6, 2025, the Company Board held a meeting, with members of Jamf management and representatives of Kirkland in attendance. The representatives of Kirkland reviewed the status of discussions with each of the parties and summarized key terms of the initial draft of the merger agreement proposed to be shared with the potential counterparties. Following input from the Company Board, certain revisions to the draft merger agreement were made and the Company Board approved the draft merger agreement to be shared with potential counterparties via the virtual data room. Representatives of Kirkland also disclosed its existing client relationships with each of Francisco Partners, Party E, Party F and the Vista Stockholders. The Company Board concluded that none of the relationships disclosed would affect Kirkland’s ability to serve as Jamf’s legal counsel.
On October 7, 2025, Jamf’s second process letter was sent to the Joint Bidders and Francisco Partners. The second process letter set a deadline of October 21, 2025 for each party to submit a markup of the merger agreement and a deadline of October 28, 2025 for each party to submit a final proposal.
On October 8, 2025, the draft merger agreement was uploaded to Jamf’s virtual data room.
On October 16, 2025, members of Jamf management met with representatives of the Joint Bidders to address various remaining questions with respect to the Joint Bidders’ due diligence process.
Also on October 16, 2025, Citi provided the Company Board with certain customary disclosures relating to Citi’s material investment banking relationships during the approximate prior two-year period with Francisco Partners, Party E, Party F and the Vista Stockholders. The Company Board concluded that none of the relationships disclosed would affect Citi’s ability to serve as Jamf’s financial advisor.
On October 21, 2025, the deadline given to each of the bidders for submission of a markup of the merger agreement passed without any bidder submitting a revised draft.
On October 22, 2025, Francisco Partners submitted a markup of the draft merger agreement and a draft equity commitment letter, but did not submit debt commitment papers.
Also on October 22, 2025, representatives of Jamf delivered to representatives of Francisco Partners and the Joint Bidders initial drafts of Jamf’s confidential disclosure letter to the merger agreement and the voting agreement via the virtual data room.
Additionally, on October 22, 2025, a representative of Party F communicated to representatives of Citi that Party F would be submitting a proposal on its own (without Party E) on October 24, 2025, in advance of the deadline contemplated in Jamf’s process letter. Party F indicated that such proposal would include debt and equity commitment letters evidencing that the proposal was fully financed, together with a markup of the merger agreement. The representative of Party F also stated that Party F would require exclusivity before moving forward towards a potential transaction announcement.
On October 23, 2025, Francisco Partners submitted a revised markup of the draft merger agreement, which contained further revisions from the prior markup submitted on October 22, 2025.
On October 24, 2025, Party F (without Party E) submitted a “best and final” all-cash proposal to acquire Jamf for $11.50 per share of Company Common Stock. In connection with its proposal, Party F also requested exclusivity with respect to a potential transaction with Jamf before proceeding further in the process and instructed representatives of Citi to inform the Company Board that if exclusivity was not granted by the evening of October 26, 2025, Party F would not proceed further in the process. Later that night, Party F also submitted a markup of the merger agreement along with corresponding forms of equity commitment papers and a limited guaranty that contemplated utilizing cash on Jamf’s balance sheet to fund a portion of the purchase price. Party F also did not submit a signed debt commitment letter or other proof of available equity financing.

On October 25, 2025, the Company Board met to evaluate the proposals received and decide on appropriate next steps. Members of Jamf management, and representatives of Citi and Kirkland were also in attendance. Citi provided updates on recent conversations with each bidder. The Company Board also considered the fact that Party F had materially decreased its proposed purchase price from the prior proposal submitted by the Joint Bidders in their June 16 IOI (and reaffirmed in their September 23, 2025 bid letter), and that the stated reasons given by Party F for the decreased purchase price included general macroeconomic concerns with the credit markets and certain other macroeconomic factors, increased competitive pressure in the endpoint management space and the fact that Party F was now bidding independently. The Company Board also considered that Party F’s proposal included a requirement that Jamf enter into exclusivity with Party F. After discussion, the Company Board directed representatives of Citi to communicate to representatives of Francisco Partners that Jamf had received a bid with a request for exclusivity and a deadline for response of October 26, 2025 (two days before the final bid deadline) and that, as a result, Francisco Partners should accelerate its work to submit a best and final bid within 24 hours. The Company Board also directed that representatives of Citi advise Party F that the Company Board was continuing to consider Party F’s latest proposal and request for exclusivity.
On October 26, 2025, Francisco Partners submitted a revised non-binding all-cash best and final offer to acquire Jamf for $13.05 per share of Company Common Stock, along with evidence of equity and debt commitments. Francisco Partners communicated its strong interest in signing a definitive agreement within 24 to 48 hours.
Later that day on October 26, 2025, the Company Board reconvened to discuss and evaluate Francisco Partners’ revised offer relative to Party F’s bid. Representatives of Citi and Kirkland were also in attendance. Citi reviewed with the Company Board certain preliminary financial analyses with respect to Jamf, provided an update on negotiations with Francisco Partners and Party F and discussed with the Company Board potential next steps with a view toward potentially eliciting improved terms from each party. After discussion and in light of the offers received, the Company Board agreed that it was appropriate to request an improved purchase price from Francisco Partners. Shortly after the meeting, representatives of Citi relayed the Company Board’s request to Francisco Partners as instructed. Francisco Partners responded that its proposed purchase price of $13.05 per share of Company Common Stock was its best and final offer.
Also later that day on October 26, 2025, a representative of Kirkland had a meeting with a representative of Party F’s outside legal counsel, during which such legal counsel provided certain information regarding Party F’s available equity financing with respect to a proposed transaction (which contained certain redactions as to the identity of the parties agreeing to make certain funding commitments), which equity financing, together with its debt financing, would not be sufficient to fund the entirety of the purchase price and would require the utilization of certain cash from Jamf’s balance sheet.
From October 25, 2025 to October 28, 2025, Party F contacted representatives of Citi on numerous occasions to reiterate its interest in a possible transaction with Jamf. Each time, consistent with the Company Board’s instructions, representatives of Citi informed Party F that it needed to improve its bid and provide proof of financing (including, in particular, with respect to its debt financing lender group).
From October 26, 2025 to October 28, 2025, representatives of Kirkland and representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), Francisco Partners’ legal counsel, exchanged drafts of the merger agreement and the Jamf confidential disclosure letter to the merger agreement, the voting agreement and other transaction documents. During this time, representatives of Kirkland, on behalf of Jamf, and representatives of Simpson Thacher, on behalf of Francisco Partners, had several discussions with respect to, among other things, the remaining open items in the merger agreement and other transaction documents.
On October 27, 2025, Citi provided the Company Board with certain updated information regarding Citi’s material investment banking relationships during the approximate prior two-year period with Jamf, the Vista Stockholders and Francisco Partners.
On October 28, 2025, notwithstanding Party F’s prior “best and final” bid submitted on October 24, 2025, Party F submitted a revised bid of $13.01 per share of Company Common Stock along with finalized versions of its equity and debt commitment papers.

Also on October 28, 2025, Party M contacted representatives of Citi to request due diligence meetings with Jamf’s management. Given the advanced stage of the process, the Company Board elected to proceed with its scheduled meeting to finalize its evaluation of a transaction with Francisco Partners.
Also on October 28, 2025, representatives of Simpson Thacher, on behalf of Francisco Partners, requested that, in light of their respective significant holdings of Company Common Stock, each of Mr. Hager and Mr. Strosahl enter into voting agreements on a form substantially similar to the Voting Agreement being entered into by the Vista Stockholders in connection with the potential transaction. After consultation with members of Jamf management and in light of the progress made on the remaining open items in the draft merger agreement, representatives of Kirkland, on behalf of Jamf and Messrs. Hager and Strosahl, agreed to Francisco Partners’ request.
Additionally, on October 28, 2025, the Company Board held a meeting with members of Jamf’s management and representatives of Citi and Kirkland in attendance. Representatives of Kirkland provided the Company Board with an update on the final terms of the draft merger agreement following continued negotiations with Francisco Partners since the Company Board’s October 26, 2025 meeting, and provided an overview of the Company Board’s fiduciary duties under Delaware law in connection with its consideration of the bids received. The Company Board also considered Party F’s revised proposal in relation to Francisco Partners’ proposal, noting, among other things and in addition to Party F’s lower purchase price, continued concerns that Party F would not be able to raise additional financing in order to further increase its purchase price given that it was a standalone bidder. The Company Board also discussed Citi’s updated material relationships disclosure provided to the Company Board the prior day and affirmed that the information disclosed did not present any concerns regarding Citi’s ability to advise Jamf with respect to the potential transaction. Also at this meeting, Citi reviewed its financial analysis of the Merger Consideration with the Company Board and rendered an oral opinion, confirmed by delivery of a written opinion dated October 28, 2025, to the Company Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the Merger Consideration to be received in the Merger by the holders of Company Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than, as applicable, Francisco Partners, Parent, Merger Sub and their respective affiliates). Following finalization and agreement on all transaction terms and following further discussion and consideration of the Merger Agreement and the other transactions contemplated by the Merger Agreement (including the factors described in the section of this proxy statement titled “— Recommendation of the Company Board; Reasons for the Merger”), the members of the Company Board unanimously (i) determined that it is fair to, and in the best interests of, Jamf and its stockholders, and declared it advisable, for Jamf to enter into the Merger Agreement providing for the Merger in accordance with the DGCL upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement by Jamf, the performance by Jamf of its covenants and other obligations thereunder, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, (iii) recommended that Jamf’s stockholders adopt the Merger Agreement in accordance with the DGCL, and (iv) directed that the adoption of the Merger Agreement be submitted to the Jamf stockholders for consideration by the Jamf stockholders at a special meeting. Further, the members of the Company Board approved the other documents and instruments and other agreements as contemplated by the Merger Agreement, including the Equity Commitment Letter, Voting Agreements, Debt Commitment Letter and Jamf’s confidential disclosure letter.
Following the Company Board meeting on October 28, 2025, Jamf and Francisco Partners executed the Merger Agreement and the Equity Commitment Letter, and the Vista Stockholders, Mr. Hager and Mr. Strosahl entered into the Voting Agreements. Additionally, Jamf delivered the final Jamf confidential disclosure letter (the “Company Disclosure Letter”) to the Merger Agreement and Francisco Partners delivered an executed Debt Commitment Letter. After execution of the Merger Agreement and the other transaction documents, Jamf issued a press release announcing the entry into the Merger Agreement before the opening of trading on Nasdaq on October 29, 2025.
Reasons for the Merger; Recommendation of the Company Board
After consideration of various factors as discussed in this section, the Company Board unanimously (i) determined that it is fair to, and in the best interests of, Jamf and its stockholders, and declared it advisable, for Jamf to enter into the Merger Agreement providing for the Merger in accordance with the DGCL upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement by Jamf, the performance by Jamf of its covenants and other obligations thereunder, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, (iii) recommended that Jamf’s stockholders adopt the Merger Agreement in accordance with the DGCL, and (iv) directed that the adoption of the Merger Agreement be submitted to the Jamf stockholders for consideration by the Jamf stockholders at a special meeting.
In the course of the Company Board making such determinations, the Company Board consulted with Jamf’s management and legal and financial advisors, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
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Merger consideration:   The Company Board considered the Merger Consideration in relation to, among other things, (i) the Company Board’s assessment of the historical and current performance and future prospects of Jamf as a standalone entity and (ii) the current and historical market prices of shares of Company Common Stock.

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Strategic alternatives:   The Company Board considered the likelihood and potential benefits of other potential strategic or other business combination transactions (including with alternative acquirors) and Jamf continuing as a standalone company.

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The Company Board considered the potential benefits, risks and uncertainties associated with possible strategic alternatives to the Merger, including, but not limited to, the possibility of remaining a standalone publicly traded company, the likelihood of accomplishing such alternatives, taking into account the Company Board’s belief that there were likely no other potential purchasers or other parties that would be reasonably likely to engage in a transaction in the near term at a price greater than the price offered by Francisco Partners.

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The Company Board considered that Jamf, beginning in August 2025, discussed possible interest in a potential strategic transaction with 32 total potential counterparties (consisting of both strategic and financial counterparties) that the Company Board, with the assistance of the Company’s management and financial advisor, viewed as most likely to have interest in acquiring, and to have the ability to pay a competitive price for, Jamf; that Jamf entered into confidentiality agreements with 16 of those potential counterparties, which resulted in three initial indications of interest; and the fact that each of the parties that submitted initial indications of interest (other than Francisco Partners) either determined they were not interested in pursuing a strategic transaction with Jamf or did not offer as high a purchase price per share as Francisco Partners.

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The Company Board considered the fact that, on September 12, 2025, more than one month prior to the announcement of the Merger Agreement, it was publicly reported by Reuters that Jamf was exploring a potential sale and had been fielding proposals from potential bidders in recent months, which provided any third party not otherwise contacted by Jamf or its representatives wishing to engage in discussions with Jamf an opportunity to present a compelling proposal.

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The Company Board conducted extensive deliberations over a period spanning approximately two years with respect to a strategic review process involving Jamf, which included (among other things) an evaluation of various potential strategic alternatives for Jamf.

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The Company Board also considered that, if Jamf did not enter into the Merger Agreement with Francisco Partners, there could be a considerable period of time before the trading price of the Company Common Stock would reach and sustain a per share price equal to the Merger Consideration.

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While the Company Board remained supportive of Jamf’s strategic plan and optimistic about its prospects on a standalone basis, the Company Board considered Jamf’s future prospects if Jamf remained an independent public company, including the competitive landscape in the security software industry, the business, the financial and execution risks and Jamf’s relationships with customers, providers and suppliers and the potential impact of those factors on the trading price of Company Common Stock (which cannot be quantified numerically).
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Based on the value, risk allocation, timing and other terms and conditions negotiated with Jamf, the Company Board ultimately determined that the acquisition by Francisco Partners is more favorable to Jamf’s stockholders than other strategic alternatives reasonably available to Jamf, including continuing as an independent public company.

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Negotiations with Francisco Partners:   The Company Board considered the course of discussions and negotiations between Jamf and Francisco Partners, improvements to the terms of Francisco Partners’ acquisition proposal in connection with those negotiations, including those ultimately resulting in Francisco Partners’ best and final purchase price of $13.05 in cash per share of Company Common Stock, and the Company Board’s belief that Jamf obtained the highest price and most favorable terms to which Francisco Partners was willing to agree, and that further negotiations would create a risk of causing Francisco Partners to abandon the transaction altogether.

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Premium to trading price:   The Company Board considered that the Merger Consideration to be received by Jamf stockholders in the Merger represents a significant premium over the market prices at which shares of Company Common Stock traded prior to the announcement of the execution of the Merger Agreement, including the fact that the Merger Consideration represented a premium of approximately 17 % over the closing price of shares of Company Common Stock on October 28, 2025, the last trading day prior to announcement of the execution of the Merger Agreement, and a premium of approximately 24% over the closing price of shares of Company Common Stock on September 11, 2025, the last trading day prior to the public report in Reuters that Jamf was exploring a potential sale.

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Cash consideration; Certainty of value:   The Company Board considered the fact that the Merger Consideration is all cash, which provides certainty and immediate liquidity and value to Jamf stockholders, enabling Jamf stockholders to realize the value that has been created at Jamf while eliminating long-term business and execution risk.

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Francisco Partners’ reputation:   The Company Board considered the business reputation, experience and capabilities of Francisco Partners and its investment team, and Francisco Partners’ strong track record of completing acquisitions.

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Financial presentation and opinion of Jamf’s financial advisor:   The Company Board considered the financial presentation and opinion, dated October 28, 2025, of Citi to the Company Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received in the Merger by holders of Company Common Stock (other than, as applicable, Francisco Partners, Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, as more fully described below under the heading “— Opinion of Jamf’s Financial Advisor.”

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Merger Agreement:   The Company Board considered, in consultation with the Company’s outside legal counsel, the terms and conditions of the Merger Agreement, which were the product of arm’s-length negotiations and contained terms and conditions that were, in the Company Board’s view, advisable and favorable to Jamf and its stockholders. Specifically, among other things, the Company Board considered (not necessarily in order of importance):

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the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the Merger and their ability to terminate the Merger Agreement;

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the limited number and nature of the conditions to Francisco Partners’ obligation to consummate the Merger;

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the fact that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;

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the fact that Jamf has sufficient operating flexibility to conduct its business in the ordinary course between execution of the Merger Agreement and consummation of the Merger;

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the fact that Francisco Partners is required to pay Jamf a $136,170,000 termination fee under specified circumstances, as further discussed in the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement;” and

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the requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement subject to certain specified limitations, including to obtain all necessary governmental approvals as promptly as reasonably practicable.

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Likelihood of consummation:   The Company Board considered the likelihood that the Merger would be completed, in light of, among other things, the conditions to the Merger, the absence of a financing condition, the covenants by the parties to use their respective reasonable best efforts to obtain all necessary governmental approvals and the likelihood of obtaining required regulatory approvals for a transaction with Francisco Partners prior to the Termination Date (as defined in the “The Merger Agreement — Termination of the Merger Agreement.”

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Financing:   The Company Board considered Parent’s and Merger Sub’s representations and covenants contained in the Merger Agreement relating to the delivery by Parent of a debt commitment letter and an equity commitment letter from certain investment funds advised by Francisco Partners (and the terms and conditions thereof) and that the Merger is not subject to a financing condition. Further, the Company Board considered that under certain circumstances, the Merger Agreement permits Jamf to seek specific performance against Parent and Merger Sub with respect to the financing commitments, including under Jamf’s third-party beneficiary rights pursuant to the Equity Commitment Letter.

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Voting Agreements:   The fact that the Vista Stockholders, Dean Hager and John Strosahl, who own approximately 35.2%, of the outstanding shares of Company Common Stock as of November 20, 2025, in the aggregate, agreed to enter into voting agreements to, among other things, vote their shares in favor of the Merger. The Vista Stockholders, Mr. Hager and Mr. Strosahl will be receiving the same form and amount of Merger Consideration for their respective shares of Company Common Stock as all other Jamf stockholders under the Merger Agreement.

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Appraisal rights:   The Company Board considered the fact that appraisal rights are available to Jamf stockholders who properly exercise their statutory rights under Section 262 of the DGCL (see the section titled “Appraisal Rights”).

The Company Board also considered and balanced against the potentially positive factors a number of potentially negative factors concerning the Merger, including the following factors:
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Participation in future gains:   The Company Board considered the fact that following the completion of the Merger, Jamf will no longer exist as a standalone public company and that Jamf’s existing stockholders will not be able to participate in any future earnings or growth of Jamf, or in any future appreciation in value of shares of Company Common Stock.

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Risks associated with announcement of the Merger:   The Company Board considered the possibility of disruption to Jamf’s business that could result from the announcement of the Merger on Jamf’s operations, stock price, business ventures, employees, customers, suppliers and other business partners and the resulting distraction of management’s attention from day-to-day operations of the business and its ability to attract and retain key employees during the pendency of the Merger.

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Risks associated with a failure to consummate the Merger:   The Company Board considered the fact that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived and, as a result, it is possible that the Merger may not be completed, as described in the section titled “The Merger Agreement — Conditions to Consummation of the Merger.” The Company Board noted the fact that, if the Merger is not completed, (i) Jamf will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention and a potentially negative effect on its business and client relationships, (ii) depending on the circumstances that caused the Merger not to be completed, it is likely that the trading price of Company Common Stock will decline, potentially significantly and (iii) the market’s perception of Jamf’s prospects could be adversely affected.

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Restrictions on the operation of Jamf’s business:   The Company Board considered the fact that, although Jamf will continue to exercise control over its operations prior to the Closing, the Merger Agreement prohibits Jamf from taking a number of actions relating to the conduct of its business prior to the Closing without the prior written consent of Parent, which may delay or prevent Jamf from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed.

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Restrictions on solicitation:   The restrictions imposed by the Merger Agreement on Jamf’s ability to solicit competing proposals from third parties or to terminate the Merger Agreement in order to enter into an alternative transaction.

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Transaction costs:   The significant costs incurred by Jamf in connection with entering into the Merger Agreement and completing the Merger, including a potential $68,080,000 termination fee if the Merger Agreement is terminated under certain circumstances, as well as the substantial time and effort of Jamf management required to complete the Merger, which may disrupt its operations and have a negative effect on its financial results.

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Tax treatment:   The Company Board considered the fact that any gains arising from the receipt of the Merger Consideration would generally be taxable to Jamf stockholders for United States federal income tax purposes.

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Stockholder litigation:   The Company Board considered the risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated by the Merger Agreement.

During its consideration of the transaction with Francisco Partners, the Company Board was also aware of and considered that Jamf’s directors and executive officers may have interests in the Merger that differ from, or are in addition to, the interests of Jamf stockholders generally, as described in the section titled “The Merger — Interests of Our Directors and Executive Officers in the Merger.”
After taking into account the principal factors set forth above, as well as others, the Company Board determined that the potentially positive factors outweighed the potentially negative factors. The foregoing discussion of the factors considered by the Company Board is not intended to be exhaustive but summarizes the material information and factors considered by the Company Board in its consideration of the Merger. The Company Board reached the decision to recommend and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, in light of the factors described above and other factors the Company Board felt were appropriate. In view of the variety of factors and the quality and amount of information considered, the Company Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and individual members of the Company Board may have given different weights to different factors. The Company Board conducted an overall review of the factors described above, including through discussions with Jamf’s senior management and legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determinations. This explanation of the reasoning of the Company Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section titled “Forward-Looking Statements” beginning on page 19.
Opinion of Jamf’s Financial Advisor
Jamf has engaged Citi as Jamf’s financial advisor in connection with the proposed Merger. As part of Citi’s engagement, the Company Board requested that Citi evaluate the fairness, from a financial point of view, of the Merger Consideration to be received in the Merger by holders of Company Common Stock (other than, as applicable, Francisco Partners, Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. On October 28, 2025, at a meeting of the Company Board held to evaluate the proposed Merger, Citi rendered an oral opinion, confirmed by delivery of a written opinion dated October 28, 2025, to the Company Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the Merger Consideration to be received in the Merger by the holders of Company Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than, as applicable, Francisco Partners, Parent, Merger Sub and their respective affiliates).

The full text of Citi’s written opinion, dated October 28, 2025, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Company Board (in its capacity as such) in connection with its evaluation of the Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Jamf to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Jamf or the effect of any other transaction which Jamf might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation as to how the Company Board or any stockholder should vote or act on any matters relating to the proposed Merger or otherwise.
In arriving at its opinion, Citi:
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reviewed an execution version, provided to Citi on October 28, 2025, of the Merger Agreement;

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held discussions with certain senior officers, directors and other representatives of Jamf concerning the business, operations and prospects of Jamf;

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reviewed certain publicly available and other business and financial information relating to Jamf provided to or discussed with Citi by the management of Jamf, including certain financial forecasts and other information and data relating to Jamf provided to or discussed with Citi by the management of Jamf;

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reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things, current and historical market prices of Company Common Stock, the financial condition and certain historical and projected financial and operating data of Jamf, and the capitalization of Jamf;

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analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations Citi considered relevant in evaluating those of Jamf;

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analyzed, to the extent publicly available, the financial terms of certain other transactions that Citi considered relevant in evaluating the Merger; and

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conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management and other representatives of Jamf that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial forecasts and other information and data relating to Jamf that Citi was directed to utilize in its analyses, Citi was advised by the management of Jamf and Citi assumed, with Jamf’s consent, that such financial forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Jamf as to, and were an appropriate basis upon which to evaluate, the future financial performance of Jamf and the other matters covered thereby. Citi expressed no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which they were based) provided to or otherwise reviewed by or discussed with Citi.
Citi relied, at Jamf’s direction, upon the assessments of the management of Jamf as to, among other things, (i) the potential impact on Jamf of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the technology industry and the software sector thereof, (ii) Jamf’s intellectual property and proprietary rights, including licenses and patents, and associated risks, and (iii) Jamf’s existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, channel and strategic partners and other commercial relationships.

Citi assumed, with Jamf’s consent, that there would be no developments with respect to any such matters that would be meaningful in any respect to Citi’s analyses or opinion.
Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Jamf or any other entity and Citi did not make any physical inspection of the properties or assets of Jamf or any other entity. Citi did not evaluate the solvency or fair value of Jamf or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Citi expressed no view or opinion as to any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent decrees or other orders, audits or investigations or the potential impact thereof on Jamf or any other entity or the Merger. Citi assumed, with Jamf’s consent, that the Merger would be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, would be imposed or occur that would have an adverse effect on Jamf or the Merger or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Representatives of Jamf advised Citi, and Citi also assumed, that the final terms of the Merger Agreement would not vary materially from those set forth in the execution version reviewed by Citi. Citi did not express any view or opinion as to the prices at which Company Common Stock or any other securities would trade or otherwise be transferable at any time, including following the announcement or consummation of the Merger. Citi did not express any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Jamf or the Merger, and Citi relied, with Jamf’s consent, upon the assessments of representatives of Jamf as to such matters.
Citi’s opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration (to the extent expressly specified therein), without regard to individual circumstances of holders Company Common Stock (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Jamf held by such holders, and Citi’s opinion did not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of Jamf or otherwise. Citi’s opinion did not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any voting agreement, guarantee or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. Citi expressed no view as to, and Citi’s opinion did not address, the underlying business decision of Jamf to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Jamf or the effect of any other transaction which Jamf might engage in or consider. Citi also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Citi’s opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Although subsequent developments may affect its opinion, Citi has no obligation to update, revise or reaffirm its opinion. As the Company Board was aware, the credit, financial and stock markets, the industry in which Jamf operates and the securities of Jamf have experienced and may continue to experience volatility and disruptions, and Citi expressed no view or opinion as to any potential effects of such volatility or disruptions on Jamf or the Merger. The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.
In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi’s opinion or the analyses underlying, and factors considered in connection with, Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.
In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Jamf. No company, business or transaction reviewed is identical or directly comparable to Jamf or the Merger and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis.
The estimates contained in Citi’s analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.
Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the Merger. The type and amount of consideration payable in the Merger were determined through negotiations between Jamf and Francisco Partners and the decision to enter into the Merger Agreement was solely that of the Company Board. Citi’s opinion and financial analyses were only one of many factors considered by the Company Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Company Board or management of Jamf with respect to the Merger or the consideration payable in the Merger.
Financial Analyses
The summary of the financial analyses described below under this heading “The Merger — Opinion of Jamf’s Financial Advisor — Financial Analyses” is a summary of the material financial analyses reviewed with the Company Board and performed by Citi in connection with Citi’s opinion, dated October 28, 2025. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. For purposes of the analyses described below, (i) the term “adjusted unlevered free cash flow” generally refers to unlevered free cash flow, adjusted to exclude income interest and one-time or non-recurring items, and (ii) approximate implied per share equity value reference ranges derived from the financial analyses described below were rounded to the nearest $0.25.
Selected Public Companies Analysis.   Citi reviewed publicly available financial and stock market information of Jamf and the following 18 selected companies that Citi viewed as generally relevant for purposes of its analysis as publicly traded companies with operations similar to those of Jamf (collectively, the “selected companies”):
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8x8, Inc.

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Box, Inc.

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Domo, Inc.

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Dropbox, Inc.

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Five9, Inc.

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NetScout Systems, Inc.

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NICE Ltd.

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OneSpan Inc.

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Open Text Corporation

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PagerDuty, Inc.

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Qualys, Inc.

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Rapid7, Inc.

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RingCentral, Inc.

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F-Secure Oyj

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TeamViewer SE

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Tenable Holdings, Inc.

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UiPath, Inc.

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Zoom Communications, Inc.

Citi reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on October 28, 2025 (or, in the case of Jamf, based on Jamf’s closing stock price on September 11, 2025, the last trading day prior to market speculation regarding a potential transaction involving Jamf and, in the case of PagerDuty, Inc., based on PagerDuty, Inc.’s closing stock price on July 24, 2025, the last trading day prior to market speculation regarding a potential transaction involving PagerDuty, Inc.) plus total debt, preferred equity and non-controlling interests (as applicable) and less cash and cash equivalents and unconsolidated assets (as applicable), as multiples of calendar year 2026 estimated revenue and calendar year 2026 estimated adjusted unlevered free cash flow. Financial and other data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings, and other publicly available information. Financial and other data of Jamf was based on Jamf’s public filings, financial forecasts and other information provided by the management of Jamf.
The overall low to high calendar year 2026 estimated revenue and calendar year 2026 estimated adjusted unlevered free cash flow multiples observed for the selected companies were 0.8x to 5.8x (with a median of 2.6x) and 7.2x to 21.6x (with a median of 12.3x), respectively. Citi applied a selected range of calendar year 2026 estimated revenue and calendar year 2026 estimated adjusted unlevered free cash flow multiples derived from the selected companies of 1.6x to 4.6x and 7.2x to 21.6x, respectively, to corresponding data of Jamf.
This analysis indicated the following approximate implied per share equity value reference ranges for Jamf, as compared to the Merger Consideration:
Implied Equity Value Per Share Reference Ranges Based On:		Merger Consideration
2026E Revenue	2026E Adjusted Unlevered Free Cash Flow
$6.75 – $22.00	$7.00 – $24.00	$13.05
Selected Precedent Transactions Analysis.   Using publicly available information, Citi reviewed financial data relating to the following 16 selected transactions that Citi viewed as generally relevant for purposes of its analysis as transactions involving target companies with operations similar to those of Jamf (collectively, the “selected transactions”):
Announcement Date	Acquiror	Target
August 2025	• Thoma Bravo, LLC	• Verint Systems Inc.
October 2024	• Silver Lake Technology Management, L.L.C./GIC Pte. Ltd.	• Zuora, Inc.
December 2023	• Insight Venture Management, LLC	• Alteryx, Inc.
May 2023	• Crosspoint Capital Partners, LP	• Absolute Software Corporation
May 2023	• Silver Lake Technology Management, L.L.C.	• Software AG
April 2023	• Unikmind Holdings Limited	• Kape Technologies Plc
November 2021	• Open Text Corporation	• Zix Corporation
June 2021	• KKR & Co., Inc./Clayton Dublier & Rice LLC	• Cloudera Inc.
September 2020	• Ivanti, Inc.	• MobileIron Inc.
July 2020	• Advent International Corporation/Crosspoint Capital Partners, LP	• Forescout Technologies, Inc.
December 2019	• Francisco Partners Management, L.P.	• LogMeIn, Inc.
November 2019	• Open Text Corporation	• Carbonite, Inc.
October 2019	• Thoma Bravo, LLC	• Sophos Group plc
October 2018	• Thoma Bravo, LLC	• Imperva, Inc.
November 2017	• Thoma Bravo, LLC	• Barracuda Networks, Inc.
June 2016	• Thoma Bravo, LLC	• Qlik Technologies, Inc.
Citi reviewed, among other information, transaction values of the selected transactions, calculated as implied equity values for the target companies involved in the selected transactions based on the consideration payable in the selected transactions plus total debt, preferred equity and non-controlling interests (as applicable) and less cash and cash equivalents and unconsolidated assets (as applicable), as multiples of the next 12 months estimated revenue and next 12 months estimated adjusted unlevered free cash flow of such target companies based on publicly available information as of the applicable announcement date of such transactions. Financial and other data for the selected transactions were based on Wall Street research analysts’ estimates, public filings and other publicly available information. Financial and other data of Jamf was based on Jamf’s public filings, financial forecasts and other information provided by the management of Jamf.
The overall low to high next 12 months estimated revenue and next 12 months estimated adjusted unlevered free cash flow multiples observed for the selected transactions were 2.0x to 5.2x (with a median of 3.4x) and 9.2x to 32.1x (with a median of 15.3x), respectively. Citi applied a selected range of next 12 months estimated revenue and next 12 months estimated adjusted unlevered free cash flow multiples derived from the selected transactions of 2.0x to 5.2x and 9.2x to 23.0x, respectively, to corresponding data of Jamf.
This analysis indicated the following approximate implied per share equity value reference ranges for Jamf, as compared to the Merger Consideration:
Implied Equity Value Per Share Reference Ranges Based On:		Merger Consideration
NTM Revenue	NTM Adjusted Unlevered Free Cash Flow
$8.50 – $24.50	$9.00 – $25.00	$13.05
Discounted Cash Flow Analysis.   Citi performed a discounted cash flow analysis of Jamf by calculating, based on financial forecasts and other information provided by the management of Jamf, the estimated present value of the standalone unlevered, after-tax free cash flows that Jamf was forecasted to generate during the fourth quarter of the fiscal year ending December 31, 2025 through the full fiscal year ending December 31, 2034. For purposes of such analysis, stock-based compensation was treated as a cash expense. The implied terminal value of Jamf was derived by applying to Jamf’s adjusted unlevered, after-tax free cash flow for the fiscal year ending December 31, 2034 a selected range of perpetuity growth rates of 2.0% to 5.0%. The present values (as of September 30, 2025) of the cash flows and terminal value were then calculated using a selected range of discount rates of 12.1% to 13.5%. This analysis indicated the following approximate implied per share equity value reference range for Jamf, as compared to the Merger Consideration:
Implied Equity Value Per Share Reference Range	Merger Consideration
$9.00 – $13.50	$13.05
Certain Additional Information
Citi also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:
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historical closing prices of Company Common Stock during the 52-week period ended September 11, 2025 (the last trading day prior to market speculation regarding a potential transaction involving Jamf), which indicated low to high closing prices of Company Common Stock of $7.14 per share to $18.70 per share over such period; and

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publicly available Wall Street research analysts’ one-year forward price targets for Company Common Stock (discounted to October 28, 2025 using a selected discount rate of 13.2%), which implied overall low and high discounted target prices for Company Common Stock of $8.75 per share and $20.25 per share, respectively.

Miscellaneous
Jamf has agreed to pay Citi for its services in connection with the proposed Merger an aggregate fee currently estimated to be approximately $32 million, of which $4 million was payable upon delivery of Citi’s opinion and the balance is payable contingent upon consummation of the Merger. In addition, Jamf has agreed to reimburse Citi for reasonable expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising from Citi’s engagement.
As the Company Board was aware, although Citi and its affiliates had not provided investment banking, commercial banking or other similar financial services during the approximate two-year period prior to the date of Citi’s opinion to Jamf unrelated to the Merger or to Francisco Partners for which services Citi or its affiliates received or expect to receive compensation, Citi and its affiliates in the future may provide such services to Jamf, Francisco Partners and/or certain of their respective affiliates or portfolio companies, as the case may be, for which services Citi and its affiliates would expect to receive compensation. As the Company Board also was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Vista Equity Partners LLC (“Vista Equity Partners”), a significant stockholder of Jamf, and/or certain of its affiliates or portfolio companies, for which services Citi and its affiliates have received and expect to receive compensation, including, during the approximate two-year period prior to the date of Citi’s opinion, having acted or acting as (i) mandated bookrunner for an initial public offering, and as joint bookrunner for certain debt securities offerings, of certain portfolio companies of Vista Equity Partners and (ii) joint arranger, joint lead arranger and/or bookrunner for, and as a lender under, certain credit facilities of Vista Equity Partners and/or certain of its affiliates or portfolio companies, for which services described in clauses and (i) and (ii) above, Citi and its affiliates received during such two-year period aggregate fees of approximately $5 million. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of Jamf, Vista Equity Partners, Francisco Partners and/or their respective affiliates or portfolio companies for Citi’s own account or for the account of Citi’s customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Jamf, Vista Equity Partners, Francisco Partners and/or their respective affiliates or portfolio companies, as the case may be.
Jamf selected Citi to act as Jamf’s financial advisor in connection with the proposed Merger based on Citi’s reputation, experience and familiarity with Jamf’s business and industry. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.
Certain Company Financial Forecasts
Jamf does not generally, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results, or make external disclosures of its anticipated financial position or results of operations given, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized, other than for providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials. Projections as to future performance, revenues, earnings or other results, particularly for extended periods in the future, are inherently uncertain and unpredictable, including given subjectivity of the underlying assumptions and estimates. As a result, Jamf does not endorse projections or other unaudited prospective financial information as necessarily predictive of actual future results.
In connection with the Company Board’s review of Jamf’s standalone prospects and potential strategic transactions available to Jamf and the process leading up to the evaluation of the Merger, Jamf’s management prepared, among other things, unaudited, non-public, forward-looking forecasts with respect to fiscal years 2025 through 2034, which were reviewed and approved by the Company Board on July 24, 2025 and also provided to Jamf’s financial advisor (the “Company Growth Forecasts”), a subset of which for fiscal years 2025 through 2029 were made available to potential counterparties, including Francisco Partners, in connection with their due diligence review of the Merger (the “Bidder Projections”) (as described in the section titled “— Background of the Merger”). Subsequently, the Company Board directed Jamf’s management to prepare an alternative case of projections that contained certain risk-adjusted assumptions regarding the growth prospects of Jamf based on the current trajectory of Jamf, which were reviewed and approved by the Company Board on August 4, 2025 (the “Current Trajectory Forecasts” and, together with the Company Growth Forecasts, the “Forecasts”) (as described in the section titled “— Background of the Merger”). The Current Trajectory Forecasts also were provided to Jamf’s financial advisor, Citi, for its use and reliance for purposes of its financial analyses and opinion in connection with the Merger (as described in the section titled “Opinion of Jamf’s Financial Advisor”).
The Forecasts included in this proxy statement have been prepared by Jamf’s management and are subjective in many respects. The Forecasts reflect numerous estimates and assumptions, including Jamf’s continued standalone operation and other relevant factors relating to Jamf’s strategic plan and were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to the Company Board, Citi and potential counterparties, including Francisco Partners, as described herein. The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to herein as “GAAP,” the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the Merger. The Forecasts are not fact and should not be relied upon as necessarily indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. Although this summary of the Forecasts is presented with numerical specificity, the Forecasts reflect numerous variables, assumptions and estimates as to future events made by Jamf’s management that Jamf’s management believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at the time. Since the Forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The Forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Jamf’s business, all of which are difficult to predict and inherently uncertain, and many of which are beyond Jamf’s control. The Forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the Forecasts may not be realized and actual results may be significantly higher or lower than projected. The Forecasts are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.
As such, the Forecasts constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in Jamf’s Annual Report on Form 10-K for the year ended December 31, 2024, Jamf’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and the other reports filed by Jamf with the SEC, as well as the section titled “Forward-Looking Statements” elsewhere in this proxy statement.
The Forecasts included in this document have been prepared by, and are the responsibility of, Jamf’s management. Neither Jamf’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The inclusion of the Forecasts in this document should not be regarded as an indication that the Company Board, Jamf management, Jamf’s advisors, or other representatives, or any other recipient of this information considered, or now considers, the Forecasts to be predictive of actual future results and should not be relied on as such. Results may differ materially (and will differ materially if the Merger is completed) from the Forecasts.
Except to the extent required by applicable federal securities laws, Jamf does not intend, and expressly disclaims any responsibility, to update or otherwise revise the financial forecasts to reflect circumstances existing after the date on which Jamf management prepared the financial forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, and even in the event that any of the assumptions underlying the Forecasts are shown not to be appropriate.
The Company Growth Forecasts described below are included herein because they were approved by the Company Board and a subset of the Company Growth Forecasts for the years 2025 through 2029 were made available to counterparties, including Parent, as described in the sections of this proxy statement titled “— Background of the Merger” and “— Reasons for the Merger; Recommendation of the Board.” The Current Trajectory Forecasts described below are included herein because they were approved and considered by the Company Board and Jamf’s management in their evaluation of the Merger and provided to Citi, which was directed to use and rely upon the Current Trajectory Forecasts in connection with its financial analyses and opinion.
The following table summarizes the Company Growth Forecasts:
(Amounts in millions)	2025B	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Total Revenue	$711	$775	$850	$942	$1,054	$1,162	$1,263	$1,353	$1,429	$1,486
Adjusted EBITDA (pre-SBC)(1)	$166	$209	$247	$290	$337	$374	$409	$441	$469	$490
Adjusted Unlevered Free Cash Flow(2)	$146	$186	$240	$271	$311	$332	$359	$383	$402	$416

(1)
Adjusted EBITDA (pre-SBC) represents earnings before stock-based compensation expense, interest expense, income taxes, depreciation and amortization, excluding restructuring costs and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.

(2)
Adjusted Unlevered Free Cash Flow is a non-GAAP financial measure and is defined as Adjusted EBITDA less unlevered cash taxes, and capital expenditures, and adjusted for change in net working capital, change in deferred revenue, and restructuring and other unusual items.

The following table summarizes the Current Trajectory Forecasts:
(Amounts in millions)	4Q2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Total Revenue	$183	$769	$823	$880	$942	$1,003	$1,061	$1,117	$1,168	$1,215
Adjusted EBITDA (pre-SBC)(1)	$42	$202	$240	$275	$306	$326	$347	$366	$384	$401
Adjusted Unlevered Free Cash Flow (SBC as Cash Expense)(2)	$(17)	$79	$132	$166	$194	$200	$213	$226	$238	$249

(1)
Adjusted EBITDA (pre-SBC) represents earnings before stock-based compensation expense, interest expense, income taxes, depreciation and amortization, excluding restructuring costs and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.

(2)
Adjusted Unlevered Free Cash Flow is a non-GAAP financial measure and is defined as Adjusted EBITDA less stock-based compensation, unlevered cash taxes, and capital expenditures, and adjusted for change in net working capital, change in deferred revenue, and restructuring and other unusual items.

Certain of the measures included in the Forecasts, including Adjusted EBITDA (pre-SBC) and Adjusted Unlevered Free Cash Flow, are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Jamf may not be comparable to similarly titled measures used by other companies. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. Jamf has not prepared, and the Company Board has not considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.
Certain Effects of the Merger
If the Merger Proposal is approved and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Jamf upon the terms set forth in the Merger Agreement. As the surviving corporation in the Merger, Jamf will continue to exist following the Merger as a wholly owned subsidiary of Parent.
Following the Merger, all shares of Company Common Stock will be beneficially owned by Parent and except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, none of Jamf’s current stockholders will have any direct ownership interest in, or be a stockholder of, Jamf, the surviving corporation or Parent after the consummation of the Merger.
At the Effective Time, and without any action by any stockholder, except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock held by the Company as treasury stock, owned by Parent or Merger Sub immediately prior to the Effective Time or as to which statutory rights of appraisal have been properly exercised in accordance with Section 262 of the DGCL) will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration. See the section of this proxy statement titled “The Merger Agreement — Consideration to be Received in the Merger.”
Immediately prior to the Effective Time:
•
Company Options.   Each Company Option will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (a) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (b) the excess, if any, of the Merger Consideration minus the per share exercise price of such Company Option.

•
Company RSUs.   Each Vested Company RSU will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (a) the Merger Consideration and (b) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time. Each Unvested Company RSU will, at the Effective Time, be automatically cancelled and converted into and will become a Converted Cash Award with respect to an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Each Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including vesting conditions, and accelerated vesting on specific terminations of employment, to the extent applicable) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time. The surviving corporation or one of its subsidiaries will pay any portion of such Converted Cash Award that vests to the applicable holder thereof, less any applicable withholding taxes, no later than ten business days following the date on which such portion vests.
Company Common Stock is currently registered under the Exchange Act and trades on Nasdaq under the ticker symbol “JAMF.” Following the consummation of the Merger, shares of Company Common Stock will be delisted from Nasdaq. In addition, the registration of shares of Company Common Stock under the Exchange Act will be terminated and Jamf will no longer be required to file periodic and other reports with the SEC with respect to Company Common Stock. Termination of registration of Company Common Stock under the Exchange Act will reduce the information required to be furnished by Jamf to its stockholders and the SEC, and will make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Jamf.
Effects on Jamf if the Merger Is Not Completed
If the Merger Proposal is not approved by Jamf’s stockholders, or if the Merger is not completed for any other reason, Jamf’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, Jamf will remain an independent public company, Company Common Stock will continue to be listed and traded on Nasdaq, Company Common Stock will continue to be registered under the Exchange Act, Jamf will continue to file periodic and other reports with the SEC with respect to Company Common Stock and Jamf’s stockholders will continue to own their shares of Company Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company Common Stock.
If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock, including the risk that the market price of Company Common Stock may decline to the extent that the current market price of Company Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely affected. Pursuant to the Merger Agreement, under certain circumstances, the Company is permitted to terminate the Merger Agreement in order to enter into an alternative transaction and may be obligated to pay to Parent the Company Termination Fee. Further, under certain circumstances, Parent may be obligated to pay Jamf the Parent Termination Fee. See the section of this proxy statement titled “The Merger Agreement — Termination of the Merger Agreement.”
Financing of the Merger
Parent obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses of Jamf, Parent and Merger Sub and to repay Jamf’s outstanding indebtedness, including to finance the fundamental change offer for Jamf’s outstanding convertible senior notes (including in connection with the debt financing described below).

Certain investment funds affiliated with Francisco Partners have committed, pursuant to the Equity Commitment Letter, to capitalize Parent, at or immediately prior to the closing of the Merger, with an aggregate equity contribution in an amount of up to $1,141,158,556, on the terms and subject to the conditions set forth in the Equity Commitment Letter. Additionally, such funds have provided limited guarantees in favor of Jamf to guarantee, subject to certain limitations set forth in the Equity Commitment Letter, the payment of such Guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee, certain reimbursement obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, costs and expenses incurred by Jamf in connection with any suit contemplated by, and solely to the extent reimbursable under, the Merger Agreement and the Equity Commitment Letter.
The Lenders party to the Debt Commitment Letter have committed to provide the Debt Financing in connection with the Merger consisting of a term loan facility in an aggregate principal amount equal to $1,150,000,000, a delayed draw term loan facility in an aggregate principal amount of $150,000,000, and a revolving credit facility in an aggregate principal amount equal to $150,000,000, in each case, on the terms and subject to the conditions set forth in the Debt Commitment Letter. The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the transactions contemplated by the Merger Agreement and contribution of equity.
Interests of Jamf’s Directors and Executive Officers in the Merger
In considering the recommendations of the Company Board with respect to the Merger, Jamf stockholders should be aware that the directors and executive officers of Jamf have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of Jamf stockholders generally. The Company Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that Jamf stockholders adopt the Merger Agreement. See the section of this proxy statement titled “—  Background of the Merger” and the section of this proxy statement titled “— Reasons for the Merger; Recommendation of the Company Board.” These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.
Treatment of Jamf Equity Awards
Company Options.   Each Company Option will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (a) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (b) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option.
Company RSUs.   Each Vested Company RSU will, at the Effective Time, automatically be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (a) the Merger Consideration and (b) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time. Each Unvested Company RSU will, at the Effective Time, automatically be cancelled and converted into a Converted Cash Award with respect to an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Each Converted Cash Award will continue to have the same terms and conditions (including vesting conditions, and accelerated vesting on specific terminations of employment, to the extent applicable) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time. The Surviving Corporation or one of its subsidiaries will pay any portion of such Converted Cash Award that vests to the applicable holder thereof, less any applicable withholding taxes, no later than ten business days following the date on which such portion vests.
Quantification of Payments.   All Unvested Company RSUs held by our non-employee directors will fully vest at the Effective Time, subject to the non-employee director’s continued service through the Effective Time. The estimated aggregate amount that would be payable to Jamf’s four non-employee directors for their Unvested Company RSUs if the Effective Time occurred on January 31, 2026 is $2,274,732. For an estimate of the amounts that would be payable to each of Jamf’s named executive officers with regard to their

Company Options and Company RSUs, see the section of this proxy statement titled “— Quantification of Payments and Benefits.” The estimated aggregate value of Unvested Company RSUs held by our executive officers, other than our named executive officers, that would become vested if immediately after the consummation of the Merger such executive officers incur a qualifying termination is $10,036,037.
Employment Agreements with Executive Officers
Each of John Strosahl, Jamf’s Chief Executive Officer, David Rudow, Jamf’s Chief Financial Officer, Elizabeth Benz, Jamf’s Chief Sales Officer, Linh Lam, Jamf’s Chief Information Officer, and Beth Tschida, Jamf’s Chief Technology Officer is party to an employment agreement with Jamf (the “Employment Agreements”). Under the Employment Agreements, each named executive officer is eligible to receive certain severance payments and benefits if he or she incurs a termination of employment by Jamf without cause or resigns for good reason (each, a “qualifying termination”).
The Employment Agreement for Mr. Strosahl provides that, upon a qualifying termination, Mr. Strosahl will be entitled to:
•
12 months of base salary continuation (or, if a qualifying termination occurs during the three-month period immediately preceding a “change of control” (which includes the Merger) or the one-year period immediately following a “change of control” (such period, the “change of control period”), then 18 months of base salary continuation);

•
reimbursements of the employer portion of any health coverage premiums paid under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of up to 12 months (or, if a qualifying termination occurs during the change of control period, 18 months);

•
acceleration of 50% of then outstanding unvested equity awards that vest based on continued employment or service (100% in the case of a qualifying termination during the change of control period); and

•
in the event a qualifying termination occurs during the change of control period, a prorated bonus for the calendar year that includes the termination date based on deemed achievement of the performance criteria at target levels.

The Employment Agreement for Mr. Rudow provides that, upon a qualifying termination, Mr. Rudow will be entitled to:
•
six months of base salary continuation (or, if a qualifying termination occurs during the change of control period, 12 months of base salary continuation);

•
reimbursements of the employer portion of any health coverage premiums paid under COBRA for a period of up to six months (12 months in the case of a qualifying termination during the change of control period);

•
a prorated bonus for the calendar year that includes the termination date based on deemed achievement of the performance criteria at target levels; and

•
in the event a qualifying termination occurs during the change of control period, 100% of the then outstanding unvested equity awards that vest based on continued employment or service will accelerate.

The Employment Agreements for Mses. Benz, Lam, and Tschida provide that, upon a qualifying termination, Mses. Benz, Lam, and Tschida will be entitled to:
•
six months of base salary continuation (or, if a qualifying termination occurs during the change of control period, 12 months of base salary continuation);

•
reimbursements of the employer portion of any health coverage premiums paid under COBRA for a period of up to six months (12 months in the case of a qualifying termination during the change of control period);

•
in the event a qualifying termination occurs during the change of control period, a prorated bonus for the calendar year that includes the termination date based on deemed achievement of the performance criteria at target levels; and

•
in the event a qualifying termination occurs during the change of control period, 100% of the then outstanding unvested equity awards that vest based on continued employment or service will accelerate.

Payments and benefits under each of the Employment Agreements are subject to the applicable named executive officer’s execution and non-revocation of a general release of claims in favor of Jamf and its affiliates and continued compliance with the Company’s standard confidentiality, invention assignment, non-solicit, non-compete and arbitration agreement.
Quantification of Payments.   For an estimate of the amounts that would be payable to each of Jamf’s named executive officers in the event of a qualifying termination during the change of control period, see the section of this proxy statement titled “— Quantification of Payments and Benefits.” The estimated aggregate amount that would be payable to our executive officers, other than our named executive officers, if immediately after the consummation of the Merger such executive officers incur a qualifying termination is $11,815,138.
Arrangements with Parent
As of the date of this proxy statement, none of our executive officers has had any discussions or negotiations, or entered into any agreement, with Parent or any of its affiliates regarding the potential terms of their individual employment arrangements or the right to purchase or participate in the equity of Parent or one or more of its affiliates following the consummation of the Merger. Prior to or following the Closing, however, certain executive officers may have discussions, or may enter into agreements with, Parent, Jamf, or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates.
280G Mitigation Actions and Other Actions
Under the Merger Agreement, Jamf may take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), including for the executive officers. As of the date of this proxy statement, Jamf has not approved any specific actions to mitigate any impact of Section 280G of the Code on Jamf or any disqualified individuals. Under the Merger Agreement and prior to the Effective Time, Jamf may establish a cash-based retention program in which the executive officers may be able to participate.
Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, Jamf’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”
Quantification of Payments and Benefits
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that may be paid or become payable to each of our named executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation.
The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger is consummated on January 31, 2026, the per share Merger Consideration amount is equal to $13.05 per share of Company Common Stock, that the named executive officer’s employment is terminated by Jamf without cause or by the named executive officer for good reason, in either case, at or immediately following the Effective Time, and, in each case, on that date, the named executive officers’ salary and target bonus amounts are those in effect as of the date of this proxy statement.
In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below. For purposes of this disclosure, “double-trigger” refers to payments and benefits that require the completion of the Merger and a qualifying termination of employment.
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
John Strosahl	1,421,712	15,166,788	59,990	16,648,490
David Rudow	791,753	4,452,647	39,994	5,284,394
Elizabeth Benz	395,521	4,531,599	26,664	4,953,784
Linh Lam	553,071	3,026,543	10,266	3,589,880
Beth Tschida	577,836	5,849,845	1,568	6,429,249
Ian Goodkind(4)	—	—	—	—

(1)
The cash amounts reflected in this column represent potential severance payments to each named executive officer pursuant to each named executive officer’s Employment Agreement if the named executive officer incurs a qualifying termination of employment at or immediately following the Effective Time. Specifically, these cash amounts are double-trigger benefits and consist of (i) a severance payment in an amount equal to 18 months of base salary for Mr. Strosahl and 12 months of base salary for Mr. Rudow and Mses. Benz, Lam and Tschida, (ii) a prorated bonus based on deemed achievement of the performance criteria at target levels for the year in which such termination occurs, and (iii) any earned but unpaid bonus with respect to the year prior to the termination date (notwithstanding any service requirements). For purposes of this disclosure, the amount of each named executive officer’s earned but unpaid prior year bonus assumes payment of the annual bonus for the complete performance period at target performance levels. For more information, see the section of this proxy statement titled “— Employment Agreements with Executive Officers.”

Name	Salary Continuation Payment ($)	Prorated Annual Bonus Payment ($)	Earned But Unpaid Annual Bonus Payment ($)
John Strosahl	825,000	46,712	550,000
David Rudow	450,000	26,753	315,000
Elizabeth Benz	325,000	5,521	65,000
Linh Lam	335,000	17,071	201,000
Beth Tschida	350,000	17,836	210,000
Ian Goodkind(4)	—	—	—

(2)
The amounts reflected in this column represent the potential value that each named executive officer could receive in connection with the acceleration of all of the Unvested Company RSUs (or, as applicable, corresponding Converted Cash Award) held by such named executive officer pursuant to each named executive officer’s Employment Agreement if the named executive officer incurs a qualifying termination of employment at or immediately following the Effective Time. All Company Options held by the named executive officers are fully vested, and, accordingly, no amounts are reflected in the table above for Company Options. The amounts reflected in this column with respect to the acceleration of the Unvested Company RSUs (or, as applicable, corresponding Converted Cash Award) are double-trigger benefits. For more information, see the section of this proxy statement titled “— Employment Agreements with Executive Officers.”

(3)
The amounts reflected in this column represent the value of reimbursement of the employer portion of health premiums payable to each named executive officer pursuant to each named executive officer’s Employment Agreement if the named executive officer incurs a qualifying termination of employment at or immediately following the Effective Time. Specifically, these amounts are double-trigger benefits and consist of an amount equal to 18 months of reimbursements of the employer portion of any health coverage premiums paid under COBRA for Mr. Strosahl and 12 months of reimbursements of the employer portion of any health coverage premiums paid under COBRA for Mr. Rudow and Mses. Benz, Lam and Tschida. For more information, see the section of this proxy statement titled “— Employment Agreements with Executive Officers.”
(4)
Mr. Goodkind departed from his position as the Chief Financial Officer of Jamf effective November 28, 2024. He is not entitled to any payments or benefits in connection with the Merger.

Material U.S. Federal Income Tax Considerations
The following discussion summarizes certain material U.S. federal income tax considerations applicable to holders of Company Common Stock who receive cash in exchange for shares of Company Common Stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial decisions and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (referred to herein as the “IRS”) regarding any of the tax issues discussed herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences of the Merger described in this proxy statement.
This discussion assumes that holders of Company Common Stock hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of Company Common Stock in light of such holder’s individual circumstances, nor does it address U.S. state or local, non-U.S., or estate or gift taxes, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the Medicare tax on net investment income or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not address tax considerations that may be relevant to holders of Company Common Stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions, brokers or dealers in securities or currencies, mutual funds, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities and their partners or members, S corporations, tax-exempt organizations, governmental organizations, retirement or other tax-deferred accounts, insurance companies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates and former citizens or long-term residents of the United States, holders who acquired their Company Common Stock through the exercise of Company Options or otherwise as compensation, holders who hold their Company Common Stock as part of a hedge, straddle, constructive sale, conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, real estate investment trusts, regulated investment companies, holders deemed to sell their shares of Company Common Stock under the constructive sale provisions of the Code, persons who own (directly, indirectly or constructively) an equity interest in Parent or the surviving corporation and holders who exercise appraisal rights in connection with the merger under the DGCL.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partner and the partnership. If you are a partnership holding Company Common Stock or a partner of a partnership holding Company Common Stock, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of the Merger relevant to you.

This discussion is for informational purposes only and is not tax advice. Holders of Company Common Stock are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the Merger to them in light of their particular circumstances, as well as any tax consequences of the Merger arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, “golden parachute” rules, or under any state, local or non-U.S. tax laws or under any applicable income tax treaty.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company Common Stock that, for U.S. federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

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a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons as described in Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person (within the meaning of the Code); and

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an estate, the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Company Common Stock that is, for U.S. federal income tax purposes, an individual, a corporation, a trust or an estate that is not a U.S. holder.
U.S. Holders
The receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares of Company Common Stock exchanged for cash pursuant to the Merger. A U.S. holder’s adjusted tax basis in a share of Company Common Stock will generally be equal to the amount the U.S. holder paid for such share of Company Common Stock. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares of Company Common Stock exceeds one year as of the date of the Closing. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of Company Common Stock (i.e., common stock acquired at the same time and at the same price in a single transaction). U.S. holders who own separate blocks of Company Common Stock should consult their own tax advisors with respect to these rules.
A U.S. holder may, unless an exception applies, be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the cash received pursuant to the Merger, unless such U.S. holder provides its correct taxpayer identification number (referred to as the “TIN”) on IRS Form W-9 (or if appropriate, a substitute or successor form) and certifies under penalties of perjury that such TIN is correct and that such U.S. holder is not subject to backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any; provided that such U.S. holder furnishes the required information to the IRS in a timely manner and other requirements are satisfied.

Non-U.S. Holders
Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with the conduct of a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on earnings and profits (as determined for U.S. federal income tax purposes) effectively connected with a U.S. trade or business, subject to certain adjustments;

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the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or tax at such lower rate as may be specified under an applicable income tax treaty) on the non-U.S. holder’s net gain realized in the Merger, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

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the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (a) the five-year period ending on the date of the Merger and (b) the non-U.S. holder’s holding period in Company Common Stock, and, at any time during such period, the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding Company Common Stock. Generally, a corporation is a United States real property holding corporation if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The Company does not believe that it was and does not expect that it will be a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period ending on the date of the Merger.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 24%) with respect to the cash received by such non-U.S. holder pursuant to the Merger, unless such non-U.S. holder provides the Payment Agent with an applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person as defined under the Code) or otherwise establishes an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the taxing authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the IRS in a timely manner and other applicable requirements are satisfied. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
THE FOREGOING DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES WITH RESPECT TO ANY NON-INCOME TAX OR ANY STATE, LOCAL OR NON-U.S. TAX LAWS.

Regulatory Approvals Required for the Merger
Each party to the Merger Agreement will use its reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the transactions contemplated by the Merger Agreement, including by (A) causing the conditions to the Merger precedent to the Closing to be satisfied and; (B)(I) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities; and (II) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement.
Each party will (and will cause their “ultimate parent entity,” as such term is generally determined in accordance with applicable antitrust laws), (i) within 20 business days of entering into the Merger Agreement, file with the FTC and the Antitrust Division a Notification and Report Form relating to the Merger Agreement and the Merger as required by the HSR Act; and (ii) file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any governmental authority as are required by or otherwise advisable, pursuant to other applicable laws (including antitrust laws and foreign investment laws in the jurisdictions set forth in the Company Disclosure Letter) in connection with the Merger. In relation to this, each party will make (or cause to be made), as promptly as practicable after consultation with the other parties, an appropriate response to a request for any additional information or documentary material from any governmental entity with respect to the Merger pursuant to the HSR Act or any other antitrust laws or any foreign investment laws applicable to the Merger.
If and to the extent necessary to obtain the necessary clearances, approvals, waivers, governmental approvals and to avoid or eliminate each and every impediment under any antitrust laws or foreign investment laws applicable to the Merger as promptly as practicable and in any event at least five business days prior to the Termination Date, each of Parent and Merger Sub shall offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, foreign investment laws and any other antitrust laws including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Jamf and its subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of Jamf and its subsidiaries; (iii) the modification of any course of conduct regarding future operations of Jamf and its subsidiaries; and (iv) any other restrictions on the activities of Jamf and its subsidiaries, including the freedom of action of Jamf and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement; in each case, so as to allow the consummation of the Merger as soon as practicable and, in any event, at least five business days prior to the Termination Date.
Notwithstanding anything in the Merger Agreement to the contrary, nothing in the Merger Agreement shall require or obligate Parent, Merger Sub or their respective affiliates, to, and Jamf will not, without prior written consent of Parent, agree or otherwise be required to take any action contemplated by the Merger Agreement, with respect to any of Parent’s affiliates (excluding Merger Sub, but including (x) Francisco Partners and any investment funds or investment vehicles affiliates with, or managed or advised by, Francisco Partners, and (y) any portfolio company (as such term is commonly understood in the private equity industry) or investment of Francisco Partners or of any such investment fund or investment vehicle), or any interest therein; provided, further, that, notwithstanding the foregoing, nothing in the Merger Agreement shall require the Parties to enter into any agreement or consent decree with the DOJ, FTC or any other governmental authority or take, or agree to take, any other action that is not conditioned on the Closing.
Parent will oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any governmental authority pursuant to any antitrust law that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any Person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental authority, it being understood that the costs and expenses of all such actions shall be borne by Parent.
Legal Proceedings Regarding the Merger
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Jamf, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is the absence of any law, injunction or order (whether temporary, preliminary or permanent) from any governmental authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
Delisting and Deregistration of Company Common Stock
If the Merger is completed, the shares of Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of Company Common Stock will no longer be publicly traded.

THE MERGER AGREEMENT
This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about Jamf. Such information can be found elsewhere in this proxy statement and in the public filings Jamf makes with the SEC, which may be obtained by following the instructions set forth in the section titled “Where You Can Find Additional Information” beginning on page 100.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Jamf, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made by the parties thereto only for the purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in Jamf’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Jamf, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Jamf’s public disclosures.
Structure of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Jamf, whereupon the separate corporate existence of Merger Sub will cease, and Jamf will continue as the surviving corporation and a wholly owned subsidiary of Parent.
Consummation and Effectiveness of the Merger
The Merger will become effective at such time as the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent, Merger Sub and Jamf agree in writing and specify in the certificate of merger. The Closing will take place at 9:00 a.m., New York City time, on a date to be agreed upon by Parent, Merger Sub and Jamf that is no later than the third business day after the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the last to be satisfied or waived of the conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by the Merger Agreement) of such conditions at the Closing) or such other time and date as Parent, Merger Sub and the Company mutually agree in writing. Notwithstanding the foregoing, Parent, Merger Sub and Jamf have agreed that, unless otherwise agreed to in writing by Parent, the Closing shall not take place prior to November 27, 2025.
Consideration to Be Received in the Merger
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (i) each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will automatically be cancelled and converted into and become one share of common stock of the surviving corporation; (ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration, without interest thereon; and (iii) each share of the Owned Company Shares will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
Procedures for Receiving Merger Consideration
Prior to the Closing, Parent will select a nationally recognized bank or trust company reasonably acceptable to Jamf to act as the payment agent for the payment of the aggregate consideration to which holders of shares of Company Common Stock are entitled pursuant to the Merger Agreement, and at or prior to the Closing, Parent will deposit or cause to be deposited with the payment agent an amount in cash necessary to pay for the shares of Company Common Stock (other than shares of Company Common Stock that are (A) held by the Company as treasury stock or (B) owned by Parent or any of its subsidiaries (including Merger Sub) as of immediately prior to the Effective Time (the “Owned Company Shares”) or shares of Company Common Stock held by a holder who has not voted in favor of the adoption of the Merger Agreement or consented thereto in writing, and who has properly exercised appraisal rights in accordance with, and who has complied with, Section 262 of the DGCL with respect to such shares of Company Common Stock (the “Dissenting Company Shares”)) converted into the right to receive the Merger Consideration. Parent may elect, at least two business days prior to the Closing date, for Jamf to deposit with the payment agent a portion of the available cash balances of Jamf and its subsidiaries to satisfy all or a portion of Parent’s obligation to make available to the payment agent cash sufficient to pay the aggregate closing consideration.
Promptly (and in any event no later than three business days) after the Effective Time, Parent and the surviving corporation will cause the payment agent to send to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, as applicable) of one or more certificates (“Certificates”) (if any) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the payment agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect to the shares of Company Common Stock formerly represented by the Certificates. Upon surrender of Certificates for cancellation to the payment agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Merger Consideration, and the Certificates so surrendered will be cancelled. With respect to record holders of uncertificated shares of Company Common Stock (“Uncertificated Shares”), upon the payment agent’s receipt of an “agent’s message” (or such other evidence as the payment agent may reasonably request), the holder of such Uncertificated Shares will be entitled to receive in exchange an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Merger Consideration, and the transferred Uncertificated Shares will be cancelled.
At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with Jamf, by wire transfer of immediately available funds, the aggregate consideration owed to all holders of Company Options and Vested Company RSUs (the “Vested Equity Award Holders”). As promptly as reasonably practicable, but in any event in no less than ten business days after the Closing date, the Vested Equity Award Holders will be paid by Jamf or the surviving corporation or one of its subsidiaries, through its payroll system or payroll provider, all amounts required to be paid to such holders in respect of Company Options and Vested Company RSUs that are cancelled and converted into a cash payment, less any required withholdings. To the extent any Company RSU, Company Option or Converted Cash Award may constitute “nonqualified deferred compensation” subject to Section 409A of the Code, any payment made in respect thereof will be paid on the applicable payment date for such Company RSU or Company Option, as applicable, if required to comply with or be exempt from Section 409A of the Code.
Each of the payment agent, Parent, Jamf, the surviving corporation and each of their respective affiliates and agents will be entitled to deduct and withhold from any cash amounts otherwise payable pursuant to the Merger Agreement to any holder or former holder of shares of Company Common Stock, Company Options, and Company RSUs, such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate governmental authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.
Treatment of Jamf Equity Awards and Company ESPP in the Merger
At the Effective Time, each Company Option will automatically be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option.
At the Effective Time, each Vested Company RSU will be automatically cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.
At the Effective Time, each Unvested Company RSU will automatically be cancelled and converted into a Converted Cash Award with respect to an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Each Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including vesting conditions and accelerated vesting on specific terminations of employment, to the extent applicable) as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time. The surviving corporation or one of its subsidiaries will pay any portion of such Converted Cash Award that vests to the applicable holder thereof, less any applicable withholding taxes, no later than 10 business days following the date on which such portion vests.
Following the date of the Merger Agreement, no new offering periods or purchase periods may be commenced under the Company ESPP, and no employee may newly enroll in the Company ESPP or increase their contribution rates or purchase elections under the Company ESPP. If the Effective Time occurs prior to the end of any outstanding offering period in existence under the Company ESPP as of the date of the Merger Agreement, all outstanding purchase rights under the Company ESPP will automatically be exercised in accordance with the terms of the Company ESPP no later than five calendar days prior to the Effective Time and the Company ESPP will terminate as of immediately prior to the Effective Time. All shares of Company Common Stock purchased under the Company ESPP will be cancelled at the Effective Time and converted into the right to receive cash in accordance with the terms of the Merger Agreement.
Dissenting Shares
If and to the extent required by the DGCL, the Dissenting Company Shares will not be converted into the right to receive the Merger Consideration, but instead holders and beneficial owners of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 unless and until any such holder (or, to the extent applicable, such beneficial owner) fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder (or, to the extent applicable, beneficial owner) fails to perfect or effectively withdraws or loses the right to appraisal under Section 262, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262, then the right of such holder or beneficial owner to receive those rights under and to be paid such consideration as is determined pursuant to Section 262, will cease and such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration without interest thereon, and the surviving corporation shall remain liable for payment of the Merger Consideration without interest thereon for such Dissenting Company Shares in accordance with the Merger Agreement. Jamf will provide prompt (and in any event within three business days) notice to Parent of any demands received by Jamf for appraisal of any shares of Company Common Stock, and Parent will have the opportunity to direct all negotiations and proceedings with respect to such demands;

provided, that Parent will keep Jamf reasonably informed of the status of material negotiations and proceedings. Prior to the Closing, except with the prior written consent of Parent, Jamf will not make any payment with respect to, or settle or offer to settle, or otherwise negotiate any such demands. Parent will not, except with the prior written consent of Jamf, require Jamf to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The Merger Agreement provides that, from and after the Effective Time, all (i) of the property, rights, privileges, powers and franchises of Jamf and Merger Sub will vest in the surviving corporation; and (ii) debts, liabilities and duties of Jamf and Merger Sub will become the debts, liabilities and duties of the surviving corporation. If the Merger is consummated, Jamf will cease to be a publicly traded company. If the Merger is consummated, you will not own any shares of capital stock of the surviving corporation.
At the Effective Time, (i) Jamf’s Charter, as in effect immediately prior to the Effective Time, will be amended and restated in its entirety to be read as set forth in the applicable exhibit attached to the Merger Agreement and, as so amended and restated, will be the certificate of incorporation of the surviving corporation and (ii) the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the surviving corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the surviving corporation.
In addition, from and after the Effective Time until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the board of directors of Merger Sub at the Effective Time will be the board of directors of the surviving corporation and (ii) the officers of Jamf at the Effective Time will be the officers of the surviving corporation.
Representations and Warranties
Jamf, Parent and Merger Sub made representations and warranties in the Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by the Company Disclosure Letter delivered by Jamf to Parent. The representations and warranties made by Jamf are also subject to, and qualified by, certain information in our filings made with the SEC at least two business days before the date of the Merger Agreement.
Jamf’s representations and warranties to Parent and Merger Sub in the Merger Agreement relate to, among other things:
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the organization and good standing of Jamf;

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the corporate power and authority to enter into and to perform its obligations under the Merger Agreement and to complete the transactions contemplated thereby, and the enforceability and due execution and delivery of the Merger Agreement;

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absence of conflicts with the parties’ governing documents, applicable laws and certain contracts;

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approval by the Company Board;

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receipt by the Company Board of an opinion from Jamf’s financial advisor;

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the Requisite Stockholder Approval;

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non-contravention;

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required regulatory filings and authorizations, consents or approvals of governmental authorities;

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the capitalization of Jamf;

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ownership of Jamf’s subsidiaries;

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Jamf’s SEC filings;

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the financial statements of Jamf and Jamf’s internal system of disclosure controls and procedures concerning financial reporting;

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the absence of certain undisclosed liabilities;

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the absence of certain changes, events and developments since December 31, 2024;

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certain material contracts of Jamf and its subsidiaries;

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real property leased by Jamf and its subsidiaries;

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compliance with environmental laws by Jamf and its subsidiaries and other environmental matters;

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ownership of or rights with respect to the intellectual property of Jamf and its subsidiaries;

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data privacy matters;

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the payment of taxes, the filing of tax returns and other tax matters related to Jamf and its subsidiaries;

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compliance with laws related to labor by Jamf and its subsidiaries;

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compliance with applicable laws by Jamf and its subsidiaries;

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certain legal proceedings of Jamf and its subsidiaries;

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certain matters related to the insurance policies and arrangements of Jamf and its subsidiaries;

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certain contracts of Jamf and its subsidiaries with a governmental authority;

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compliance with anti-corruption laws by Jamf and its subsidiaries;

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broker, investment banker or similar fees;

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affiliated party transactions of Jamf and its subsidiaries; and

•
the acknowledgment that there are no further representations and warranties made by or on behalf of Jamf, other than in the Merger Agreement or in any certificate delivered in connection therewith.

In addition, the Merger Agreement contains representations and warranties of Parent and Merger Sub relating to, among other things:
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the organization and good standing of each of Parent and Merger Sub;

•
the corporate power and authority of each of Parent and Merger Sub to enter into and to perform its obligations under the Merger Agreement and to complete the transactions contemplated thereby, and the enforceability and due execution and delivery of the Merger Agreement;

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the absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution and delivery of the Merger Agreement and the performance and consummation of the transactions contemplated thereby;

•
required regulatory filings and authorizations, consents or approvals of governmental authorities;

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the absence of ownership of Company Common Stock;

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the absence of brokers of Parent, Merger Sub, and their affiliates;

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the absence of operations of each of Parent and Merger Sub other than as contemplated by the Merger Agreement;

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the lack of requirement for a vote or approval of the stockholders of Parent in connection with the transactions contemplated by the Merger Agreement;

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the delivery of the Guarantee by Parent;

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execution, validity and sufficiency of the Equity Commitment Letter and Debt Commitment Letter to provide funds to consummate the Merger;

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stockholder and management arrangements;

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solvency of the surviving corporation and its subsidiaries;

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the accuracy of information supplied by Parent and Merger Sub to be included in this proxy statement; and

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the acknowledgment that there are no further representations and warranties made by or on behalf of Parent and Merger Sub other than in the Merger Agreement or in any certificate delivered in connection therewith.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect” or words of similar import. The Merger Agreement provides that a Company Material Adverse Effect means any change, event, effect, development or occurrence that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities, or results of operations of Jamf and its subsidiaries, taken as a whole; provided, however, that, none of the following, and no changes, events, effects, developments or occurrences arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (subject to the limitations set forth below):
•
any general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation, supply chain disruptions and labor shortages;

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any conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

•
any conditions in the industries in which Jamf and its subsidiaries conduct business or in any specific jurisdiction or geographical area in which Jamf and its subsidiaries conduct business, or changes therein;

•
any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberattack, cyberterrorism, terrorism or military actions, including any escalation or worsening of, the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

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earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a governmental authority in response to, any of the foregoing, in each case, in the United States or any other country or region in the world or any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence of any governmental authority, including any shutdown or furlough of the U.S. federal government or its employees or any impact associated with the U.S. federal government’s “debt ceiling”;

•
the negotiation, execution, delivery or performance of the Merger Agreement, announcement of the Merger Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of Jamf and its subsidiaries with customers, suppliers, vendors, lenders, lessors, business or joint venture partners, employees (including any employee attrition), regulators, governmental authorities or any other third person (subject to certain exceptions outlined in the Merger Agreement), or the identity of Guarantor, Parent, Merger Sub or the respective affiliates of the foregoing;

•
the compliance by any party with the express terms of the Merger Agreement, including any action taken or refrained from being taken pursuant to the express terms of the Merger Agreement;

•
any action taken or refrained from being taken, in each case which Parent has approved or consented to in writing following October 28, 2025;

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any changes or proposed changes in U.S. generally accepted accounting principles (“GAAP”) or other accounting standards, or in any applicable laws (or the enforcement or interpretation of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby;

•
any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by any governmental authority in response to any of the foregoing), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

•
any anti-dumping actions, international tariffs, sanctions or any “trade war” or similar actions in the United States or any other country or region in the world;

•
any changes in the price or trading volume of Company Common Stock or to Jamf’s credit ratings, in each case, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

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any failure by Jamf and its subsidiaries to meet (A) any internal or public estimates or expectations of Jamf’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred solely to the extent not otherwise excluded in the definition of Company Material Adverse Effect);

•
the availability or cost of equity, debt or other financing to Parent or Merger Sub; and

•
any transaction litigation or any demand or legal proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection with the transactions contemplated by the Merger Agreement;

except, in each case of bullets one through five and nine through eleven above, to the extent that such changes, events, effects, developments or occurrences have had a disproportionate adverse effect on Jamf and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which Jamf and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.
Certain of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement are qualified by a “Parent Material Adverse Effect” standard (that is, they will not be deemed to be untrue and incorrect unless their failure to be true and correct would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect). For purposes of the Merger Agreement, a Parent Material Adverse Effect means a failure of any representations and warranties of Parent and Merger Sub to be true and correct that would, individually or in the aggregate, reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate other transactions contemplated by the Merger Agreement.
Conduct of Business by Jamf Prior to Consummation of the Merger
Jamf has agreed to certain covenants in the Merger Agreement restricting the conduct of its business from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement (the “Interim Period”). Except as contemplated by the Merger Agreement, as set forth in the Company Disclosure Letter, as required by applicable law, or as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, Jamf shall, and shall cause each of its subsidiaries to, use its commercially reasonable efforts to (i) preserve intact in all material respects its assets, properties, and certain material contracts, (ii) conduct its business in all material respects in the ordinary course of business, and (iii) preserve intact in all material respects its significant commercial relationships with third parties.
In addition, except as expressly contemplated by the Merger Agreement, as set forth in the Company Disclosure Letter, as required by applicable law, or as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), Jamf shall not, and shall not permit any of its subsidiaries, to:
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amend or repeal, the organizational documents of Jamf or any of its subsidiaries, except for immaterial changes to the organizational documents of any of its subsidiaries;

•
propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, division, restructuring, recapitalization or other reorganization;

•
issue, sell, deliver, grant options or rights to purchase or receive, pledge or agree, or commit to issue, sell, grant options or rights to purchase or receive, pledge or deliver (or securities convertible or exchangeable for, or warrants exercisable for) any securities of the Company, except in accordance with the terms of any employment agreements or arrangements or any award agreements under the Company stock plans or otherwise, with respect to, and upon the vesting, exercise or settlement of certain Company equity awards outstanding on October 28, 2025 or granted thereafter in accordance with the terms of the Merger Agreement;

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except for transactions solely among Jamf and its subsidiaries or solely among the subsidiaries of Jamf, adjust, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than with respect to (i) the acquisition by Jamf of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options to pay the exercise price of such Company Options, (ii) withholding of shares of Company Common Stock for certain tax obligations with respect to the exercise of Company Options or settlement of Company RSUs, and (iii) the acquisition by Jamf of Company Options or Company RSUs in connection with the forfeiture of such awards;

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(i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned subsidiary of Jamf to Jamf or one of its wholly-owned subsidiaries, (ii) modify the terms of any shares of its capital stock or other equity or voting interest; or (iii) pledge or encumber any shares of its capital stock or other equity or voting interest;

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incur, assume, issue, settle, endorse, guarantee, or otherwise become liable for any Indebtedness set forth in bullet points 1, 2, 4, 5, and 6, except (i) borrowings in the ordinary course of business under Jamf’s credit facilities as in effect on October 28, 2025, or under facilities that replace, renew, extend, refinance or refund such existing revolving credit facilities (including indebtedness incurred to repay or refinance related fees and expenses); it being understood that Parent will be entitled to consent to any such new facility if such existing facility to which it relates constitutes a Material Contract under the Meger Agreement, (ii) guarantees or credit support provided by Jamf or any of its subsidiaries of the obligations of Jamf or any of its subsidiaries to the extent such indebtedness is in existence on October 28, 2025 or incurred in compliance with the Merger Agreement, (iii) performance bonds and surety bonds entered into in the ordinary course of business and (iv) any Indebtedness among Jamf and its wholly owned subsidiaries or among Jamf’s wholly-owned subsidiaries;

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other than to the extent required by applicable law or required under any employee plan in effect on October 28, 2025, (i) enter into, adopt, amend or modify in any material respect (including accelerating the vesting), or terminate any employee plan (or any plan, program, policy or agreement that would be an employee plan if in effect on October 28, 2025); (ii) increase or accelerate the benefits or compensation payable or paid, whether conditionally or otherwise, of or to any current or former director, officer, employee, or individual independent contractor of Jamf or any of its subsidiaries other than any increase in annual base salary or annual wage rate and commensurate increases in target annual bonus opportunities adopted in the ordinary course of business in respect of any employee or individual service provider whose annual base salary or annual wage rate does not exceed $250,000 after giving effect to such increase, except, in the case of each of clauses (i) and (ii), (A) in conjunction with annual renewal or plan design changes for the employee plans that are made in the ordinary course of business; provided that such changes do not materially increase benefits or the cost to the Company or any of its subsidiaries; or (B) in conjunction with new hires promotions and changes in job position or status of any current employee or other service provider, consistent with past practice; provided that the compensation and benefits provided are substantially the same as the employee being replaced or to other employees or services providers in the same position or status; (iii) pay or commit to pay any severance or termination payments, or any retention, stay, transaction or similar bonus, in each case, to any current or former director, officer, employee, or individual independent contractor of Jamf or any of its subsidiaries; (iv) issue or grant any equity compensation, under the Company stock plans or otherwise, to any current or former director, officer, employee, or individual independent contractor of Jamf or any of its subsidiaries; (v) grant to any current or former director, officer, employee, or individual independent contractor of Jamf or any of its subsidiaries any right to reimbursement, indemnification or payment of taxes incurred under Section 409A or Section 4999 of the Code; and (vi) hire or engage, or terminate (other than for cause) any employee or individual independent contractor of Jamf or any of its subsidiaries with an annual base compensation in excess of $300,000;
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settle, release, waive or compromise any pending or threatened legal proceeding for an amount in excess of $1,000,000 other than (i) any settlement where the amount paid or to be paid by the Company or any of its subsidiaries is covered by insurance coverage maintained by the Company or any of its subsidiaries; (ii) settlements of any Legal Proceedings for an amount not in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of the Company; and (iii) settlements of transaction litigation in compliance with the Merger Agreement;

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materially change Jamf’s or its subsidiaries’ methods, principles or practices of financial accounting or annual reporting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any governmental authority or applicable law;

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(i) make any material tax election that is materially inconsistent with past practices or change or revoke any material tax election except to the extent consistent with past practices, (ii) adopt, change or revoke any material accounting period or method with respect to taxes, unless otherwise required by applicable law, (iii) file any amended material tax return, (iv) enter into any closing agreement with respect to a material amount of taxes, (v) settle or compromise any proceeding with respect to any material tax claim or assessment, (vi) consent to any extension or waiver of any limitation period with respect to material taxes (other than automatic extensions or waivers of time to file income tax returns), (vii) surrender any right to claim a material refund of taxes or (viii) request or enter into any ruling with a governmental authority with respect to taxes;

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incur or commit to incur any capital expenditures other than (i) as set forth in the Company Disclosure Letter or (ii) expenditures that do not exceed $1,000,000 individually or $2,500,000 in the aggregate;

•
enter into, modify in any material respect, amend in any material respect or terminate (other than any material contract that has expired in accordance with its terms) any material contract except in the ordinary course of business;

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acquire or make an investment in any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any person (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly-owned subsidiary of Jamf, (ii) assets in the ordinary course of business or (iii) that do not exceed $5,000,000 in the aggregate;

•
sell, transfer, assign, abandon, or otherwise dispose of, or license, pledge or encumber, or grant any lien (other than a Permitted Lien) on any material assets, rights, or properties (including material Company Intellectual Property), other than (i) non-exclusive licenses to Company Intellectual Property granted in the ordinary course of business, (ii) expirations of Company Intellectual Property at the end of the applicable statutory term, (iii) of sales of products and services or dispositions of assets in the ordinary course of business, (iv) that do not have a purchase price that exceeds $300,000 individually or $2,000,000 in the aggregate or (v) solely between Jamf and its wholly-owned subsidiaries or solely between the Jamf’s wholly-owned subsidiaries;
•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Jamf or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed thereby;

•
make any loans, advances or capital contributions to, any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with Jamf’s or its subsidiaries’ policies related thereto; (iii) loans, advances or capital contributions to, any direct or indirect wholly owned subsidiaries of Jamf; and (iv) if not otherwise covered by clauses (i), (ii) or (iii), in amounts less than $100,000 in the aggregate outstanding at any given time;

•
enter into, amend or terminate any collective bargaining agreement or other labor Contract with a Union;

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effectuate or announce any plant closing or mass layoff which would trigger the notice requirements of the WARN Act;

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amend any posted privacy policies or the operation or security of any IT Assets, in each case, in any materially adverse manner, except to the extent required by applicable law; or

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agree, resolve or commit to take any of the foregoing actions.

Regulatory Filings; Efforts
Each party to the Merger Agreement will use its reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the transactions contemplated by the Merger Agreement, including by (A) causing the conditions to the Merger precedent to the Closing to be satisfied and; (B)(I) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities; and (II) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement.
Each party will (and will cause their “ultimate parent entity,” as such term is generally determined in accordance with applicable antitrust laws), (i) within 20 business days of entering into the Merger Agreement, file with the FTC and the Antitrust Division a Notification and Report Form relating to the Merger Agreement and the Merger as required by the HSR Act; and (ii) file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any governmental authority as are required by or otherwise advisable, pursuant to other applicable laws (including antitrust laws and foreign investment laws in the jurisdictions set forth in the Company Disclosure Letter) in connection with the Merger. In relation to this, each party will make (or cause to be made), as promptly as practicable after consultation with the other parties, an appropriate response to a request for any additional information or documentary material from any governmental entity with respect to the Merger pursuant to the HSR Act or any other antitrust laws or any foreign investment laws applicable to the Merger.
If and to the extent necessary to obtain the necessary clearances, approvals, waivers, governmental approvals and to avoid or eliminate each and every impediment under any antitrust laws or foreign investment laws applicable to the Merger as promptly as practicable and in any event at least five business days prior to the Termination Date, each of Parent and Merger Sub shall offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, foreign investment laws and any other antitrust laws including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Jamf and its subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of Jamf and its subsidiaries; (iii) the modification of any course of conduct regarding future operations of Jamf and its subsidiaries; and (iv) any other restrictions on the activities of Jamf and its subsidiaries, including the freedom of action of Jamf and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement; in each case, so as to allow the consummation of the Merger as soon as practicable and, in any event, at least five business days prior to the Termination Date.
Notwithstanding anything in the Merger Agreement to the contrary, nothing in the Merger Agreement shall require or obligate Parent, Merger Sub or their respective affiliates, to, and Jamf will not, without prior written consent of Parent, agree or otherwise be required to take any action contemplated by the Merger Agreement, with respect to any of Parent’s affiliates (excluding Merger Sub, but including (x) Francisco Partners and any investment funds or investment vehicles affiliates with, or managed or advised by, Francisco Partners, and (y) any portfolio company (as such term is commonly understood in the private equity industry) or investment of Francisco Partners or of any such investment fund or investment vehicle), or any interest therein; provided, further, that, notwithstanding the foregoing, nothing in the Merger Agreement shall require the Parties to enter into any agreement or consent decree with the Department of Justice, FTC or any other governmental authority or take, or agree to take, any other action that is not conditioned on the Closing.
Parent will oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any governmental authority pursuant to any antitrust law that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental authority, it being understood that the costs and expenses of all such actions shall be borne by Parent.
No Solicitation or Negotiation
The Merger Agreement provides that Jamf and its subsidiaries shall not, and shall not authorize or knowingly permit their respective representatives to, directly or indirectly, during the Interim Period:
•
solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal, inquiry or offer with respect to, that constitutes or could reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement);

•
furnish to any person (other than Parent, Merger Sub or their designees) any nonpublic information relating to Jamf or its subsidiaries or afford to any person access to the business, properties, assets, books, records or personnel of Jamf or any of its subsidiaries with the intent to knowingly induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal, inquiry or offer with respect to, that constitutes or could reasonably be expected to lead to an Acquisition Proposal (as defined below);

•
participate or engage in discussions or negotiations with any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) with respect to an Acquisition Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal), in each case, other than only informing such persons of the existence of the provisions contained in the Merger Agreement and contacting the person making the Acquisition Proposal solely in order to clarify any ambiguous terms or conditions of the Acquisition Proposal (but not to engage in negotiations or provide non-public information) that are necessary to determine whether the Acquisition Proposal constitutes a Superior Proposal;

•
approve, endorse, recommend or enter into, or propose to approve, endorse, recommend or enter into, any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Alternative Acquisition Agreement; or

•
approve, endorse, recommend or declare advisable an Acquisition Proposal.

During the Interim Period, Jamf will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board (or any committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would inconsistent with its fiduciary duties under applicable law.
Jamf was required to promptly request that each person (other than Parent, the Guarantors, the financing sources and their respective representatives and affiliates) with whom a confidentiality agreement was entered into at any point during the 18-month period prior to October 28, 2025, with respect to an Acquisition Proposal return or destroy all nonpublic information furnished by or on behalf of Jamf or any of its subsidiaries and to promptly terminate access to all data rooms furnished in connection therewith.
The Merger Agreement provides that the term “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.
Furthermore, the term “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
•
any direct or indirect purchase or other acquisition by any person or group of persons, whether from Jamf or any other person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock (or more than 20% of the voting power of the Company) outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group of persons that, if consummated in accordance with its terms, would result in such person or group of persons beneficially owning more than 20% of the Company Common Stock (or more than 20% of the voting power of the Company) outstanding after giving effect to the consummation of such tender or exchange offer;

•
any direct or indirect purchase or other acquisition by any person or group of persons, or stockholders of any such person or group of persons of more than 20% of the consolidated assets (including equity securities of the subsidiaries of the Company), net revenue or net income of Jamf and its subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board);

•
any direct or indirect merger, consolidation, business combination, joint venture, partnership, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its subsidiaries pursuant to which any person or group of persons, or stockholders of any such person or group of persons, would hold, directly or indirectly, more than 20% of the equity interests or voting power of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

•
any combination of the foregoing.

For the avoidance of doubt, the Merger and the other transactions contemplated by the Merger Agreement will not be deemed an Acquisition Proposal.
Financing Cooperation
Jamf has agreed to use its commercially reasonable efforts to, and to cause its subsidiaries and their respective Representatives to use its respective commercially reasonable efforts to provide Parent with such customary cooperation (provided that such cooperating does not unreasonably interfere in any material respects with the ongoing operations of Jamf or its subsidiaries) as reasonably requested by Parent and Merger Sub to arrange, syndicate and obtain any debt financing to be obtained to fund the transactions contemplated by the Debt Commitment Letter including using commercially reasonable efforts in: (i) causing management of Jamf to participate in a reasonable number of telephonic meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions (upon reasonable request) with ratings agencies to the extent customary for the Debt Financing at times and locations to be mutually agreed, (ii) providing reasonable and customary assistance to Parent and Merger Sub with the preparation of customary rating agency presentations including providing customary authorization and representation letters authorizing the distribution of pertinent information relating to Jamf and its subsidiaries to prospective lenders or investors and containing representations with respect to presence of or absence of material non-public information relating to Jamf and its subsidiaries and the accuracy of the information relating to Jamf and its subsidiaries contained therein, lender presentations, private placement memoranda, and bank information memoranda, any syndication memoranda and any other customary marketing material required in connection with the Debt Financing, (iii) assisting Parent and Merger Sub in connection with the preparation of any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent or Merger Sub, (iv) furnishing Parent and Merger Sub with certain required financing information; it being understood that Parent shall (and, for the avoidance of doubt, Jamf shall not) be responsible for the preparation of any pro forma financial statements and marketing materials for the Debt Financing (provided that, notwithstanding the foregoing, Jamf shall not be obligated to deliver any financial information in a form not customarily prepared by Jamf unless such information is readily available and customarily provided for debt financings of the type of the Debt Financing), (v) assisting in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing date; it being understood that no such corporate or other action will take effect prior to the Closing and the directors of Jamf will not approve the Debt Financing prior to the Closing date, (vi) provide at least four business days prior to the Closing date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer”, anti-money laundering rules and regulations and beneficial ownership rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230 including necessary internal bank regulatory policies, relating to Jamf or any of its subsidiaries to the extent they are intended, immediately following the Closing, to be obligors in respect of the Debt Financing, in each case as reasonably requested by Parent or Merger Sub at least nine business days prior to the Closing date (it being understood and agreed that this clause (vi) shall not be subject to any “commercially reasonable efforts” qualifier otherwise contained in the Merger Agreement); and (vii) to the extent reasonably requested by Parent, providing reasonable and customary assistance to Merger Sub in obtaining private corporate and facilities credit ratings with respect to the Debt Financing.
No such requested cooperation from Jamf or any of its subsidiaries will require it to (i) waive or amend any terms of the Merger Agreement or pay any fees or reimburse any expenses prior to the Effective Time, (ii) enter into any definitive agreement or documentation, the effectiveness of which is not conditioned upon the Closing, (iii) give any indemnities or incur any fees that are effective prior to the Effective Time or (iv) take any action that would unreasonably or materially interfere with the conduct of the business of Jamf and its subsidiaries, breach any confidentiality obligations or create a risk of damage or destruction to any property or assets of Jamf or any of its subsidiaries.
Indemnification and Insurance
For a period of six years following the Effective Time, the surviving corporation and its subsidiaries will, and Parent will cause the surviving corporation and its subsidiaries to, honor and fulfill, in all respects, the obligations of Jamf and its subsidiaries pursuant to any indemnification agreements (including with respect to that certain Amended and Restated Director Nomination Agreement, made and entered into as of September 1, 2020, by and among Jamf, the Vista Stockholders and VEP Group, LLC) between Jamf and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers, (and any person who becomes a director or officer of Jamf or any of its subsidiaries prior to the Effective Time), on the other hand (each, together with such person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, for a period of six years following the Effective Time, the surviving corporation and its subsidiaries will, and Parent will cause the surviving corporation and its subsidiaries to, cause all the organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of Jamf and its subsidiaries that are in effect as of the date of the Merger Agreement, which provisions will not be repealed, amended or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder, except as required by applicable law.
For a period of six years following the Effective Time, the surviving corporation will, and Parent will cause the surviving corporation to, indemnify and hold harmless, to the fullest extent permitted by applicable law, and any of its subsidiaries or affiliates in effect on the date of the Merger Agreement, shall indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses, including attorneys’

fees and investigation expenses, judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to the fact that an Indemnified Person is or was a director, officer employee or agent of Jamf or such subsidiary or affiliate; any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of Jamf or any of its subsidiaries or other affiliates, or taken at the request of Jamf or such subsidiary or affiliate (including in connection with serving at the request of Jamf or such subsidiary or affiliate as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); or the Merger, as well as any actions taken by Jamf, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent).
If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to the Merger Agreement terms described in the paragraph directly above, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such legal proceeding, the surviving corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such legal proceeding. None of Parent, the surviving corporation nor any of their respective affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any legal proceeding for which indemnification may be sought by an Indemnified Person pursuant to the Merger Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such legal proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the surviving corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the surviving corporation.
For a period of six years following the Effective Time, the surviving corporation shall (and Parent shall cause the surviving corporation to) maintain in effect Jamf’s current directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the director and officer insurance in effect as of immediately prior to the Effective Time; provided that the surviving corporation will not be obligated to pay annual premiums in excess of 300% of the annual premium amount paid by Jamf for coverage for its last full fiscal year ended prior to the Effective Time, which amount is referred to as the maximum annual premium. If the annual premiums of such insurance coverage exceed the maximum annual premium, then the surviving corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the maximum annual premium from an insurance carrier with the same or better credit rating as Jamf’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time, Jamf will purchase a prepaid “tail” policy with respect to directors’ and officers’ liability insurance policies so long as the aggregate cost for such “tail” policy does not exceed the maximum annual premium. If Jamf elects to purchase such a “tail” policy prior to the Effective Time, the surviving corporation shall (and Parent shall cause the surviving corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations under such “tail” policy. If Jamf is unable to obtain the “tail” policy and Parent or the surviving corporation are unable to obtain the insurance described in the Merger Agreement for an annual cost less than or equal to the maximum annual premium, Parent shall cause the surviving corporation to instead obtain as much comparable insurance as possible for an aggregate annual premium not exceeding the maximum annual premium.
Continuing Employee Matters
For a period of twelve months following the Effective Time, the surviving corporation and its subsidiaries shall (and Parent shall cause the surviving corporation and its subsidiaries to) maintain for the benefit of each continuing employee (i) a base salary or wage rate, as applicable, and annual target cash incentive opportunities (excluding retention, long-term incentive, change in control or transaction-based, equity and equity-based compensation) that are, in each case, no less favorable than those in effect for such continuing employee immediately before the Effective Time; (ii) severance and termination benefits (excluding any equity or equity-based compensation) that are no less favorable than those applicable to such continuing employee immediately before the Effective Time and that are set forth in the Company Disclosure Letter; and (iii) all other benefit or compensation plans, programs, policies, agreements or arrangements of the surviving corporation or any of its subsidiaries (excluding nonqualified deferred, retention, long-term incentive, change in control, transaction-based, equity and equity-based compensation, and defined benefit pension and retiree medical benefits) at levels that are substantially comparable in the aggregate to those in effect for such continuing employee under Jamf employee plans as of immediately prior to the Effective Time.
With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any continuing employee at or after the Effective Time (each such plans, a “New Plan”), Parent and its subsidiaries (including the surviving corporation) shall (and Parent shall cause the surviving corporation and its subsidiaries to) cause to be granted to such continuing employee credit for all service with Jamf and its subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual, and severance entitlement or termination pay), except to the extent that it would result in duplication of compensation or benefits for the same period of service, or for purposes of any defined benefit pension plan, or retiree medical benefits. In addition, and without limiting the generality of the foregoing, Parent will cause the surviving corporation and its subsidiaries to use commercially reasonable efforts to cause (i) each continuing employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Jamf employee plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the continuing employees and their covered dependents to the extent such conditions were inapplicable, met or waived under the comparable employee plan in which such continuing employee participated immediately prior to the Effective Time; (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, the surviving corporation and its subsidiaries will cause any eligible expenses incurred by the continuing employees and their covered dependents during the portion of the plan year under the Old Plan ending on the date that continuing employees’ participation in the corresponding New Plan begins to be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such continuing employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iv) the surviving corporation and its subsidiaries shall credit the accounts of the continuing employees under any New Plan that is a flexible spending account plan with any unused balances in the account of such continuing employees under the Old Plan that is a flexible spending account plan. Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the Effective Time will be credited to such continuing employee following the Effective Time, and will not be forfeited on account of accrual limits or other forfeiture.
Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements, including a covenant in which each of Parent and Jamf covenants or agrees to consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements (including media interviews and calls with analysts, institutional investors or similar persons) with respect to the Merger, and shall not issue any such press release or make any such public statement without consulting with the other party, except as otherwise provided in the Merger Agreement.
In addition, Jamf will, prior to the Effective Time:
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provide Parent with prompt written notice of all transaction litigation (including by providing copies of all pleadings and material correspondence with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Parent will have the opportunity to participate in (but not control) the defense, settlement or prosecution of any transaction litigation; and consult with Parent with respect to the defense, settlement and prosecution of any transaction litigation. Jamf may not compromise or settle any transaction litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed);
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cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable laws and the rules and regulations of the Nasdaq to cause the de-listing by Jamf of the Company Common Stock from the Nasdaq as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such de-listing;

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be permitted to take all such actions as may be reasonably necessary or advisable to cause any dispositions of equity interests of Jamf (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of Jamf, to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

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as promptly as reasonably practicable after (and in any event within 20 business days of) the date of the Merger Agreement, prepare and file with the SEC a preliminary proxy statement and, shall use its reasonable best efforts to, as promptly as reasonably practicable and in no event more than five business days, following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the proxy statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified Jamf by 11:59pm New York City time on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the proxy statement.

Conditions to Consummation of the Merger
The obligation of each party to consummate the Merger is subject to the satisfaction by each of the parties of the following conditions:
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the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock having been obtained;

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expiry or termination of the applicable waiting period pursuant to the HSR Act, and the approval, clearance or expiration of any waiting periods pursuant to foreign direct investment and ex-U.S. merger control and antitrust laws applicable to the transactions (and any extensions thereof); and

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no law, injunction or order (whether temporary, preliminary or permanent) by any governmental authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger having been enacted, entered, or promulgated with continuing effect.

The obligations of Parent and Merger Sub to consummate the Merger are further subject to satisfaction (or waiver by Parent where permissible pursuant to applicable law) of the following further conditions:
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(i) the representations and warranties of Jamf relating to its organization and good standing, corporate existence and power, corporate authorizations, the Company Board recommendation, the inapplicability of certain takeover laws, the Requisite Stockholder Approval, the reservation for issuance of shares of Company Common Stock underlying Jamf’s equity awards and in connection with conversion of Jamf’s outstanding convertible senior notes, the vesting schedule and per share exercise price of the Company Options and Company RSUs and brokers’ and finders’ fees in each case, being true and correct in all material respects on the Closing date as if made on the Closing date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date), (ii) the representations and warranties of Jamf relating to its authorized capital stock, issued and outstanding capital stock, outstanding Company Options and Company RSUs and Jamf’s other equity securities being true in all but de minimis respects on the Closing date as if made on the Closing date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all but de minimis respects only as of such specified date), (iii) the representations and warranties of Jamf relating to the absence of any Company Material Adverse Effect since December 31, 2024 shall be true and correct in all respects on the Closing date as if made on the Closing date, and (iv) the other representations and warranties of Jamf set forth in Article III of the Merger Agreement shall be true and correct on the Closing date as if made on the Closing date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;
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Jamf having complied in all material respects with the covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the Closing;

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no Company Material Adverse Effect (as defined in “— Representations and Warranties”) having occurred since the date of the Merger Agreement; and

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the receipt by Parent and Merger Sub of a certificate of a duly authorized executive officer of Jamf, certifying that each of the conditions specified in the preceding three bullets have been satisfied.

The obligation of Jamf to consummate the Merger is further subject to satisfaction (or waiver by Jamf where permissible by applicable law) at or prior to the Effective Time of the following conditions:
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the representations and warranties of Parent and Merger Sub contained in the Merger Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) as of the Closing date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement (a “Parent Material Adverse Effect”);

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Parent and Merger Sub having complied in all material respects with the covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the Closing; and

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the receipt by Jamf of a certificate of a duly authorized officer of Parent and Merger Sub, certifying that each of the conditions specified in the preceding two bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated as follows:
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at any time prior to the Effective Time (whether before or after receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and Jamf;

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by either Parent or Jamf, at any time prior to the Effective Time (whether before or after receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court or other governmental authority of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger; provided that the right to terminate the Merger Agreement for this reason is not available to a party if such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement;

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by either Parent or Jamf if the Merger is not consummated on or before the Termination Date; provided that the right to terminate the Merger Agreement for this reason is not available to a party if the failure of the Merger to occur prior to the Termination Date was primarily due to or primarily caused by the failure of such party to perform any of its obligations under the Merger Agreement;
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by either Parent or Jamf, at any time prior to the Effective Time if Jamf fails to obtain the Requisite Stockholder Approval at the Special Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;

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by Parent, if Jamf has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement, except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate the Merger Agreement prior to the delivery by Parent to Jamf of written notice of such breach, delivered prior to the earlier of (A) at least 45 days prior to such termination and (B) the Termination Date, stating Parent’s intention to terminate the Merger Agreement and the basis for such termination, it being understood that Parent will not be entitled to terminate the Merger Agreement if such breach has been cured prior to termination (to the extent capable of being cured); further, Parent will not have the right to terminate the Merger Agreement if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a failure of a condition set forth in the Merger Agreement;

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by Jamf, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement, except that if such breach is capable of being cured prior to the Termination Date, Jamf will not be entitled to terminate the Merger Agreement prior to the delivery by Jamf to Parent of written notice of such breach, delivered prior to the earlier of (A) at least 45 days prior to such termination and (B) the Termination Date, stating Jamf’s intention to terminate the Merger Agreement and the basis for such termination, it being understood that Jamf will not be entitled to terminate the Merger Agreement if such breach has been cured prior to termination (to the extent capable of being cured); further, Jamf will not have the right to terminate the Merger Agreement if it is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a failure of a condition set forth in the Merger Agreement; or

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by Jamf (i) if all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the Closing), (ii) Jamf has irrevocably confirmed to Parent in writing that all of the conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied); (iii) Parent fails to consummate the Transaction by the date that is three business days after the later of (x) the date of delivery of notice of termination of the Merger Agreement and (y) the first date on which Parent is required to consummate the Closing pursuant to the Merger Agreement, and (iv) Jamf has irrevocably confirmation to Parent in writing that it is ready, willing, able and prepared to consummate the Closing.

In addition, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company (prior to obtaining the Requisite Stockholder Approval) in order to enter into a definitive agreement providing for a Superior Proposal (as defined in the Merger Agreement) and, (y) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by Parent (prior to obtaining the Requisite Stockholder Approval) if the Company Board changes its recommendation to the Company’s stockholders to vote to adopt the Merger Agreement.
Termination Fees and Expenses
Jamf will pay Parent (or its designee) the Company Termination Fee of $68,080,000 under the following circumstances:

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if (i) the Merger Agreement is validly terminated (A) because (x) the Merger is not consummated on or before the Termination Date, (y) the Company has failed to obtain the Requisite Stockholder Approval or (z) Jamf has breached or failed to perform any of its representations or warranties contained in the Merger Agreement which breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement, and such breach is incapable of being cured prior to the Termination Date, (B) after execution and delivery of the Merger Agreement and prior to termination of the Merger Agreement, any person publicly announced or provided to the Company Board or management of Jamf an Acquisition Proposal, and not withdrawn such Acquisition Proposal at least five business days prior to the Special Meeting or prior to the date of termination in the case of a termination pursuant to the Merger Agreement, and (C) within 12 months following such termination of the Merger Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction (whether consummated or not), then Jamf shall promptly (and in any event within three business days) upon the earlier of entry into such definitive agreement or the consummation of such Acquisition Transaction pay, or cause to be paid, to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this bullet, all references to “20%” in the definition of “Acquisition Transaction” (as defined in “— No Solicitation or Negotiation) will be deemed to be references to “50%;”

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if the Merger Agreement is terminated by Parent, because the Company Board (or a committee thereof) has effected a Company Board Recommendation Change then the Company must promptly (and in any event within three business days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent; or

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if the Merger Agreement is terminated by Jamf pursuant to a Superior Proposal, then Jamf must prior to or substantially concurrent with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

Parent will pay Jamf the Parent Termination Fee of $136,170,000 in the event the Merger Agreement is terminated:
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by Jamf if Parent breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement which breach or failure to perform would result in a failure of a specified closing condition, and such breach is incapable of being cured prior to the Termination Date;

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by Jamf (i) if all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied), (ii) Parent fails to consummate the Closing by the date that is three business days after the later of (x) the date of delivery of notice of termination of the Merger Agreement and (y) the date the Closing is required to have occurred and (iii) Jamf has irrevocably confirmed in a written notice to Parent that all of the conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), and that the Company is ready, willing, able and prepared to consummate the Closing; or

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by Jamf or Parent if the Merger is not consummated on or before the Termination Date; provided that at such time Jamf has the right to terminate the Merger Agreement pursuant to the two bullet points described above.

Superior Proposal and Change of Recommendation
Notwithstanding the restrictions set forth above, at any time prior to obtaining the Requisite Stockholder Approval, Jamf and the Company Board (or a committee thereof) may, directly or indirectly, participate or engage in discussions or negotiations with, furnish any nonpublic information relating to Jamf or any of its subsidiaries to, or afford access to the business, properties, assets, books, records or personnel of, Jamf or any of its subsidiaries, in each case, pursuant to and following the execution of, an acceptable confidentiality agreement to any person or such person’s representatives that has made, renewed or delivered to Jamf an Acquisition Proposal after the date of execution of the Merger Agreement and otherwise facilitated such Acquisition Proposal or assisted such person (and such person’s representatives and financing sources) with such Acquisition Proposal if requested by such person, in each case with respect to an Acquisition Proposal, and that the Company Board (or a committee thereof) has determined in good faith (i) (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and (ii) after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law.
Except for the exceptions set forth below, the Company Board will not (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) adopt, approve, recommend or endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend to Jamf’s stockholders, an Acquisition Proposal; (C) fail to include the Company Board recommendation in this proxy statement; (D) fail to publicly reaffirm the Company Board recommendation within ten business days after Parent so requests in writing (it being understood that Jamf will have no obligation to make such reaffirmation on more than two separate occasions); (E) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within 10 business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (or if the Special Meeting is scheduled to be held within 10 business days from the date of such commencement, promptly and in any event at least two business days before the date on which the Special Meeting is scheduled to be held) or (F) resolve, agree or publicly propose to do any of the foregoing.
Notwithstanding the restrictions set forth above, at any time prior to obtaining the Requisite Stockholder Approval, the Company Board (or a committee thereof) may (i) make a Company Board Recommendation Change if the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel and financial advisor) that, as a result of a change, event, effect, development or circumstance that (a) is material to the Company and its subsidiaries, taken as a whole, (b) was not known or reasonably foreseeable to the Company Board on or prior to the date of the Merger Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of the Merger Agreement) and (c) does not relate to (1) any Acquisition Proposal or (2) the mere fact, in and of itself, that the Company meets or exceeds any internal or published financial projections, forecasts or estimates for any period ending on or after October 28, 2025, or changes after October 28, 2025 in the market price or trading volume of the Company Common Stock, failure to make such Company Board Recommendation Change would be inconsistent with Jamf’s directors’ fiduciary duties under applicable law or (ii) make a Company Board Recommendation Change or terminate the Merger Agreement if Jamf has received an unsolicited Acquisition Proposal that did not result from a breach of the Merger Agreement (other than de minimis breaches), and that the Company Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel and financial advisor) constitutes a Superior Proposal.
Amendment and Waiver
The parties to the Merger Agreement may amend the Merger Agreement by their written and signed agreement. However, after receipt of the Requisite Stockholder Approval no amendment may be made to the Merger Agreement that requires the approval of Jamf stockholders pursuant to the DGCL without such approval.
At any time prior to the Effective Time, Parent and Jamf may, subject to the terms of the Merger Agreement and to the extent legally allowed (x) extend the time for performance of any of the obligations or other acts of the other party, as applicable; (y) waive any inaccuracies in the representations and warranties of the other party contained therein or in any document delivered pursuant thereto; and (z) subject to the requirements of applicable law, waive compliance by the other party with any of the Merger Agreements or conditions contained therein applicable to such party.

Governing Law; Jurisdiction and Waiver of Jury Trial
The Merger Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to the Merger Agreement or the actions of Parent, Merger Sub or Jamf in the negotiation, administration, performance and enforcement of the Merger Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with the Merger Agreement or as an inducement to enter into the Merger Agreement), shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.
Each party to the Merger Agreement has agreed to irrevocably submit to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware), in the event that any dispute or controversy arises out of the Merger Agreement, the Guarantee or the transactions thereby and has agreed that all claims with respect to such proceeding shall be brought, tried and determined only in such court. The parties to the Merger Agreement have agreed that a final judgment in any such proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement.
Specific Performance
Jamf and Parent have acknowledged and agreed that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of the Merger Agreement; (B) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (including Jamf’s right to specific performance to cause Parent and Merger Sub to comply with the Section 6.6 of the Merger Agreement; (C) the ability of either party to recover damages for fraud or any willful and material of the Merger Agreement is not intended to and does not adequately compensate Jamf, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of the Merger Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (D) the right of specific enforcement is an integral part of the Merger and without that right, neither Jamf nor Parent would have entered into the Merger Agreement. The Merger Agreement further provides that notwithstanding the forgoing, Jamf will only be entitled to seek specific performance if (i) all of the conditions to Parent and Merger Sub’s obligations to consummate the Merger (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (ii) Parent and Merger Sub fail to consummate the Closing by the date the Closing is required to have occurred pursuant to the Merger Agreement; (iii) all of the conditions to consummation of the Debt Financing provided by the Debt Commitment Letter have been satisfied (other than the receipt of the Equity Financing (as defined in the Merger Agreement) and the satisfaction of those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) and the portion of the Debt Financing required to be funded in connection with the Merger has been funded or will be funded at the Closing (for the avoidance of doubt, the delayed draw term loan facility and the revolving credit facility shall be funded after the Closing in accordance with the terms set forth in the Debt Commitment Letter) in accordance with the terms of the Debt Commitment Letter if the Equity Financing were funded at the Closing; and (iv) Jamf irrevocably confirms to Parent in writing that it is ready, willing, able and prepared to consummate the Closing and that all of the conditions to the Jamf’s obligation to consummate the Merger have been satisfied or waived.

MARKET INFORMATION AND DIVIDENDS
The Company Common Stock began trading on the Nasdaq under the symbol “JAMF” on July 22, 2020. Prior to that, there was no public market for the Company Common Stock. The closing price of Company Common Stock on the Nasdaq on October 28, 2025, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $11.15 per share of Company Common Stock, each share of which is entitled to one vote. On            , 2025, the most recent practicable date before this proxy statement was mailed to Jamf stockholders, the closing price for Company Common Stock on the Nasdaq was $      per share of Company Common Stock. You are encouraged to obtain current market quotations for Company Common Stock in connection with voting your shares of Company Common Stock.
As of November 20, 2025, 134,062,830 shares of Company Common Stock were issued and outstanding, held by 18 stockholders of record.
Since the date of our initial public offering, Jamf has not paid dividends on outstanding Company Common Stock. Further, the Merger Agreement prohibits declaring, setting aside or paying any dividend or other distribution with respect to the capital stock of Jamf, other than dividends or distributions paid in cash from a direct or indirect wholly owned subsidiary of Jamf to the Company or another direct or indirect wholly owned subsidiary of Jamf.

VOTING AGREEMENTS
In connection with the consummation of the transactions contemplated by the Merger Agreement, each of John Strosahl and Dean Hager and the Vista Stockholders have executed the Voting Agreements in favor of Parent concurrently with the execution of the Merger Agreement, pursuant to which such stockholders have agreed, among other things, to vote all shares of Company Common Stock owned by them, collectively constituting approximately 35.2% of the outstanding shares of Company Common Stock as of November 20, 2025, in favor of the approval and adoption of the Merger Agreement and against (a) any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of Jamf contained in the Merger Agreement or that would reasonably be expected to result in any condition of the Merger Agreement not being satisfied prior to the Voting Agreement Termination Date (as defined below), (b) any Acquisition Proposal and (c) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving Jamf and (d) any other action, agreement, or proposal that would reasonably be expected to prevent, materially impede, adversely affect or materially delay the consummation of the Merger. The adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote at the Special Meeting is the only vote or approval of the holders of any of Jamf’s capital stock necessary to adopt the Merger Agreement and consummate the Merger.
Until the Voting Agreement Termination Date, each stockholder that is party to a Voting Agreement agrees not to (i) tender any shares of Company Common Stock that such stockholder owned as of October 28, 2025 or acquires following such date (“Covered Shares”), (ii) offer, sell, transfer, assign, hypothecate, encumber, or otherwise dispose (collectively, “Transfer”) or enter into any agreement or other arrangement with respect to the Transfer of any Covered Shares or (iii) grant any proxies, establish any voting trusts or enter into any voting agreement with respect to any Covered Shares that is inconsistent with the Voting Agreement; provided, however, that such stockholder may transfer any such shares to (a) any other stockholder, (b) any affiliate of such stockholder or (c) with respect to John Strosahl and Dean Hager, any transfer for estate planning purposes, so long as such transferee agrees in writing to be bound by the Voting Agreement. Any transfer or attempted transfer of any such shares in violation of the transfer restrictions set forth in the Voting Agreements shall be null and void and of no effect whatsoever.
Each of the Voting Agreements terminates upon the earliest to occur of (a) the valid termination of the Merger Agreement, (b) the Effective Time, (c) a Company Board Recommendation Change, (d) with respect to any stockholder that is party to such Voting Agreement, the election of such stockholder in its, his or her sole discretion to terminate such Voting Agreement following any amendment of any terms or provision of the original unamended Merger Agreement, without the prior written consent of such stockholder, that reduces or changes the form of consideration payable pursuant to the Merger Agreement or (e) with respect to any stockholder that is party to such Voting Agreement, as set forth in a mutual written agreement of Jamf, Parent and such stockholder (the earliest such date set forth in clauses (a) through (e), the “Voting Agreement Termination Date”).
Each stockholder that is a party to a Voting Agreement has agreed to waive all appraisal rights under Section 262 of the DGCL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of the Company Common Stock as of November 20, 2025, for:
•
each person or group known to us who beneficially owns more than 5% of the Company Common Stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 134,062,830 shares of Company Common Stock outstanding as of November 20, 2025. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Company Common Stock subject to Company Options or Company RSUs that are currently exercisable or will vest within 60 days of November 20, 2025, are deemed to be outstanding and beneficially owned by the person holding the Company Options or Company RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Company Common Stock shown as beneficially owned by the stockholder.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Jamf Holding Corp., 100 Washington Ave S., Suite 900, Minneapolis, MN 55401. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Five Percent Stockholders
Vista Funds	45,358,762(1)	33.8%
The Vanguard Group	8,756,608(2)	6.5%
Named Executive Officers and Directors
John Strosahl	562,995(3)	*
David Rudow	101,078	*
Elizabeth Benz	102,967(4)	*
Linh Lam	18,389	*
Beth Tschida	29,271(5)	*
Ian Goodkind	70,342(6)
David Breach	—	—
Andre Durand	112,330	*
Michael Fosnaugh	—	—
Dean Hager	1,902,366(7)	1.4%
Kevin Klausmeyer	41,367	*
Vina Leite	24,096	*
Christina Lema	—	—
Martin Taylor	—	—
All executive officers and directors (17 individuals)	3,546,835(8)	2.6%

(1)
As reported on the Schedule 13G/A filed November 13, 2024, represents (a) 24,312,715 shares held directly by Vista Equity Partners Fund VI, L.P. (“VEPF VI”), (b) 14,687,388 shares held directly by Vista Equity Partners Fund VI-A, L.P. (“VEPF VI-A”), (c) 295,855 shares held directly by VEPF VI FAF, L.P. (“VEPF FAF”), (d) 4,490,966 shares held directly by Vista Co-Invest Fund 2017-1, L.P. (“Vista Co-Invest”) and (e) 1,571,838 shares held directly by VEPF VI Co-Invest 1, L.P. (“VEPF Co-Invest” and, together with VEPF VI, VEPF VI-A, VEPF FAF and Vista Co-Invest, the “Vista Funds”). Vista Equity Partners Fund VI GP, L.P. (“Fund VI GP”) is the sole general partner of each of VEPF VI, VEPF VI-A and VEPF FAF. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Vista Co-Invest Fund 2017-1 GP, L.P. (“Vista Co-Invest GP”) is the sole general partner of Vista Co-Invest. Vista Co-Invest GP’s sole general partner is Vista Co-Invest Fund 2017-1 GP, Ltd. (“Vista Co-Invest UGP”). VEPF VI Co-Invest 1 GP, L.P. (“VEPF Co-Invest GP”) is the sole general partner of VEPF Co-Invest. VEPF Co-Invest GP’s sole general partner is VEPF VI Co-Invest 1 GP, Ltd. (“VEPF Co-Invest UGP”). Robert F. Smith is the Sole Director and one of the 11 members of each of Fund VI UGP, Vista Co-Invest UGP and VEPF Co-Invest UGP. VEPF Management, L.P. (the “Management Company”), is the sole management company of each of the Vista Funds. The Management Company’s sole general partner is VEP Group, LLC (“VEP Group”), and the Management Company’s sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, Vista Co-Invest GP, Vista Co-Invest UGP, VEPF Co-Invest GP, VEPF Co-Invest UGP, the Management Company, VEPM and VEP Group may be deemed the beneficial owners of the shares held by the Vista Funds. The principal business address of each of the Vista Funds, Fund VI GP, Fund VI UGP, Vista Co-Invest GP, Vista Co-Invest UGP, VEPF Co-Invest GP, VEPF Co-Invest UGP, the Management Company, VEPM and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.

(2)
As reported on the Schedule 13G/A filed on January 30, 2025, by The Vanguard Group (“Vanguard”), which indicates that, as of December 31, 2024, Vanguard had sole voting power relative to 0 shares, shared voting power relative to149,293 shares, sole dispositive power relative to 8,533,852 shares, and shared dispositive power relative to 222,756 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Includes 244,750 shares that may be acquired within 60 days upon the exercise of vested options.

(4)
Includes 102,967 shares that may be acquired within 60 days upon the exercise of vested options.

(5)
Includes 1,603 shares held by Ms. Tschida’s child.

(6)
Given Mr. Goodkind is no longer employed by the Company, more current or complete stock ownership information for Mr. Goodkind is not available.

(7)
Includes 1,749,564 shares that may be acquired within 60 days upon the exercise of vested options.

(8)
Includes 2,387,589 shares that may be acquired within 60 days upon the exercise of vested options.

APPRAISAL RIGHTS
General
If the Merger is consummated, holders of record and beneficial owners of Company Common Stock who do not vote (whether in person or by proxy) in favor of the Merger Proposal, and who are entitled to have their shares appraised by the Delaware Court of Chancery, may receive payment in cash for the “fair value” of their shares of Company Common Stock, as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration that the record or beneficial owners of Company Common Stock would otherwise be entitled to pursuant to the Merger Agreement, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Stockholders and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.
This section is intended as a brief summary of the material provisions of Delaware law, including the DGCL pertaining to appraisal rights. The following discussion, however, is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. All references in Section 262 of the DGCL and in this summary to “stockholder” (and all references in this summary to “holder”) are to the record holder of the shares of Company Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted. All references within Section 262 of the DGCL and this summary to “beneficial owner” mean the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Jamf stockholder or beneficial owner should exercise its right to seek appraisal under Section 262 of the DGCL. In view of the complexity of the provisions of Section 262 of the DGCL, stockholders and beneficial owners wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders and beneficial owners of shares of Company Common Stock who: (a) submit a proper written demand for appraisal of such shares to the Company prior to the vote on the adoption of the Merger Agreement; (b) do not vote such shares (and ensure that such shares are not voted) in favor of the adoption of the Merger Agreement; (c) continuously are the record holders or beneficial owners, as the case may be, of such shares through the Effective Time; and (d) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) as of the completion of the Merger instead of the Merger Consideration. Any such Jamf stockholder or beneficial owner awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Merger Consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, that which Jamf stockholders will receive pursuant to the Merger Agreement.
Section 262 of the DGCL requires that stockholders as of the record date for notice of the Special Meeting to vote on the adoption of the Merger Agreement for whom appraisal rights are available be notified not less than 20 days before the Special Meeting. A copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost must be included with such notice. This proxy statement constitutes our notice to Jamf’s stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of the applicable statutory provisions is accessible at the following publicly available website without subscription or cost: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Stockholders or beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Jamf unless certain stock ownership conditions are satisfied by the Jamf stockholders and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A Jamf stockholder who loses his, her, their or its appraisal rights will be entitled to receive the Merger Consideration.
How to Exercise and Perfect Your Appraisal Rights
If you are a Jamf stockholder or beneficial owner and wish to exercise the right to seek an appraisal of your shares of Company Common Stock, you must satisfy all of the following conditions:
•
you must deliver to Jamf a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from, voting against or otherwise failing to vote for the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder of record holding the shares for which appraisal is demanded, the intention of the person to demand appraisal of his, her or its shares and, in case of a demand made by a beneficial owner, must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be and must provide an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. A stockholder’s and beneficial owner’s failure to make a written demand for appraisal before the vote with respect to the Merger is taken will constitute a waiver of appraisal rights;

•
you must not vote in favor of, or consent in writing to, the adoption of the Merger Agreement with respect to such shares. A vote in favor of the adoption of the Merger Agreement, whether by proxy submitted by mail, over the Internet or by telephone or at the Special Meeting, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must effectively revoke that proxy pursuant to one of the means described in this proxy statement;

•
you must continuously hold (in the case of a stockholder demanding appraisal) or beneficially own (in the case of a beneficial owner demanding your appraisal) your shares of Company Common Stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you are a stockholder of record and transfer the shares, of if you are a beneficial owner and cease to beneficially own such shares, before the Effective Time;

•
any stockholder or beneficial owner who has complied with the requirements of Section 262 of the DGCL or the Company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Company is under no obligation to file any petition and has no present intention of doing so; and

•
you must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Company Common Stock.
In addition, because the Company Common Stock is listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the consummation of the Merger,

the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders and beneficial owners of shares of Company Common Stock who are otherwise entitled to appraisal rights, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal or (b) the value of the consideration provided in the Merger for such total number of shares entitled to appraisal exceeds $1 million. We refer to conditions (a) and (b) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for Jamf stockholders to be entitled to seek appraisal with respect to such shares of Company Common Stock.
Voting, via the Internet during the Special Meeting or by proxy, against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. However, you must not vote your shares via the Internet during the Special Meeting or by proxy in favor of the adoption of the Merger Agreement in order to exercise your appraisal rights with respect to such shares.
Who May Exercise Appraisal Rights
Only a holder of record or beneficial owner of shares of Company Common Stock may assert appraisal rights for the shares of Company Common Stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record or beneficial owner of the shares. The demand should set forth, fully and correctly, the name of the stockholder holding the shares in record name as it appears on the stock certificates (or in the stock ledger).
A holder of record of shares of Company Common Stock is entitled to demand appraisal of the shares registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock by a holder of record must reasonably inform Jamf of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
In addition, a beneficial owner may, in such person’s name, demand in writing of such beneficial owner’s Company Common Stock. A demand for appraisal in respect of such shares of Company Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform Jamf of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by Jamf and the office of Register in Chancery and to be set forth on the verified list required by Section 262(f) of the DGCL. If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity
A holder of record, such as a bank, broker or other nominee, who holds shares of Company Common Stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the holder of record or beneficially owned by the beneficial owner.
If you own shares of Company Common Stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as an agent.
Stockholders who hold their shares in brokerage or bank accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers, banks and other nominees, as applicable, to determine the appropriate procedure for the broker, bank or other nominee holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights.
If you elect to exercise appraisal rights under Section 262 of the DGCL, all written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Jamf Holding Corp.
100 Washington Ave S, Suite 900
Minneapolis, MN 55401
Attention: Chief Legal Officer and Secretary
Surviving Corporation’s Actions After Completion of the Merger
If the Merger is consummated, the surviving corporation will give written notice of the Effective Time within ten days after the Effective Time to Jamf stockholders and beneficial owners who did not vote in favor of the adoption of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL and otherwise complied with Section 262 of the DGCL. At any time within 60 days after the Effective Time, any person entitled to appraisal who did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of Company Common Stock. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just (including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made with respect to the allocation of the expenses of the proceeding); provided, however, that this provision will not affect the right of any Jamf stockholder or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s or beneficial owner’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. Within 120 days after the Effective Time, either a record holder or a beneficial owner of Company Common Stock, provided such person has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or the surviving corporation must commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder or beneficial owner, demanding an appraisal of the value of the shares of Company Common Stock held by all persons who have properly demanded appraisal. The surviving corporation is under no obligation to file an appraisal petition and has no present intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. If, within 120 days after the Effective Time, no petition has been filed as provided in Section 262 of the DGCL, all rights to appraisal will cease and any person who previously demanded appraisal will become entitled only to the Merger Consideration, in accordance with and pursuant to the terms of the Merger Agreement. Any failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the Effective Time, any stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which Jamf has received demands for appraisal, and the aggregate number of holders or beneficial owners holding or owning those shares (for which purpose the record holder of shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such shares). The surviving corporation must give this statement to you within the later of (a) ten days after receipt by the surviving corporation of the request therefor or (b) ten days after expiration of the period for delivery of demands for appraisal.
If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of Company Common Stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all holders and beneficial owners who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed, by registered or certified mail, to the surviving corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the surviving corporation. After notice to persons who demanded appraisal of their shares of Company Common Stock as may be required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery will then determine which stockholders and beneficial owners are entitled to appraisal rights and may require the persons demanding appraisal for their shares represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any such person who fails to comply with this direction. The Delaware Court of Chancery will also dismiss proceedings as to all Jamf stockholders and beneficial owners if neither of the ownership thresholds described above is met. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Company Common Stock for which the applicable stockholders and beneficial owners thereof are entitled to appraisal, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of such shares of Company Common Stock at the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person entitled to appraisal. Notwithstanding the foregoing or anything herein to the contrary, if the surviving corporation makes a voluntary cash payment at any time before the entry of judgment in the appraisal proceeding pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (a) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (b) interest accrued on the amount of the voluntary cash payment before such payment was made, unless such interest was paid at the time the voluntary cash payment is made. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, less any amounts already paid in a voluntary cash payment, with interest thereon, if any, to the persons entitled to receive the same. Payment shall be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.
After the Delaware Court of Chancery determines the stockholder is entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known, or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has recently indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that absent deficiencies in the sale process the transaction price may be given “considerable weight.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
You should be aware that the fair value of your shares of Company Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.
Moreover, neither Jamf nor Parent anticipates offering more than the Merger Consideration to any Jamf stockholder or beneficial owner exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
If any stockholder who demands appraisal of his, her, or its shares of Company Common Stock under Section 262 fails to perfect, or losses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration less applicable withholding taxes. A stockholder who fails to perfect or effectively lose or withdraw, the holder’s right to appraisal, if no party files a petition for appraisal within 120 days after the Effective Time or if neither of the ownership thresholds above has been satisfied in respect of such shares, then all Jamf stockholders and beneficial owners will lose the right to an appraisal and will instead receive the Merger Consideration described in the Merger Agreement, without interest thereon.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of any person whose name appears on the verified list filed by the surviving corporation who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. In the absence of such an order, each party to the appraisal proceeding bears its own expenses of its attorneys and experts.
If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, on or after the Effective Time, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Company Common Stock as of a record date prior to the Effective Time.
If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the Merger Consideration to the surviving corporation within 60 days after the Effective Time. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery, which may be conditioned on the terms the Delaware Court of Chancery deems just (including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made with respect to the allocation of the expenses of the proceeding); provided, however, that this provision will not affect the right of any Jamf stockholder or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s or beneficial owner’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. If you fail to perfect, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of Company Common Stock will be converted into the right to receive the Merger Consideration, without interest thereon.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights will result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Company Common Stock in accordance with the Merger Agreement without interest. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Jamf stockholder or beneficial owner and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.
Holders and beneficial owners of Company Common Stock considering seeking to exercise their appraisal rights should be aware that the fair value of their shares of Company Common Stock as determined under Section 262 could be more than, the same as or less than the Merger Consideration if they did not seek appraisal of their shares of Company Common Stock. Failure to comply strictly with all of the procedures set forth in Section 262 will result in a loss of statutory appraisal rights. The process of demanding and exercising appraisal rights requires compliance with the prerequisites of Section 262 of the DGCL. Consequently, and in view of the complexity of the provisions of Section 262, if you wish to exercise your appraisal rights, you are urged to consult with your own legal and financial advisors in connection with compliance under Section 262 of the DGCL. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL will govern.

HOUSEHOLDING
As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified Jamf of their desire to receive multiple copies of this proxy statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
Jamf will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies and for separate copies in the future should be sent by oral request to Jeff Lendino, Chief Legal Officer and Secretary at 100 Washington Ave S, Suite 900, Minneapolis, MN 55401. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may send a written request to the address above to request that only a single copy of a proxy statement be mailed in the future.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. Until the Merger is consummated, you will continue to be entitled to attend and participate in stockholder meetings, including our annual meetings of stockholders, and we will provide notice of or otherwise publicly disclose the date on which our 2026 annual meeting of stockholders will be held.
Jamf stockholders who wish to submit proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for an annual meeting of our stockholders are required to submit proposals in writing to us, and the proposal must be received at our principal executive offices, 100 Washington Ave S, Suite 900, Minneapolis, MN 55401, no later than 120 days prior to the date of the first anniversary of the proxy statement for the preceding year’s annual meeting of stockholders and follow the other procedures required by Rule 14a-8 and our Bylaws. However, if the date of our annual meeting is changed by more than 30 days before or after the first anniversary date of the preceding year’s annual meeting, then the proposal must be received by Jamf a reasonable time before we begin to print and mail our proxy materials for the annual meeting.
Jamf stockholders who wish to nominate persons for election to the Company Board or bring forth other business at an annual meeting of our stockholders (other than a stockholder proposal submitted for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8) must deliver written notice to the Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is scheduled for more than 30 days before, or more than 30 days following, such anniversary date, then the written notice must be delivered by the later of the tenth day following the day on which public announcement of the date of the annual meeting is first made by us and the date which is 90 days prior to the annual meeting. Any director nomination or stockholder proposal must also contain the information and comply with the requirements set out in our Bylaws. In addition, to comply with Rule 14a-19 under the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees, other than Jamf’s nominees, must also provide written notice to the Corporate Secretary that sets forth all of the information required by Rule 14a-19(b) and must be postmarked or transmitted electronically to Jamf at its principal executive offices by the later of (a) the sixtieth day prior to the date of the annual meeting of stockholders, and (b) the tenth day following the date on which public announcement of the date of the annual meeting is first made by us.
A copy of the provisions in our Bylaws governing the notice and other requirements set forth above may be requested, at no cost, by writing to Jeff Lendino, Chief Legal Officer and Secretary at 100 Washington Ave S, Suite 900, Minneapolis, MN 55401.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information we file electronically at www.sec.gov.
The Company will make available a copy of the documents it files with the SEC at the website of the SEC referred to above, as well as on its website, https://www.jamf.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website, by email at ir@jamf.com or by mail at Jamf Holding Corp., 100 Washington Ave S., Suite 900, Minneapolis, MN 55401, Attention: Investor Relations.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Jamf filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):
•
Jamf’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•
the portions of Jamf’s Definitive Proxy Statement on Schedule 14A for Jamf’s 2025 annual meeting of stockholders, filed with the SEC on April 29, 2025, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
Jamf’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 6, 2025, for the fiscal quarter ended June 30, 2025, filed with the SEC on August 7, 2025 and for the fiscal quarter ended September 30, 2025, filed with the SEC on November 10, 2025; and

•
Jamf’s Current Reports on Form 8-K, filed with the SEC on March 4, 2025, April 2, 2025, April 29, 2025, May 27, 2025, June 12, 2025, July 15, 2025, October 29, 2025 and October 30, 2025.

We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Written requests may be directed to the address noted above and oral requests may be directed to (612) 605-6625.
Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
We have not authorized anyone to give you any information or to make any representation about the proposed Merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
JAWBREAKER PARENT, INC.,
JAWBREAKER MERGER SUB, INC.
and
JAMF HOLDING CORP.
Dated as of October 28, 2025

A-i

A-ii

A-iii

Page
9.13 Company Disclosure Letter References	A-70
9.14 Counterparts	A-70
9.15 Debt Financing Provisions	A-70
EXHIBITS
Exhibit A	Voting Agreement
Exhibit B	Voting Agreement
Exhibit C	Certificate of Incorporation of the Company

A-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 28, 2025, by and among Jawbreaker Parent, Inc., a Delaware corporation (“Parent”), Jawbreaker Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Jamf Holding Corp., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.
RECITALS
A.   The Company Board has unanimously (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof.
B.   Each of the board of directors of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.
C.   Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a guarantee as set forth in the Equity Commitment Letter (the “Guarantee”) from Francisco Partners VII, L.P., a Delaware limited partnership, Francisco Partners VII-A, L.P., a Delaware limited partnership, Francisco Partners VII-B, L.P., a Delaware Limited Partnership and Francisco Partners VII-C, L.P., a Delaware limited partnership (collectively, the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub contained in this Agreement.
D.   As a condition and inducement to Parent and Merger Sub to enter into this Agreement, the Company and the Principal Stockholders, in their capacity as stockholders of the Company, have simultaneously herewith entered into Voting Agreements with the Company and Parent, in the forms attached hereto as Exhibit A and Exhibit B (each a “Voting Agreement”).
E.   Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1   Certain Definitions.   For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a)   “Acceptable Confidentiality Agreement” means any confidentiality agreement (i) in effect as of the date hereof or (ii) executed, delivered and effective after the date hereof and containing terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal, and that does not prohibit the Company from providing information to Parent in accordance with Section 5.3.
(b)   “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.
(c)   “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i)   any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock (or more than 20% of the voting power of the Company) outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common Stock (or more than 20% of the voting power of the Company) outstanding after giving effect to the consummation of such tender or exchange offer;
(ii)   any direct or indirect purchase or other acquisition by any Person or Group, or stockholders of any such Person or Group of more than 20% of the consolidated assets (including equity securities of the Subsidiaries of the Company), net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board);
(iii)   any direct or indirect merger, consolidation, business combination, joint venture, partnership, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, more than 20% of the equity interests or voting power of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or
(iv)   any combination of the foregoing.
(d)   “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise. For the avoidance of doubt, (i) none of the Principal Stockholders or any investment funds or investment vehicles affiliated with or under common management with the Principal Stockholders, any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Principal Stockholders or any other Person that, in each case, would otherwise be an Affiliate of the Principal Stockholders pursuant to this definition, shall be an “Affiliate” of the Company or any of its Subsidiaries (provided that this clause (i) shall not apply with respect to the definition of “Company Related Parties” or the Equity Commitment Letter or the Guarantee) and (ii) with respect to Parent and/or Merger Sub, the term “Affiliate” shall not include any of the portfolio companies (as such term is commonly understood in the private equity industry) or other investments of any such investment fund or investment vehicle sponsored or advised by Francisco Partners Management, L.P. or the Guarantors or any of its or their Affiliates (provided that this clause (ii) shall not apply with respect to the definition of “Parent Related Parties” or the Equity Commitment Letter or the Guarantee).
(e)   “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(f)   “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2024 set forth in the Company’s Form 10-K filed by the Company with the SEC on February 27, 2025.
(g)   “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.
(h)   “Bylaws” means the Amended and Restated Bylaws of the Company, adopted as of July 24, 2020.
(i)   “Capped Call Transactions” means the transactions documented by those certain Base Capped Call Confirmations, dated as of September 14, 2021, and those certain Additional Capped Call Confirmations, dated as of September 16, 2021, by and between the Company and each of Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Nomura Global Financial Products, Inc. and RBC Capital Markets, LLC, together with any side letters relating thereto.
(j)   “Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, dated as of July 24, 2020.
(k)   “Code” means the Internal Revenue Code of 1986, as amended.
(l)   “Commitment Letters” means, collectively, the Debt Commitment Letter and the Equity Commitment Letter.
(m)   “Company Board” means the Board of Directors of the Company.
(n)   “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.
(o)   “Company Credit Agreement” means the Credit Agreement, dated as of May 3, 2024, by and among, inter alios, Jamf Holding Corp., Inc., a Delaware corporation, the guarantors from time to time party thereto, the lenders from time to time party thereto and J.P. Morgan Chase Bank, N. A., as administrative agent, and all pledge, security and other agreements and documents related thereto.
(p)   “Company Indebtedness” means all debt outstanding under the Company Credit Agreement.
(q)   “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.
(r)   “Company Material Adverse Effect” means any change, event, effect, development or occurrence that, individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities, or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that, none of the following, and no changes, events, effects, developments or occurrences arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (subject to the limitations set forth below):
(i)   any general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation, supply chain disruptions and labor shortages;
(ii)   any conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii)   any conditions in the industries in which the Company and its Subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company and its Subsidiaries conduct business, or changes therein;
(iv)   any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberattack, cyberterrorism, terrorism or military actions, including any escalation or worsening of, the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;
(v)   earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any Law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Authority in response to, any of the foregoing, in each case, in the United States or any other country or region in the world or any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence of any Governmental Authority, including any shutdown or furlough of the U.S. federal government or its employees or any impact associated with the U.S. federal government’s “debt ceiling”;
(vi)   the negotiation, execution, delivery or performance of this Agreement, the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, vendors, lenders, lessors, business or joint venture partners, employees (including any employee attrition), regulators, Governmental Authorities or any other third Person (other than for purposes of the representations and warranties contained in Section 3.5, Section 3.6 and Section 3.19, to the extent that such representation and warranty expressly addresses consequences resulting from the negotiation, execution, delivery or performance of this Agreement or the permitted announcement of this Agreement and the related conditions to Closing) or the identity of any Guarantor, Parent, Merger Sub or the respective Affiliates of the foregoing;
(vii)   the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken pursuant to the express terms of this Agreement (other than the obligation to act in the ordinary course of business pursuant to Section 5.1 and the condition in Section 7.2(a) to the extent related thereto);
(viii)   any action taken or refrained from being taken, in each case, which Parent has expressly approved or consented to in writing following the date of this Agreement;
(ix)   any changes or proposed changes in GAAP or other accounting standards, or in any applicable Laws (or the enforcement or interpretation of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any Law, regulation or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;
(x)   any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by any Governmental Authority in response to any of the foregoing), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;
(xi)   any anti-dumping actions, international tariffs, sanctions or any “trade war” or similar actions in the United States or any other country or region in the world;
(xii)   any changes in the price or trading volume of the Company Common Stock or to the Company’s credit ratings, in each case, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xiii)   any failure by the Company and its Subsidiaries to meet (A) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred solely to the extent not otherwise excluded hereunder);
(xiv)   the availability or cost of equity, debt or other financing to Parent or Merger Sub; and
(xv)   any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;
except, in each case of clauses (i), (ii), (iii), (iv), (v), (ix), (x) and (xi) to the extent that such changes, events, effects, developments or occurrences have had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.
(s)   “Company Options” means any options to purchase shares of Company Common Stock, whether granted pursuant to any of the Company Stock Plans or otherwise, other than the purchase rights under the ESPP.
(t)   “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.
(u)   “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
(v)   “Company RSUs” means awards of restricted stock units of the Company, whether granted pursuant to any of the Company Stock Plans or otherwise.
(w)   “Company Stockholders” means the holders of shares of Company Common Stock.
(x)   “Company Stock Plans” means the Jamf Holding Corp. Amended and Restated 2017 Stock Option Plan and the Jamf Holding Corp. Omnibus Incentive Plan.
(y)   “Company Termination Fee” means an amount equal to $68,080,000.
(z)   “Confidentiality Agreement” means the agreement listed in Section 9.4 of the Company Disclosure Letter.
(aa)   “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(bb)   “Contract” means any legally binding agreement, contract, subcontract, note, bond, mortgage, indenture, lease, license or sublicense.
(cc)   “Convertible Notes” means the Company’s 0.125% Convertible Senior Notes due 2026 issued under the Convertible Notes Indenture.
(dd)   “Convertible Notes Indenture” means the Indenture, dated as of September 17, 2021, among the Company, Jamf Software, LLC, as subsidiary guarantor and the Trustee.
(ee)   “Debt Commitment Letter” means the executed debt commitment letter, dated as of the date hereof, addressed to Parent from the Debt Financing Sources party thereto, together with all exhibits,

annexes and schedules thereto, together with any fee letter referred to therein (with pricing terms, “market flex” provisions and any other economic terms in such fee letters that are customarily redacted in connection with Transactions of this type, in each case, not relating to or impacting conditionality, termination, enforceability, gross amount or availability of the Debt Financing on the Closing Date, being redacted) as may be amended, amended and restated, supplemented and/or modified from time to time, in each case, in accordance with the terms of this Agreement.
(ff)   “Debt Financing Parties” means the Debt Financing Sources, together with their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, partners, controlling persons, advisors, attorneys, agents and representatives and their respective successors and assigns, in their capacities as such; provided that neither Parent nor any of its Affiliates shall be a Debt Financing Party.
(gg)   “Debt Financing Sources” means, in their respective capacities as such, the lenders, agents and arrangers of any Debt Financing or replacement debt financings in connection with the Transactions contemplated hereby, including the parties to any commitment letters, joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto and their successors and permitted assigns.
(hh)   “Director Nomination Agreement” means that certain Amended and Restated Director Nomination Agreement, made and entered into as of September 1, 2020, by and among the Company, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P., VEPF VI Co-Invest 1, L.P., Vista Co-Invest Fund 2017-1, L.P. and VEP Group, LLC.
(ii)   “DOJ” means the United States Department of Justice or any successor thereto.
(jj)   “DPA” means Section 721 of the Defense Production Act of 1950.
(kk)   “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, severance, separation, termination, retention, change of control, stay bonus, and other similar material plan, program, agreement or arrangement that is maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former director, officer, employee, or individual independent contractor of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has or could reasonably be expected to have any liability, contingent or otherwise, other than any plan, scheme or arrangement that the Company or any of its Subsidiaries is required by Law to maintain or contribute to or which is maintained by a Governmental Authority.
(ll)   “Environmental Law” means any applicable Law in effect on the Closing Date relating to the protection of the environment or pollution.
(mm)   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
(nn)   “ESPP” means the Jamf Holding Corp. 2021 Employee Stock Purchase Plan.
(oo)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(pp)   “Export Controls” means applicable U.S., EU, and UK export control laws and regulations, including the International Traffic in Arms Regulations (22 C.F.R. pt. 120 et seq.), the Export Administration Regulations (15 C.F.R. pt. 730 et seq.), and their respective implementing rules and regulations.
(qq)   “Financing” means, collectively, the Debt Financing and the Equity Financing.
(rr)   “Foreign Investment Law” means any applicable Laws, including any state, national or multi-jurisdictional Laws that are designed or intended to prohibit, restrict or regulate actions or transactions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or interests.

(ss)   “FTC” means the United States Federal Trade Commission or any successor thereto.
(tt)   “GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.
(uu)   “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, arbitrator (public or private), judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.
(vv)   “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.
(ww)   “Government Contract” means any prime Contract, subcontract, task order or delivery order that is (i) between the Company or any of its Subsidiaries, on the one hand, and a Governmental Authority, on the other hand, or (ii) entered into by the Company or any of its Subsidiaries as a subcontractor (at any tier) to provide products or services in connection with a Contract between another entity and a Governmental Authority.
(xx)   “Group” has the meaning as used in Section 13(d) of the Exchange Act.
(yy)   “Hazardous Substance” means any toxic or hazardous material, substance or waste defined or regulated under Environmental Laws due to its hazardous or dangerous properties or characteristics.
(zz)   “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(aaa)   “Indebtedness” means, with respect to any Person, without duplication, as of the date of determination: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all lease obligations of such Person capitalized on the books and records of such Person, (iv) all Indebtedness of others secured by a lien on property or assets owned or acquired by such Person, whether or not Indebtedness secured thereby have been assumed, (v) all letters of credit or performance bonds issued for the account of such Person, solely to the extent drawn upon, (vi) all guarantees of such Person of any Indebtedness of any other Person other than a wholly owned Subsidiary of such Person and (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination).
(bbb)   “Intellectual Property” means all intellectual property rights, including: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor (“Copyrights”); (iii) trademarks, service marks, trade dress rights, domain names and other source identifiers, and similar designation of origin and rights therein, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); and (iv) rights in trade secrets and confidential information (“Trade Secrets”).
(ccc)   “Intervening Event” means any positive change, event, effect, development or circumstance that (i) was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to (A) any Acquisition Proposal or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published financial projections, forecasts or estimates for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account).
(ddd)   “IT Assets” means all information technology systems, equipment and assets, including all hardware, software, websites, applications, systems, networks, databases, and similar assets.

(eee)   “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and each of the other individuals set forth on Section 1.1(eee) of the Company Disclosure Letter, in each case after reasonable inquiry of such individual’s direct reports.
(fff)   “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, award, rule, regulation, requirement or ruling issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
(ggg)   “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, investigation, audit, complaint, hearing, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.
(hhh)   “Material Contract” means any of the following Contracts (other than Employee Plans) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective assets, rights, property or businesses are bound or subject to:
(i)   any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;
(ii)   (A) relating to the disposition or acquisition of equity or assets by the Company or any of its Subsidiaries outside of the ordinary course of business pursuant to which the Company or its Subsidiaries have material continuing obligations or (B) pursuant to which the Company or any of its Subsidiaries has the right to acquire any ownership interest in any Person (other than any Subsidiary of the Company) after the date of this Agreement, in each case, with an aggregate purchase price in excess of $500,000;
(iii)   with any customer of the Company or any of its Subsidiaries who, for the twelve months ended June 30, 2025, was one of the ten (10) largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable (excluding any purchase orders entered into in the ordinary course of business);
(iv)   with any vendor of the Company or any of its Subsidiaries who, for the twelve months ended June 30, 2025, was one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries, based on amounts paid or payable (excluding any purchase orders entered into in the ordinary course of business);
(v)   relating to or evidencing indebtedness for borrowed money or evidenced by promissory notes or debt securities of the Company or any Subsidiary of the Company in excess of $5,000,000 (excluding intercompany loans between the Company and any of its Subsidiaries, or between any Subsidiaries of the Company);
(vi)   (A) that involves a joint venture, partnership, profit sharing, or similar agreement, in each case, from which the Company or any of its Subsidiaries recognized revenues in excess of $1,000,000 during the twelve months ended June 30, 2025 or (B) other material strategic partnership;
(vii)   involving a settlement, conciliation or similar agreement (A) with any Governmental Authority or (B) pursuant to which the Company or any of its Subsidiaries has any material outstanding obligation, requirement or restriction as of the date of this Agreement (including any payment in excess of $500,000 in any individual case after the date of this Agreement);
(viii)   (A) containing any material non-competition or similar restriction which limits the rights of the Company or any of its Subsidiaries to compete or operate in any jurisdiction, in any line of business or with any Person, or (B) limiting the right of the Company or any of its Subsidiaries pursuant to any “most favored nation”, “exclusivity” or similar provisions, in each case of the above clauses (A) and (B), other than any such Contracts that are not material to the Company and its Subsidiaries, taken as a whole;

(ix)   with any channel partner of the Company or any of its Subsidiaries who, for the twelve months ended June 30, 2025, was one of the ten (10) largest sources of revenue for the Company and its Subsidiaries, based on amounts paid or payable (excluding any purchase orders entered into in the ordinary course of business);
(x)   any Lease relating to the Leased Real Property, in each case requiring by its terms aggregate rental payments by the Company in excess of $100,000 for the year ended December 31, 2025;
(xi)   is with an affiliate or other Person that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act, other than any Contract solely among the Company and its wholly-owned Subsidiaries;
(xii)   any Contract providing for expense reimbursement (other than ordinary course business travel-related expenses) for, or indemnification of, any director, officer or employee of the Company or any of its Subsidiaries (other than Contracts entered into on substantially similar forms as the Company’s standard forms included in its SEC filings); and
(xiii)   licenses, consents, or similar agreements with respect to material Intellectual Property and/or material IT Assets, other than non-exclusive (A) in-licenses to “off-the-shelf,” commercially available software with annual or aggregate fees of less than $1,000,000, (B) out-licenses granted to service providers, distributors, resellers or customers in connection with the operation of the business, and (C) licenses granted pursuant to a Contract entered in the ordinary course of business, wherein such license grant is ancillary or incidental to the transaction contemplated in such Contract.
(iii)   “Nasdaq” means The Nasdaq Stock Market LLC.
(jjj)   “Order” means any judgment, decree, injunction, ruling, writ or order of any Governmental Authorization that is binding on any Person or its property under applicable Law.
(kkk) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.
(lll)   “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet due or payable or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests, in each case, in the ordinary course of business, that are not yet due or payable, or that are being contested in good faith and by appropriate proceedings; (iii) liens imposed by applicable Law (other than Laws in respect of Tax); (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way of record, and zoning, building and other similar codes or restrictions imposed by any Governmental Authority having jurisdiction over any real property, in each case that do not, individually or in the aggregate, adversely affect in any material respect the current use, operation or occupancy of the applicable property or the current operations of the business of the Company and its subsidiaries; (vii) any non-exclusive license, covenant not to sue or similar contractual obligation with respect to any Intellectual Property entered into in the ordinary course; (viii) liens pursuant to any Company Indebtedness; or (ix) statutory, common Law or contractual liens (or other encumbrances of any type) securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries.

(mmm)   “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(nnn)   “Personal Information” means any data that is considered “personal information”, “personal data”, “personally identifiable information”, or any similar term under any applicable Laws.
(ooo)   “Principal Stockholders” means, (i) collectively, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P., Vista Co-Invest Fund 2017-1, L.P. and VEPF VI Co-Invest 1, L.P. and (ii) solely with respect to Recital D, each of the parties named in clause (i) hereof, John Strosahl and Dean Hager.
(ppp)   “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.
(qqq)   “Reimbursement Obligations” means Parent’s obligations pursuant to Section 6.6(f) and Section 6.6(g).
(rrr)   “Representatives” means, with respect to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other advisors and representatives.
(sss)   “Required Financing Information” means (i) the audited consolidated financial statements of the Company consisting of balance sheets as of the last date of each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date, income statements and cash flow statements for each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date and (ii) the unaudited consolidated financial statements of the Company consisting of balance sheets, income statements and cash flow statements as of the last day of and for each fiscal quarter following the most recently completed financial statements delivered pursuant to clause (i) (and for the corresponding fiscal quarter for the prior fiscal year) and ended at least 45 days before the Closing Date, other than with respect to any quarter end that is also a fiscal year end.
(ttt)   “Sanctioned Country” means any country or territory that is the subject or target of country- or territory-wide Sanctions (currently, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea, Kherson, and Zaporizhzhia regions of Ukraine) and, from April 24, 2019 until July 1, 2025, Syria.
(uuu)   “Sanctioned Person” means any Person that is: (i) the subject or target of Sanctions; (ii) located, organized, or resident in a Sanctioned Territory; (iii) the government of, or any agency or instrumentality of the government of, a Sanctioned Territory; or (iv) 50% or more owned, directly or indirectly, or otherwise controlled by any such Person or Persons described in the foregoing clauses (i) or (iii).
(vvv)   “Sanctions” means those trade, economic, and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted, or enforced from time to time by the United States (including, without limitation, the Office of Foreign Assets Control, and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority.
(www)   “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(xxx)   “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(yyy)   “Securities Act” means the Securities Act of 1933, as amended.
(zzz)   “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors, managers or trustees, or other Persons performing similar functions or (ii) representing more than 50% of such securities or ownership interests, in each case, are at the time directly or indirectly owned or controlled by such first Person.
(aaaa)   “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) that, if consummated, would result in a transaction that would be more favorable to the Company Stockholders from a financial point of view than the Merger (taking into account any changes to the terms of this Agreement, the Commitment Letters, the Guarantee or the Financing offered by Parent in response to such Superior Proposal in accordance with Section 5.3(d), the identity of the Person making the proposal and any other aspects of such proposal that the Company Board considers in good faith to be relevant, including with respect to legal, regulatory, financial, certainty of closing, financing matters, and the form, amount and timing of payment of consideration). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%.”
(bbbb)   “Tax” means any U.S. federal, state and local and non-U.S. taxes, assessments and similar governmental charges and impositions, whether disputed or not (including taxes based upon or measured by gross receipts, income, profits, sales, use, or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, employment, unemployment, excise, license, severance, stamp, premium, windfall profits, environmental, customs duties, capital stock, social security (or similar), disability and property taxes) imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon by such Governmental Authority.
(cccc)   “Tax Return” means any return, declaration, report, statement, or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
(dddd)   “Transaction Litigation” means any Legal Proceeding or stockholder demand commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors or officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings among the Parties related to this Agreement or the Equity Commitment Letter.
(eeee)   “Transactions” means the Merger and the other transactions contemplated by this Agreement.
(ffff)   “Trustee” means U.S. Bank National Association.
(gggg)   “WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988 and any similar foreign, state or local Law.
(hhhh)   “Willful and Material Breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of this Agreement.
1.2   Index of Defined Terms.   The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
Agreement	Preamble
Acquisition Proposal Notice Period	5.3(d)(ii)(1)
Alternative Acquisition Agreement	5.3(a)
Capitalization Date	3.7(a)
Certificate of Merger	2.2

Term	Section Reference
Certificates	2.9(c)
Chosen Courts	9.10
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Disclosure Letter	Article III
Company Related Parties	8.3(f)(i)
Company SEC Documents	Article III
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Continuation Period	6.12(c)
Converted Cash Award	2.8(b)(ii)
Copyrights	1.1(bbb)
D&O Insurance	6.10(c)
Debt Financing	4.12(a)
DGCL	Recitals
Dissenting Company Shares	2.7(c)
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Exceptions	3.2
Equity Commitment Letter	4.12(a)
Equity Financing	4.12(a)
Fee Letter	4.12(a)
Final Exercise Date	2.8(e)
Guarantee	Recitals
Guarantors	Recitals
Indemnified Persons	6.10(a)
Intervening Event Notice Period	5.3(d)(i)(1)
Lease	3.14
Leased Real Property	3.14
Marks	1.1(bbb)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Plan	6.12(d)
Old Plans	6.12(d)
Option Consideration	2.8(a)
Other Indemnified Persons	6.10(e)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)

Term	Section Reference
Parent	Preamble
Parent Material Adverse Effect	7.3(a)
Party	Preamble
Patents	1.1(bbb)
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Per Share Price	2.7(a)(ii)
Proxy Statement	6.3(a)
Real Property	3.14
Representative	1.1(sss)
Requisite Stockholder Approval	3.4
Surviving Corporation	2.1
Termination Date	8.1(c)
Uncertificated Shares	2.9(c)
Unvested Company RSU	2.8(b)(ii)
Vested Equity Award Consideration	2.8(b)(i)
Vested RSU Consideration	2.8(b)(i)
Vested Company RSU	2.8(b)(i)
Vested Equity Award Holders	2.8(d)
Voting Agreement	Recitals
1.3   Certain Interpretations.
(a)   When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b)   When used herein, (i) the words “hereof,” “hereunder,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c)   Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d)   The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e)   When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f)   The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g)   When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h)   Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i)   Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.
(j)   References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time; provided, that with respect to any Contract listed on the Company Disclosure Letter, only to the extent (unless otherwise listed with specificity) the applicable amendment, modification or supplement shall have been made available to Parent.
(k)   All accounting terms used herein will be interpreted in accordance with GAAP unless expressly stated otherwise.
(l)   The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(m)   The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(n)   The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(o)   Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room titled “Project Jawbreaker” managed by the Company at www.dfsvenue.com; or (ii) delivered or provided to Parent or its Affiliates or its or their respective Representatives, in each case at any time prior to 6 hours in advance of the execution and delivery of this Agreement.
(p)   All references to time shall refer to New York City time unless otherwise specified.
ARTICLE II
THE MERGER
2.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2   The Effective Time.   Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
2.3   The Closing.   The consummation of the Merger (the “Closing”) will take place at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third Business

Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing; provided, further, that in no event shall Parent or Merger Sub be obligated to consummate the Closing prior to November 27, 2025, without the written consent of Parent. The date on which the Closing occurs is referred to as the “Closing Date.”
2.4   Effect of the Merger.   At the Effective Time and by virtue of the Merger, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5   Certificate of Incorporation and Bylaws.
(a)   Certificate of Incorporation.   At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit C attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.10(a)).
(b)   Bylaws.   At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.10(a)).
2.6   Directors and Officers.   The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law.
2.7   Effect on Capital Stock.
(a)   Capital Stock.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:
(i)   each share of common stock, par value $0.01 per share of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;
(ii)   except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company Stockholder, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $13.05, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and
(iii)   each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Parent or any of its Subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b)   Adjustment to the Per Share Price.   The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, subdivision, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.
(c)   Statutory Rights of Appraisal.   Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by a holder of such share of Company Common Stock who has not voted in favor of the adoption of this Agreement or consented thereto in writing with respect thereto and who has (or for which the “beneficial owner” (as defined, for purposes of this Section 2.7, in Section 262(a) of the DGCL) has) properly exercised appraisal rights with respect thereto in accordance with, and who has (and, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the DGCL with respect to such shares of Company Common Stock (collectively, the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders and beneficial owners of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder (or, to the extent applicable, such beneficial owner) fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder (or, to the extent applicable, such beneficial owner) fails to perfect or effectively withdraws or loses such rights with respect to any Dissenting Company Shares, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price without interest thereon and the Surviving Corporation shall remain liable for payment of the Per Share Price without interest thereon for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder or beneficial owner of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) prompt (and in any event within three (3) Business Days) notice of any demands received by the Company for appraisal of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands; provided, that Parent shall keep the Company reasonably informed of the status of material negotiations and proceedings. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. Prior to the Closing, Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands requiring the Company to make any such payment prior to the Closing.
2.8   Treatment of Equity Awards; ESPP.
(a)   Company Options.   At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option (the “Option Consideration”).
(b)   Company RSUs.
(i)   Vested Company RSUs.   Each Company RSU that is vested as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Transactions (the “Vested Company RSUs”) will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time (the “Vested RSU Consideration” together with the Option Consideration, the “Vested Equity Award Consideration”).
(ii)   Unvested Company RSUs.   Each Company RSU outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into a cash award (“Converted Cash Award”) with respect to an amount in cash equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time. Each Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including vesting conditions, and accelerated vesting on specific terminations of employment, to the extent applicable) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time. The Surviving Corporation or one of its Subsidiaries shall pay any portion of such Converted Cash Award that vests to the applicable holder thereof, less any applicable withholding Taxes, no later than ten Business Days following the date on which such portion vests.
(c)   Further Actions.   Prior to the Effective Time, the Company, through the Company Board or an appropriate committee thereof, shall adopt resolutions as may reasonably be required in its discretion to effectuate the actions contemplated by Section 2.8(a) and Section 2.8(b).
(d)   Payment Procedures.   At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Vested Equity Award Consideration owed to all holders of Company Options and Vested Company RSUs (collectively, the “Vested Equity Award Holders”). As promptly as reasonably practicable, but in any event no later than ten Business Days after the Closing Date, the Vested Equity Award Holders will be paid by the Company or the Surviving Corporation or one of its Subsidiaries, through its payroll system or payroll provider, all amounts required to be paid to such holders in respect of Company Options and Vested Company RSUs that are cancelled and converted pursuant to this Section 2.8(d) and Section 2.8(b)(i), less any required withholding pursuant to Section 2.12. Notwithstanding anything to the contrary contained in this Agreement, to the extent any Company RSU, Company Option or Converted Cash Award may constitute “nonqualified deferred compensation” subject to Section 409A of the Code, any payment made in respect thereof shall be paid on the applicable payment date for such Company RSU or Company Option, as applicable, if required to comply with or be exempt from Section 409A of the Code.
(e)   ESPP.   As soon as practicable following the date hereof, the Company Board (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions or take such other actions as may be required to provide that, with respect to the ESPP: (i) each individual participating in an Offering (as defined in the ESPP) or a purchase period in progress on the date hereof will not be permitted to (A) increase his or her payroll contributions rate pursuant to the ESPP from the rate in effect as of the date hereof or (B) make separate non-payroll contributions to the ESPP on or following the date hereof, except as may be required under applicable Law, (ii) no individual who is not participating in the ESPP with respect to any current Offering as of the date hereof shall be allowed to commence participation in the ESPP following the date hereof, (iii) the final exercise date for such Offering shall be the earlier of the regularly scheduled final exercise date for such Offering and a date that is no later than five calendar days prior to the Effective Time (the “Final Exercise Date”); (iv) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date; (v) no further Offering or purchase period will commence pursuant to the ESPP after the date hereof; and (vi) the ESPP shall terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights shall be granted or exercised under the ESPP thereafter. All shares of Company

Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive cash in accordance with the terms and conditions of Section 2.7(a) of this Agreement.
2.9   Exchange of Certificates.
(a)   Payment Agent.   Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b)   Payment Fund.   At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock (and for the avoidance of doubt, other than Owned Company Shares or Dissenting Company Shares) pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7, less any Principal Amount (as defined below) if any; provided that, subject to their compliance with the procedures set forth in the following subsections (c)  — (e) of this Section 2.9 (to the extent applicable), the Principal Stockholders may elect for Parent to pay (or cause to be paid) the aggregate consideration to which the Principal Stockholders become entitled in respect of the Principal Stockholders’ shares of Company Common Stock pursuant to Section 2.7 (the aggregate amount transferred to the Principal Stockholders, the “Principal Amount”) by wire transfer of immediately available funds, to an account or accounts designated in writing to Parent at least five (5) Business Days prior to Closing by the Principal Stockholders; provided further, that, if elected by Parent and communicated to the Company in writing at least two (2) Business Days prior to the Closing Date, the Company shall arrange to deposit with the Payment Agent at Closing a portion of the available cash balances of the Company and its Subsidiaries as of the Closing as is directed by Parent, and the foregoing obligation of Parent to deposit the Closing Consideration with the Payment Agent shall be reduced (not below zero) by the amount of such cash balances of the Company and its Subsidiaries that are so directed to be deposited with the Payment Agent by Parent; provided further, that notwithstanding the foregoing, nothing in this Section 2.9(b) shall relieve, in any respect, Parent’s obligation to fund the entirety of the Closing Consideration at Closing. Until disbursed in accordance with the terms and conditions of this Agreement, cash deposited with the Payment Agent shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.
(c)   Payment Procedures.   Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, as applicable) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than

Owned Company Shares and Dissenting Company Shares, as applicable) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect to such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price without interest thereon, payable in respect thereof pursuant to Section 2.7.
(d)   DTC Payment.   Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.
(e)   Transfer of Ownership.   If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.
(f)   Distribution of Payment Fund to Parent.   Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
(g)   No Liability.   Subject to applicable Law, and notwithstanding anything to the contrary in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
2.10   No Further Ownership Rights in Company Common Stock.   From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11   Lost, Stolen or Destroyed Certificates.   In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12   Required Withholding.   Each of the Payment Agent, Parent, the Company, the Surviving Corporation and each of their respective Affiliates and agents (without duplication) shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Options and Company RSUs such amounts as are required to be deducted or withheld therefrom pursuant to any Law in respect of applicable Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid in satisfaction of the corresponding obligations hereunder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements, schedules and other documents filed or furnished by the Company with the SEC on or after December 31, 2023 and at least two Business Days prior to the date of this Agreement (the reports, statements, schedules and other documents filed or furnished by the Company with the SEC since December 31, 2023 and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the “Company SEC Documents”) (other than any disclosures contained (i) solely in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual and/or historical statements, and (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments), it being understood that any matter disclosed in such Company SEC Documents shall not be deemed disclosed for purposes of Section 3.1, Section 3.2, Section 3.3(b), Section 3.4, Section 3.7 and Section 3.25; or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1   Organization; Good Standing.   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties, rights and assets, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not in violation of its Organizational Documents in any material respect.
3.2   Corporate Power; Enforceability.   The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).
3.3   Company Board Approval; Opinion of Company Financial Advisor; Anti-Takeover Laws.
(a)   Company Board Approval.   The Company Board has unanimously (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.
(b)   Opinion of Company Financial Advisor.   The Company Board has received from Citigroup Global Markets Inc., the Company’s financial advisor, an opinion to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Per Share Price to be received in the Merger by holders (other than, as applicable, Francisco Partners, Parent, Merger Sub and their respective affiliates) of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. As of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect.
(c)   Anti-Takeover Laws.   Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 4.7, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law or any provision of the Charter will not be applicable to the Merger or the transactions contemplated by the Voting Agreement.
3.4   Requisite Stockholder Approval.   The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.
3.5   Non-Contravention.   The execution and delivery of this Agreement by the Company, the performance by the Company of obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of the Company (including the Charter and the Bylaws); (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, require the Company to obtain any authorization, consent or approval pursuant to, or result in a right of termination or acceleration pursuant to any Material Contract; (c) do not, assuming the Governmental Authorizations referred to in Section 3.6 are obtained and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries; and (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not reasonably be expected to (i) have, individually or in the aggregate, a Company Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.
3.6   Requisite Governmental Approvals.   No Governmental Authorization is required on the part of the Company or its Subsidiaries in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of Nasdaq; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; (v) any filings required under applicable Foreign Investment Laws and obtaining approval with respect thereto; and (vi) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to (i) have, individually or in the aggregate, a Company Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.
3.7   Company Capitalization.
(a)   Capital Stock.   The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Common Stock; and (ii) 50,000,000 shares of Company Preferred Stock. As of 5:00 p.m., New York City time, on October 24, 2025 (such time and date, the “Capitalization Date”), (A) 133,222,453 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; and (C) no shares of Company Common Stock (all of which are Company Common Stock) were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.
(b)   Stock Reservation and Awards.   As of the Capitalization Date, the Company has reserved (i) 13,382,050 shares of Company Common Stock for issuance pursuant to the Company Stock Plans and (ii) up to 10,459,255 shares of Company Common Stock for issuance in connection with the conversion of the Convertible Notes pursuant to the terms of the Convertible Notes Indenture. As of the Capitalization Date, there were (A) outstanding Company Options to acquire 2,870,668 shares of Company Common Stock and (B) 14,365,860 shares of Company Common Stock subject to outstanding Company RSUs. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock, other than pursuant to the exercise of Company Options or the vesting and settlement of Company RSUs, in each case, which were granted prior to the date of this Agreement and has not issued any Company Preferred Stock. Section 3.7(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all outstanding Company Options and Company RSUs as of the Capitalization Date, and with respect to each such outstanding Company Option or Company RSU, as applicable: (1) the employee number of the holder of such Company Option or Company RSU; (2) the grant date; (3) the applicable vesting schedule; (4) the per share exercise price; and (5) the expiration date.
(c)   Company Securities.   Except as set forth in Sections 3.7(a) and (b), as of the date of this Agreement, there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company other than those which have become outstanding after the Capitalization Date and prior to the date hereof, which were reserved for issuance as of the Capitalization Date as set forth in Section 3.7(b); (ii) no outstanding options, warrants, calls, convertible or exchangeable securities or other rights or binding arrangements that obligate the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for, or the value of which is measured by reference to, such shares of capital stock or equity interests (in each case other than to the Company or a Subsidiary thereof); or (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable security, or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries (the items in clauses (i), (ii) and (iii), collectively, the “Company Securities”). Except for the Convertible Notes, there are no outstanding obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.
(d)   Other Rights.   There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; (ii) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the holders of Company Common Stock have the right to vote; or (iii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; (B) to make payments based on the price or value of any Company Securities or (C) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. As of the date of this Agreement, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock.
3.8   Subsidiaries.
(a)   Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and (ii) has the requisite corporate power (or equivalent thereof) and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties, rights and assets, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.8(a) of the Company Disclosure Letter sets forth a complete and accurate list of all of the Subsidiaries of the Company as of the date hereof.
(b)   All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable (to the extent applicable). The Company or a wholly owned Subsidiary of the Company owns one hundred percent of the capital stock of, or other equity or voting interest in, each direct or indirect Subsidiary of the Company. The Company does not own, directly or indirectly, any capital stock or other equity or voting interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity or voting interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any shares of capital stock or other equity or voting interest or other securities of the Company.
3.9   Company SEC Documents.   Since December 31, 2023, the Company has filed all material forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement. Each Company SEC Document complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Document was filed, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, in each case, that no representation is made as to the accuracy of any financial projections or forward-looking statements filed or furnished. As of the date hereof, (A) there are no outstanding or unresolved comments in comment letters with respect to the Company SEC Documents received by the Company from the SEC staff and (B) the Company is in compliance in all material respects with the applicable listing and corporate governance requirements of Nasdaq.
3.10   Company Financial Statements; Internal Controls; Indebtedness.
(a)   Company Financial Statements.   The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Documents (i) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end audit adjustments, none of which are material either individually or in the aggregate). Except as has been described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company or any off- balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b)   Disclosure Controls and Procedures.   The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. Since December 31, 2023, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company or any of its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company or any of its Subsidiaries. There were no material weaknesses, or significant deficiencies that in the aggregate, would amount to a material weakness, identified in the management of the Company’s assessment of internal controls as of and for the year ended December 31, 2023 (nor has any such material weakness been identified since such date through the date hereof).
3.11   No Undisclosed Liabilities(a).   Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet (or specifically included in the notes thereto) prepared in accordance with GAAP, other than liabilities (a) specifically reflected or otherwise reserved against in the consolidated financial statements of the Company and its Subsidiaries as of June 30, 2025 (including the notes thereto) included in the Company SEC Documents; (b) arising pursuant to this Agreement or incurred in connection with the Transactions; (c) incurred in the ordinary course of business since June 30, 2025 (none of which is a liability for breach of contract, breach of warranty, infringement or violation of Law); or (d) that would not reasonably be expected to be, individually or in the aggregate, a Company Material Adverse Effect.

3.12   Absence of Certain Changes.
(a)   Since December 31, 2024 through the date of this Agreement, except in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business, and none of the Company or its Subsidiaries have undertaken any action that, if taken after the date of this Agreement, would require Parent’s consent pursuant to Section 5.2 (other than Section 5.2(c), Section 5.2(g), Section 5.2(l), Section 5.2(m), Section 5.2(q), and Section 5.2(s) (to the extent related to the foregoing actions)).
(b)   Since December 31, 2024 through the date of this Agreement, there has not been any change, event, development, effect or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.13   Material Contracts.
(a)   List of Material Contracts.   Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party.
(b)   Validity.   Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or the applicable Subsidiary of the Company that is a party thereto and is in full force and effect, except where the failure to be valid and binding and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any notice from or on behalf of any party to a Material Contract indicating that such party intends to terminate, or not renew, any Material Contract with such party.
3.14   Real Property.   The Company and its Subsidiaries own no real property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have a good and valid leasehold interest in all of its Leased Real Property, free and clear of all liens (except for Permitted Liens); (b) each lease, license, sublease and occupancy agreement, together with all schedules, exhibits, addenda, amendments and modifications (each, a “Lease”) with respect to material real property leased, licensed, subleased or otherwise used by the Company or its Subsidiaries as lessee or sublessee (the “Leased Real Property”), is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto; (c) true and complete copies of all Leases have been made available to Parent; (d) neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases, beyond any applicable grace periods; and (e) to the Knowledge of the Company, all buildings, structures, improvements, and fixtures located on the Leased Real Property have been maintained in accordance with normal industry practice, are in good operating condition and repair, and are suitable for the purposes for which they are currently used in all material respects. Section 3.14 of the Company Disclosure Letter sets forth a true and complete list of all Leased Real Property, including the address of each Leased Real Property.
3.15   Environmental Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) to the Knowledge of the Company, the Company and its Subsidiaries are, and since December 31, 2023 have been, in compliance with all applicable Environmental Laws, (b) no written notice, report or other written information alleging any violation of, or liability arising under, any Environmental Law has been received by the Company or any of its Subsidiaries, the substance of which has not been resolved, (c) no Legal Proceeding is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries under or relating to any Environmental Law, and (d) to the Knowledge of the Company, there has been no release or disposal of, contamination by or exposure of any Person to any Hazardous Substances (including by the Company or any of its Subsidiaries on Leased Real Property) so as to give rise to any liability (contingent or otherwise), violation or remediation obligation under any Environmental Law for the Company or any of its Subsidiaries.
3.16   Intellectual Property.
(a)   Section 3.16(a) of the Company Disclosure Letter hereto sets forth a list of all Company Registered Intellectual Property, and (i) such items are subsisting, unexpired and to Knowledge of the Company, valid and enforceable and (ii) the Company has maintained all Company Registered Intellectual Property in the ordinary course of business consistent with reasonable business practices, except in each case of (i) and (ii), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or any of its Subsidiaries, as applicable, (i) owns the Company Intellectual Property, free and clear of all liens, other than Permitted Liens (and all Persons who have created or invented same have assigned to the Company or any of its Subsidiaries in writing all of their rights therein that do not vest initially in the Company or any of its Subsidiaries by operation of Law), and (ii) is licensed or otherwise possesses adequate rights to use, all other Intellectual Property used in their respective businesses as currently conducted; provided, however, that the representation and warranty in this Section 3.16(b) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2023, there are no pending (or, to the Knowledge of the Company, threatened in writing) Legal Proceedings by any Person against the Company or any of its Subsidiaries alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any Company Intellectual Property.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2023, (i) the conduct of the business of the Company and its Subsidiaries has not infringed, misappropriated or violated any Intellectual Property of any Person and (ii) to the Knowledge of the Company, no Person has infringed, misappropriated or violated any Company Intellectual Property.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have not licensed, distributed or otherwise made available to others any software that is subject to an “open source” or similar license that requires the Company or its Subsidiaries to license or make available any material proprietary source code to others under the circumstances, and (ii) no Person (other than employees or service providers as necessary to provide services to the Company or its Subsidiaries) has current access to any material proprietary source code of the Company and its Subsidiaries.
3.17   Data Privacy.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries (i) take commercially reasonable measures designed to protect the security and operation of the IT Assets used by the Company or any of its Subsidiaries (the “Company IT”) (and all data, including Personal Information, processed by or on behalf of such persons) and the confidentiality of the Trade Secrets owned by the Company or any of its Subsidiaries and (ii) since December 31, 2023, have complied with applicable Laws, binding industry or self-regulatory organization standards, and the Company’s or any of its Subsidiaries’ public or posted policies regarding (A) the collection, security, use and disclosure of Personal Information stored or processed by or on behalf of the Company or any of its Subsidiaries or (B) relating to artificial intelligence or similar technologies (collectively, the “Privacy Requirements”), (b) the Company IT is free from viruses, malware and other corruptants, and (c) since December 31, 2023, there has been no outage of or unauthorized access to, or breach (including ransomware) of the Company IT (or any Personal Information of the Company or its Subsidiaries).
3.18   Tax Matters.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   Each of the Company and its Subsidiaries have timely filed (taking into account valid extensions) all Tax Returns required to be filed by it.
(ii)   The Company and each of its Subsidiaries paid, or have adequately reserved for the payment of, all Taxes that are required to be paid by it. The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company and each of its Subsidiaries through the date of such financial statements.
(iii)   Each of the Company and its Subsidiaries has timely paid or withheld with respect to their shareholders, employees and other third Persons (and paid over any amounts withheld to the appropriate Tax authority) all Taxes required to be paid or withheld.
(iv)   Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired.
(v)   No audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing. In the last two years, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to tax in that jurisdiction.
(vi)   Neither the Company nor any of its Subsidiaries (A) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement, other than any such agreement entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (B) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or otherwise as a matter of Law.
(b)   Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).
(c)   In the last two years, neither the Company nor any of its Subsidiaries has constitute either a “distributing corporation” or a “controlled corporation” in a distribution of stock that qualified or was intended to qualify for tax-deferred treatment under Section 355 of the Code.
3.19   Employee Benefits.
(a)   Employee Plans.   Section 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans. With respect to each material Employee Plan providing benefits to employees in the United States, the Company has provided or made available to Parent current, accurate and complete copies of: (i) the current plan document and any amendments thereto (or, with respect to any such plan that is not in writing, a written description of the material terms thereof), (ii) any related trust agreements or other funding arrangements with respect to any Employee Plan and any amendment thereto, (iii) current summary plan description and all summaries of material modification thereto, (iv) for the most recent plan year, the Form 5500, annual reports, financial statements and/or actuarial reports and (v) the most recent U.S. Internal Revenue Service determination, opinion or advisory letter. With respect to each material Employee Plan providing benefits to employees outside the United States, the Company has provided or made available to Parent the current plan document (and any amendments thereto) or a written description of the material benefits provided thereunder.
(b)   Absence of Certain Plans.   Neither the Company nor any of its Subsidiaries maintains, sponsors or participates in, contributes to or is required to contribute to, or in the past six (6) years has maintained, sponsored, participated in, contributed to, or been required to contribute to (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), (iii) a plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (iv) any funded welfare benefit plan within the meaning of Section 419 of the Code, or (v) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).
(c)   Compliance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan has been maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination letter, or may rely on a favorable opinion letter, issued by the U.S. Internal Revenue Service, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan.
(d)   Employee Plan Legal Proceedings.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, as of the date of this Agreement, there are no Legal Proceedings pending or threatened on behalf of or against any Employee Plan, other than routine claims for benefits.
(e)   No Welfare Benefit Plan.   No Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides post-termination or retiree life insurance or health benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.
(f)   Section 280G.   None of the execution and delivery of this Agreement or the consummation of the Transactions (whether alone or in combination with any other event) shall result in any payment or benefit made by the Company or any of its Subsidiaries to constitute as an “excess parachute payment” within the meaning of Section 280G of the Code.
(g)   No Acceleration.   The execution and delivery of this Agreement, or the consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee, director, officer or other individual service provider of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount, of compensation due to any current or former employee, director, officer or other individual service provider of the Company or any of its Subsidiaries, (iii) directly or indirectly require the Company to transfer or set aside any assets to fund any benefits under any Employee Plan or (iv) limit or restrict the right, if any, to merge, amend, terminate or transfer the assets of any Employee Plan on or following the Effective Time. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, director, officer or other individual service provider of the Company or any of its Subsidiaries for any Tax incurred by such individual under Section 409A or Section 4999 of the Code.
3.20   Labor Matters.
(a)   Except as set forth on Section 3.20(a) of the Company Disclosure Letter, the Company and its Subsidiaries are not party to any collective bargaining agreement or similar Contract with any labor union, works council, or other employee representative body representing employees of the Company or any of its Subsidiaries (each a “Union”). To the Knowledge of the Company, as of the date of this Agreement, there are and since December 31, 2023 have been no proceedings of any Union or other activities seeking to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. There is no unfair labor practice charge, strike, lockout, material work slowdown, material work stoppage or other material labor dispute against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, and there have been no such disputes in the past three (3) years.
(b)   To the Knowledge of the Company, as of the date hereof, no officer or executive-level employee of the Company or any of its Subsidiaries (i) has provided written notice that he or she will terminate his or her status as an officer or employee of the Company or any of its Subsidiaries within the one (1) year period following Closing or (ii) has been the subject of any allegations of sexual harassment or other harassment, discrimination, retaliation or similar misconduct within the past three (3) years by an employee of the Company or any of its Subsidiaries.
3.21   Compliance with Laws.
(a)   The Company and each of its Subsidiaries are, and since December 31, 2023 have been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries or to the operations and use of the Leased Real Property, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since December 31, 2023 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since December 31, 2023 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority (A) alleging any conflict with or breach of any such Governmental Authorization and (B) that the Company or any of its Subsidiaries or any of their respective directors or officers (in their capacity as such), as applicable, is under investigation by any Governmental Authority for potential non-compliance with any applicable Law, in each case the substance of which has not been resolved.
3.22   Legal Proceedings; Orders.
(a)   No Legal Proceedings.   Except as would not reasonably be expected to (i) have, individually or in the aggregate, a Company Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, and other than any Transaction Litigation brought after the date hereof, there are no Legal Proceedings, pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries.
(b)   No Orders.   Neither the Company nor any of its Subsidiaries is subject to any Order, except as would not reasonably be expected to (i) have, individually or in the aggregate, a Company Material Adverse Effect or (ii) prevent, materially impair or materially delay the ability of the Company to consummate the Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.
3.23   Insurance.   The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of property, workers’ compensation, directors’ and officers’ liability and other casualty and liability insurance, that are customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. As of the date of this Agreement, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured party thereunder, except for such defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.24   Anti-Corruption Compliance.   None of the Company, nor any of its Subsidiaries, nor any of their respective officer or directors, or to the Knowledge of the Company and when acting on behalf of the Company or its Subsidiaries, any employee or agent of the Company or its Subsidiaries has, since

December 31, 2023, (a) offered, promised, provided, or authorized the provision of any money, property, or other thing of value, directly or indirectly, to any Person to improperly influence official action or secure an improper advantage in violation the United States Foreign Corrupt Practices Act, the UK Bribery Act 2010, or any other applicable anticorruption Laws, and anti-money laundering Laws (collectively, “Anti-Corruption Laws”), (b) conducted its business in violation of any applicable Export Controls, (c) otherwise been in violation of or has taken any action that would cause any of the foregoing to be in violation of any applicable Anti-Corruption Laws or Export Controls; or since April 24, 2019, (d) engaged in, or is now engaged in, any dealings or transactions with any Sanctioned Person or in any Sanctioned Country; or (f) otherwise taken any action in violation of applicable Sanctions.
3.25   Brokers.   Except for Citigroup Global Markets Inc. (“Citigroup”), there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions. The Company has made available to Parent a true, correct and complete copy of any engagement letter or other Contract between the Company and Citigroup under which any fees or expenses will become payable in connection with the Merger and the other transactions contemplated by this Agreement.
3.26   Company Information.   The information supplied or to be supplied by the Company for inclusion in the Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.
3.27   Outbound Investment Rule.   The Company and its Subsidiaries are not a “covered foreign person” within the meaning of Executive Order 14105 of August 9, 2023, including all implementing regulations thereof, codified at 31 C.F.R. Part 850, et seq.
3.28   Related Party Transactions.   Except for indemnification, compensation, other employment arrangements or customer or supplier contracts in the ordinary course of business, neither the Company nor any of its Subsidiaries is a party to any Contract, agreement, commitment or transaction with or for the benefit of any Person that is required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act and that is not so disclosed.
3.29   Government Contracts.   Since December 31, 2023, the Company and its Subsidiaries have established and maintained reasonable internal controls for compliance with each of their Government Contracts and all invoices submitted in connection with any Government Contract were current, accurate and complete in all material respects upon submission. Since December 31, 2023, neither the Company nor any of its Subsidiaries has (i) been suspended or debarred from government contracts by any Governmental Authority; (ii) been audited or, to the Knowledge of the Company, investigated by any Governmental Authority with respect to any Government Contract; (iii) conducted or initiated any internal investigation or made a voluntary or mandatory disclosure to any Governmental Authority or other Person with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (iv) received from any Governmental Authority any written notice of breach, cure, show cause or default, in each case, that has not been cured, with respect to any Government Contract; or (v) had any Government Contract terminated by any Governmental Authority for default or failure to perform, in each case, except as would not be material to the Company and its Subsidiaries taken as whole.
3.30   Bulk Data.   Neither the Company, nor any of its directors, officers, employees, or any other Person acting on its behalf shall, in connection with this Agreement, engage in or cause any other Person to engage in any “covered data transaction” as defined in the final rule titled “Preventing Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons” issued by the U.S. Department of Justice implementing Executive Order 14117 (28 CFR Part 202)(the “Bulk Sensitive Data Rule”).

3.31   No Other Representations or Warranties.   Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company any of its Subsidiaries or their respective business, operations, assets, liabilities, financial condition, notwithstanding the delivery or disclosure to Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that neither Parent, Merger Sub, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to Parent, Merger Sub, or any of their Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
With respect to any Section of this Article IV, except as set forth in the disclosure letter delivered by Parent to the Company on the date of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
4.1   Organization; Good Standing.   Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate, as applicable, its properties and assets. Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate, as applicable, its properties and assets. Neither Parent nor Merger Sub is in violation of its Organizational Documents.
4.2   Corporate Power; Enforceability.   Each of Parent and Merger Sub has the requisite corporate power (or equivalent thereof) and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
4.3   Non-Contravention.   The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) do not assuming the Governmental Authorizations referred to in Section 4.4 are obtained, violate or conflict with any Law applicable to Parent or Merger Sub; or (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.4   Requisite Governmental Approvals.   No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by Parent and Merger Sub, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; (iv) any filings required under applicable Foreign Investment Laws and obtaining approval with respect thereto; and (v) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.
4.5   [Reserved].
4.6   Legal Proceedings; Orders.
(a)   No Legal Proceedings.   As of the date of this Agreement, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub.
(b)   No Orders.   Neither Parent nor Merger Sub is subject to any order that would prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.
4.7   Ownership of Company Common Stock.   None of Parent, Merger Sub or any of their respective directors, officers or employees, or, to the knowledge of Parent, any of its Affiliates (a) has owned any shares of Company Common Stock; or (b) is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the three years prior to the date of this Agreement.
4.8   Brokers.   There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission payable by the Company or any of its Subsidiaries prior to the Closing in connection with the Transactions.
4.9   Operations of Parent and Merger Sub.   The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Parent and Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by the Equity Commitment Letter, the Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all liens.
4.10   No Parent Vote or Approval Required.   No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to adopt this Agreement and consummate the Merger.
4.11   Guarantee.   Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company a true, correct and complete copy of the Guarantee, duly executed by the Guarantors in favor of the Company. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of the Guarantors, enforceable against each Guarantor in accordance with its terms. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach or failure to satisfy a condition on the part of the Guarantors under the Guarantee.
4.12   Financing.
(a)   Commitment Letters.   As of the date of this Agreement, Parent has delivered to the Company a true, correct and complete copy of a duly executed equity commitment letter, dated as of the date of this Agreement, between Parent and the Guarantors (the “Equity Commitment Letter”)

pursuant to which the Guarantors have committed, subject to the terms and conditions therein, to invest in Parent, directly or indirectly, the amounts set forth therein for the purpose of funding the transactions contemplated hereby and thereby (the “Equity Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary of certain terms thereof. As of the date of this Agreement, Parent has delivered to the Company a true and complete copy of the fully executed Debt Commitment Letter (including, for the avoidance of doubt, any related fee letters, subject to redactions in accordance with the definition thereof) from the Debt Financing Sources party thereto, pursuant to which, on the terms and subject to the conditions set forth therein, such Debt Financing Sources have committed to provide the amounts set forth therein to Merger Sub on or prior to the Closing Date for the purpose of funding the Transactions (the “Debt Financing”).
(b)   No Amendments.   As of the date of this Agreement, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified; (ii) no such amendment or modification is contemplated, (iii) the Debt Commitment Letter, the terms of the Debt Financing and any Fee Letters have not been amended or modified; and (iv) the commitments contained in the Commitment Letters have not been withdrawn, terminated, replaced or rescinded in any respect and no such withdrawal, termination, replacement or rescission is contemplated. As of the date of this Agreement, there are no other Contracts, side letters or arrangements to which Parent, Merger Sub or any of their respective Affiliates is a party relating to the Equity Financing or the Debt Financing, other than as expressly set forth in the Equity Commitment Letter or Debt Commitment Letter, as the case may be, delivered to the Company prior to the date hereof (subject to customary redactions in the case of the fee letters for the Debt Financing).
(c)   Sufficiency of Financing(d).   Assuming the satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2, and that the Financing is funded in accordance with the Commitment Letters (including with respect to the Debt Financing, after giving effect to any “flex” provision in the Debt Commitment Letter (including with respect to fees and original issue discount)), the Financing provided pursuant to the Commitment Letters will provide Parent and Merger Sub with proceeds on the Closing Date sufficient to (i) make all payments contemplated by this Agreement in connection with the consummation of the Closing (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); (ii) repay, prepay or discharge (after giving effect to the Merger) all amounts outstanding under the Company Credit Agreement in respect of the principal of and interest, fees, premiums or other amounts payable thereon, as contemplated by this Agreement; and (iii) pay all fees and expenses required to be paid by the Company, Parent or Merger Sub in connection with the Merger and the Financing (such amounts, collectively, the “Financing Amounts”). For the avoidance of doubt, other than as expressly set forth in the Commitment Letters, Parent and Merger Sub acknowledge and agree that there is no financing contingency or condition of any kind with respect to any of its obligations under this Agreement.
(d)   Validity.   The Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect with respect to, and constitutes the legal, valid and binding obligation of, Parent and the other parties thereto, as applicable, enforceable against Parent and the other parties thereto, as applicable, in accordance with its terms (except as limited by the Enforceability Exceptions). The Debt Commitment Letter (in substantially the form delivered by Parent to the Company on the date of this Agreement) is in full force and effect with respect to, and constitutes the legal, valid and binding obligations of Parent, and, to the knowledge of Parent, the Debt Financing Sources party thereto, enforceable against such Debt Financing Sources in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and is subject to general principles of equity, whether considered in a proceeding at law or in equity. Other than as expressly set forth in the Equity Commitment Letter and the Debt Commitment Letter (with respect to the Debt Financing), there are no conditions precedent relating to the obligations of the Debt Financing Sources or the Guarantors to provide the full amount of the Debt Financing or the Equity Financing, respectively, contemplated by the applicable Commitment Letter, or other contingencies that would permit the Debt Financing Sources or the Guarantors to reduce the aggregate amount of the Financing to an amount that is less than the Financing Amounts, including any condition or other contingency relating to the amount or availability of the applicable Financing pursuant to any “flex”

provision to the funding of the full proceeds of the Equity Financing or the Debt Financing, respectively. Assuming the satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2, Parent and Merger Sub have no reason to believe that it or any other party to the Equity Commitment Letter will be unable to satisfy on a timely basis any term or condition therein. As of the date of this Agreement, no event has occurred that, with or without notice or lapse of time or both, could, or could reasonably be expected to, (i) constitute a default or breach on the part of Parent or, to the knowledge of Parent, any of the other parties thereto pursuant to the Commitment Letters, (ii) result in the failure of any condition to the Financing; or (iii) otherwise result in any portion of the Financing to be unavailable or materially delayed on the Closing Date. As of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Financing. As of the date of this Agreement, Parent has fully paid (or caused to be fully paid) all commitments or other fees or amounts that are due and payable pursuant to the terms of the Commitment Letters on or prior to the date of this Agreement in connection with the Financing, and will pay, or cause to be paid, in full any such amounts due to be paid by it on or before the Closing Date.
(e)   No Exclusive Arrangements.   None of the Guarantors, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.
4.13   Stockholder and Management Arrangements.   As of the date hereof, none of the Guarantors, Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than pursuant to the Voting Agreement), director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock (including through any “roll-over” of existing equity in connection with the Transactions); (ii) any Company Stockholder has agreed to approve this Agreement or vote against any Superior Proposal (other than pursuant to the Voting Agreement); or (iii) any such Person other than the Guarantors has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.14   Solvency.   As of the Effective Time, assuming (i) the satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2, (ii) the representations and warranties of the Company contained in Article III are true and correct in all material respects and (iii) immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries (on a consolidated basis), including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay their liabilities, including contingent and other liabilities, as they mature. No transfer of property is being made by Parent, Merger Sub, the Surviving Corporation or any their respective Affiliates (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates in connection with the Transactions (or any series of related transactions or any other transactions in close proximity with the Transactions) (a) with the intent to hinder, delay or defraud either present or future creditors of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates, (b) that could reasonably be expected to render the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates insolvent or (c) that as of the date hereof, is reasonably expected to have a material adverse effect on the long term financial sustainability of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates.
4.15   Non-Reliance.   In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants, or agreements set forth herein. Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly made by the Company in Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information (or omissions therefrom) made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).
4.16   Parent and Merger Sub Information.   The information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
4.17   No Other Representations or Warranties.   Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, financial condition, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Sub or any of their respective Representatives or any information developed by Parent, Merger Sub or any of their respective Representatives.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1   Affirmative Obligations.   Except (A) as expressly contemplated by this Agreement, (B) as set forth in Section 5.1 of the Company Disclosure Letter, (C) as required by applicable Law or (D) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed) and shall be deemed given if Parent provides no written response within seven (7) Business Days after a written request by the Company for such approval, during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) preserve intact in all material respects its assets, properties and Material Contracts, (ii) conduct its business in all material respects in the ordinary course of business, and (iii) preserve intact in all material respects its significant commercial relationships with third parties; provided that no action or omission by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action or omission would constitute a breach of such relevant provision of Section 5.2):
5.2   Forbearance Covenants.   Except (A) as expressly contemplated by this Agreement, (B) as set forth in Section 5.2 of the Company Disclosure Letter, (C) as required by applicable Law or (D) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed) and shall be deemed given if Parent provides no written response within seven (7) Business Days after a written request by the Company for such approval, during the Interim Period, the Company shall not and has not, and shall not and has not permitted any of its Subsidiaries, to (whether directly or indirectly and whether by merger, consolidation, division, conversion, operation of law or otherwise):
(a)   amend or repeal the Organizational Documents of the Company or any of its Subsidiaries (other than immaterial changes to the Organizational Documents of any of its Subsidiaries);
(b)   propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, division, restructuring, recapitalization or other reorganization;
(c)   issue, sell, deliver, grant options or rights to purchase or receive, pledge or agree, or commit to issue, sell, grant options or rights to purchase or receive, pledge or deliver (or securities convertible or exchangeable for, or warrants exercisable for) any Company Securities, except (i) in accordance with the terms of any employment agreements or arrangements or any award agreements under the Company Stock Plans or otherwise, with respect to, and upon the vesting, exercise or settlement of, Company Options or Company RSUs, in each case, outstanding on the date of this Agreement or granted in accordance with this Agreement or (ii) as contemplated by Section 5.2(g);
(d)   except for transactions solely among the Company and its Subsidiaries or solely among the Subsidiaries of the Company, adjust, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options to pay the exercise price of such Company Options, (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options or the vesting and settlement of Company RSUs, and (iii) the acquisition by the Company of Company Options or Company RSUs in connection with the forfeiture of such awards;
(e)   (i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries, (ii) modify the terms of any shares of its capital stock or other equity or voting interest; or (iii) pledge or encumber any shares of its capital stock or other equity or voting interest;
(f)   incur, assume, issue, settle, endorse, guarantee, or otherwise become liable for any Indebtedness set forth in clauses (i), (ii), (iv), (v) and (vi) of the definition thereof, except (i) borrowings in the ordinary course of business under the Company’s revolving credit facilities as in effect on the date hereof or under facilities that replace, renew, extend, refinance or refund such existing revolving credit facilities (including indebtedness incurred to repay or refinance related fees and expenses); it being understood that Parent will be entitled to consent to any such new facility in accordance with Section 5.2(m) if such existing facility to which it relates constitutes a Material Contract hereunder, (ii) guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries to the extent such indebtedness is in existence on the date of this Agreement or incurred in compliance with this Section 5.2(f), (iii) performance bonds and surety bonds entered into in the ordinary course of business and (iv) any indebtedness among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries;
(g)   other than to the extent required by applicable Law or required under to any Employee Plan in effect on the date of this Agreement (i) enter into, adopt, amend or modify in any material respect (including accelerating the vesting), or terminate any Employee Plan (or any plan, program, policy or agreement that would be an Employee Plan if in effect on the date of this Agreement); (ii) increase or accelerate the benefits or compensation payable or paid, whether conditionally or otherwise, of or to any current or former director, officer, employee, or individual independent contractor of the Company or any of its Subsidiaries other than any increase in annual base salary or annual wage rate and commensurate increases in target annual bonus opportunities adopted in the ordinary course of business in respect of any employee or individual service provider whose annual base salary or annual wage rate does not exceed $250,000 after giving effect to such increase; except, in the case of each of clauses (i) and (ii), (A) in conjunction with annual renewal or plan design changes for the Employee Plans that are made in the ordinary course of business; provided that such changes do not materially increase benefits or the cost to the Company or any of its Subsidiaries; or (B) in conjunction with new hires promotions and changes in job position or status of any current employee or other service provider, consistent with past practice; provided that the compensation and benefits provided are substantially the same as the employee being replaced or to other employees or services providers in the same position or status; (iii) pay or commit to pay any severance or termination payments, or any retention, stay, transaction or similar bonus, in each case, to any current or former director, officer, employee, or individual independent contractor of the Company or any of its Subsidiaries; (iv) issue or grant any equity compensation, under the Company Stock Plans or otherwise, to any current or former director, officer, employee, or individual independent contractor of the Company or any of its Subsidiaries; (v) grant to any current or former director, officer, employee, or individual independent contractor of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment of Taxes incurred under Section 409A or Section 4999 of the Code; and (vi) hire or engage, or terminate (other than for cause) any employee or individual independent contractor of the Company or any of its Subsidiaries with an annual base compensation in excess of $300,000;
(h)   settle, release, waive or compromise any pending or threatened Legal Proceeding for an amount in excess of $1,000,000 other than (i) any settlement where the amount paid or to be paid by the Company or any of its Subsidiaries is covered by insurance coverage maintained by the Company or any of its Subsidiaries; (ii) settlements of any Legal Proceedings for an amount not in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of the Company; and (iii) settlements of Transaction Litigation in compliance with Section 6.14;
(i)   materially change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority or applicable Law;
(j)   (i) make any material Tax election that is materially inconsistent with past practices or change or revoke any material Tax election except to the extent consistent with past practices, (ii) adopt, change or revoke any material accounting period or method with respect to Taxes, unless otherwise required by applicable Law, (iii) file any amended material Tax Return, (iv) enter into any closing agreement with respect to a material amount of Taxes, (v) settle or compromise any proceeding with respect to any material Tax claim or assessment, (vi) consent to any extension or waiver of any limitation period with respect to material Taxes (other than automatic extensions or waivers of time to file income Tax Returns), (vii) surrender any right to claim a material refund of Taxes or (viii) request or enter into any ruling with a Governmental Authority with respect to Taxes;
(k)   incur or commit to incur any capital expenditures other than (i) as set forth in Section 5.2(k) of the Company Disclosure Letter or (ii) expenditures that do not exceed $1,000,000 individually or $2,500,000 in the aggregate;

(l)   enter into, modify in any material respect, amend in any material respect or terminate (other than any Material Contract that has expired in accordance with its terms) any Material Contract except, in each case, in the ordinary course of business; provided that any Material Contract (i) described by the definition set forth in Section 1.1(ccc)(iii) shall be exclusively governed by Section 5.2(n) and (ii) described by the definition set forth in Section 1.1(ccc)(vii) shall be exclusively governed by Section 5.2(f);
(m)   acquire or make an investment in any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any Person (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly-owned Subsidiary of the Company, (ii) assets in the ordinary course of business or (iii) that do not exceed $5,000,000 in the aggregate;
(n)   sell, transfer, assign, abandon, or otherwise dispose of, or license, pledge or encumber, or grant any lien (other than a Permitted Lien) on any material assets, rights, or properties (including material Company Intellectual Property), other than (i) non-exclusive licenses to Company Intellectual Property granted in the ordinary course of business, (ii) expirations of Company Intellectual Property at the end of the applicable statutory term, (iii) of sales of products and services or dispositions of assets in the ordinary course of business, (iv) that do not have a purchase price that exceeds $300,000 individually or $2,000,000 in the aggregate or (v) solely between the Company and its wholly-owned Subsidiaries or solely between the Company’s wholly-owned Subsidiaries;
(o)   engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404(a) of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;
(p)   make any loans, advances or capital contributions to, any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company’s or its Subsidiaries’ policies related thereto; (iii) loans, advances or capital contributions to, any direct or indirect wholly owned Subsidiaries of the Company; and (iv) if not otherwise covered by clauses (i), (ii) or (iii), in amounts less than $100,000 in the aggregate outstanding at any given time;
(q)   enter into, amend or terminate any collective bargaining agreement or other labor Contract with a Union;
(r)   effectuate or announce any plant closing or mass layoff which would trigger the notice requirements of the WARN Act; or
(s)   amend any posted privacy policies or the operation or security of any IT Assets, in each case, in any materially adverse manner, except to the extent required by applicable Law; or
(t)   agree, resolve or commit to take any of the actions prohibited by this Section 5.2.
5.3   No Solicitation.
(a)   No Solicitation or Negotiation.   Subject to the terms of Section 5.3(b), during the Interim Period, the Company and its Subsidiaries shall not, and shall not authorize or knowingly permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal, inquiry or offer with respect to, that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case with the intent to knowingly induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal, inquiry or offer with respect to, that constitutes or could reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) with respect to an Acquisition Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal), in each case, other than only informing such Persons of the existence of the provisions contained in this Section 5.3 and contacting the Person making the Acquisition Proposal solely in order to clarify any ambiguous terms or conditions of the Acquisition Proposal (but not to engage in negotiations or provide non-public information) that are necessary to determine whether the Acquisition Proposal constitutes a Superior Proposal; (iv) approve, endorse, recommend or enter into, or propose to approve, endorse, recommend or enter into, any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (and joinder thereto or “clean team” or similar agreement) (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”) or (v) approve, endorse, recommend or declare advisable an Acquisition Proposal. Subject to the following two sentences of this Section 5.3(a), and subject to the terms of Section 5.3(b), promptly (and in any event within 24 hours) following the execution of this Agreement, the Company shall request the return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person (other than Parent, the Guarantors, the financing sources and their respective Representatives and Affiliates) with whom a confidentiality agreement was entered into at any time during the 18-month period prior to the date hereof with respect to an Acquisition Proposal, and shall immediately cease and shall cause each of its Subsidiaries and use its reasonable best efforts to cause its and their respective Representatives to immediately (A) cease any solicitations, discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal (or inquiries, offers or proposals that could reasonably be expected to lead to an Acquisition Proposal) by any such Person, in each case that exists as of the date of this Agreement and (B) terminate all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company or other diligence access with respect to the Transaction and any Acquisition Proposal. During the Interim Period, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(b)   Superior Proposals.   Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or personnel of the Company or any of its Subsidiaries, in each case, pursuant to and following the execution of, an Acceptable Confidentiality Agreement to, any Person or such Person’s Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case, with respect to an Acquisition Proposal that did not result from a material breach of this Section 5.3 and that the Company Board (or a committee thereof) has determined in good faith (i) (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and (ii) after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided that, subject to applicable Law and any applicable “clean team” or similar arrangement, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or promptly (and, in any event, within 24 hours) following the time it is provided to such Person.

(c)   No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement.   Except as permitted by Section 5.3(d) or Section 5.3(f), the Company Board (or a committee thereof) shall not:
(i)   (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) adopt, approve, recommend or endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend to the Company Stockholders, an Acquisition Proposal; (C) fail to include the Company Board Recommendation in the Proxy Statement; (D) fail to publicly reaffirm the Company Board Recommendation within ten Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two separate occasions); (E) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (or if the Company Stockholder Meeting is scheduled to be held within ten Business Days from the date of such commencement, promptly and in any event at least two Business Days before the date on which the Company Stockholder Meeting is scheduled to be held) or (F) resolve, agree or publicly propose to do any of the foregoing (any action described in clauses (A) through (F), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the factually accurate disclosure by the Company of the receipt of an Acquisition Proposal, (2) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal; or (3) the delivery by the Company to Parent of any notice contemplated by Section 5.3(d), will constitute a Company Board Recommendation Change; or
(ii)   cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(d)   Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval:
(i)   the Company Board (or a committee thereof) may effect a Company Board Recommendation Change (within the meaning of clause (A) or (C) of the definition of “Company Board Recommendation Change”) in response to an Intervening Event that occurs after the date hereof, if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:
(1)   (A) the Company has provided prior written notice to Parent at least five (5) Business Days in advance of such Company Board Recommendation Change (such notice period, including any extension thereto, in accordance with this Section 5.3(d)(i)(1), the “Intervening Event Notice Period”) to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change; and (B) if requested by Parent, prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Intervening Event Notice Period, negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Commitment Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change; provided that, in the event the Intervening Event to which this provision applies thereafter changes in any material respect, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this

Section 5.3(d)(i) with respect to such new written notice, it being understood that the “Intervening Event Notice Period” in respect of such new written notice will be three Business Days; and
(2)   at the end of the Intervening Event Notice Period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make modifications to the terms of this Agreement and the Commitment Letters, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect a Company Board Recommendation Change would continue to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect; or
(ii)   if the Company has received an unsolicited Acquisition Proposal that did not result from a breach of this Section 5.3 (other than de minimis breaches) and that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to concurrently enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) and (B) unless:
(1)   (A) the Company has provided prior written notice to Parent at least five (5) Business Days in advance (such notice period, including any extension thereto, in accordance with this Section 5.3(d)(ii)(1), the “Acquisition Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in clauses (A) or (B) of Section 5.3(d)(ii), which notice shall specify the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements (including any Alternative Acquisition Agreements) relating to such Acquisition Proposal; and (B) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Acquisition Proposal Notice Period, negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Commitment Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination of this Agreement; provided that, in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms (including the form, amount and timing of payment of consideration) or other material terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(1) with respect to such new written notice, it being understood that the “Acquisition Proposal Notice Period” in respect of such new written notice will be three (3) Business Days;
(2)   at the end of the Acquisition Proposal Notice Period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of this Agreement and the Commitment Letters, and has determined in good faith after consultation with its financial advisors and outside legal counsel, that (A) such Acquisition Proposal continues to constitute a Superior Proposal and (B) the failure to take such action would continue to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect; and
(3)   the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(e)   Notice.   During the Interim Period, the Company shall as promptly as reasonably practicable (and, in any event, within forty-eight (48) hours after the Company’s receipt thereof) notify Parent if any Acquisition Proposal or any other offers or proposals that would reasonably be expected to lead to an Acquisition Proposal are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal; and (ii) a summary of the material terms and conditions (including, for the avoidance of doubt, the form and amount of consideration and proposed financing arrangements) of any such Acquisition Proposal and, to the extent submitted in writing, copies of any such Acquisition Proposal. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and, in any event, within 48 hours of any material development), of the status and material terms of any such Acquisition Proposal (including any amendments, revisions or other changes thereto) including with respect to the status of any related discussions or negotiations.
(f)   Certain Disclosures.   Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) (x) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act or (y) from making disclosures to the Company Stockholders required under applicable securities Laws with regard to the Transactions or an Acquisition Proposal (solely with respect to clause (y), so long as any such disclosure does not include any statement that constitutes, and does not otherwise constitute a Company Board Recommendation Change), and no such communication by the Company or the Company Board in accordance with and to the extent expressly permitted by this Section 5.3(f) shall be deemed to be a Company Board Recommendation Change; provided that the foregoing shall in no way (i) eliminate or modify the effect that such disclosure would otherwise have under this Agreement or (ii) override the Company’s obligations pursuant to Section 5.3(c)).
(g)   Breach by Representatives.   The Company agrees that any breach of this Section 5.3 by any director or officer of the Company, or by any financial or legal advisor acting at the direction or on behalf of the Company or its Affiliates, will be deemed to be a breach of this Section 5.3 by the Company. The Company will not authorize, direct or knowingly permit any Representative of the Company to breach this Section 5.3, and upon becoming aware of any breach or threatened breach of this Section 5.3 by a Representative of the Company, shall use its reasonable best efforts to stop such breach or threatened breach.
5.4   No Control of the Other Party’s Business.   The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1   Required Action and Forbearance; Efforts.
(a)   Reasonable Best Efforts.   Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.1(a), Section 5.3(d) and Section 6.2), Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall, on the other hand, use their respective reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the Transactions, including by (A) causing the conditions to the Merger set forth in Article VII to be satisfied and (B) (I) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (II) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the

Transactions. This Section 6.1(a) shall not apply to filings under Antitrust Laws or any Foreign Investment Laws, which shall be governed by the obligations set forth in Section 6.2 below.
(b)   No Consent Fee.   Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement (other than Section 6.2), none of the Company, Parent, Merger Sub nor any of their respective Affiliates will be required to agree (or, in the case of the Company or its Subsidiaries, will agree without Parent’s written consent) to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or (ii) the provision of additional security (including a guaranty) or other contractual concessions, in each case, in connection with the Merger, including in connection with obtaining any consent pursuant to any Contract of the Company or any of its Subsidiaries.
(c)   Obligations of Merger Sub.   Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.2   Antitrust and Regulatory Matters.
(a)   Filing Under Antitrust Laws and Foreign Investment Laws.   Each of Parent and Merger Sub shall (and shall cause their “ultimate parent entity,” as such term is generally determined in accordance with applicable Antitrust Laws to, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent required or advisable, within twenty (20) Business Days following the date of this Agreement, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act; and (ii) file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority as are required by or otherwise advisable, pursuant to other applicable Laws (including Antitrust Laws and Foreign Investment Laws in the jurisdictions set forth in Section 6.2(a) of the Company Disclosure Letter) in connection with the Merger. Each of Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take all actions necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger; and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to any Antitrust Laws and Foreign Investment Laws applicable to this Agreement or the Merger, in each case as promptly as practicable and in any event at least five (5) Business Days prior to the Termination Date. Each of Parent and Merger Sub shall (and shall cause their “ultimate parent entity,” as such term is generally determined in accordance with applicable Antitrust Laws to, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, shall promptly inform the other of any substantive communication from any Governmental Authority regarding the Merger in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws or any Foreign Investment Laws applicable to the Merger, then such Party shall make (or cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided that no Party may extend any waiting period or enter into any agreement or understanding with any Governmental Authority without the permission of the other Parties, which shall not be unreasonably withheld, conditioned or delayed. Parent and Merger Sub shall be solely responsible for payment of all filing fees in connection with filings made under the HSR Act and any other Laws (including Antitrust Laws or any Foreign Investment Laws) as required thereunder in connection with the Merger.
(b)   Avoidance of Impediments.   In furtherance and not in limitation of the other covenants in this Section 6.2, notwithstanding anything to the contrary contained in this Agreement, if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act, any other Antitrust Laws or Foreign Investment Laws applicable to the Merger, and to avoid or eliminate each and every impediment under any Antitrust Law or Foreign Investment Laws applicable to the Merger as promptly as practicable and in any event at least five (5) Business Days prior to the Termination Date, each of Parent and Merger Sub shall offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, Foreign Investment Laws and any other Antitrust Laws including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of the Company and its Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of the Company and its Subsidiaries; (iii) the modification of any course of conduct regarding future operations of the Company and its Subsidiaries; and (iv) any other restrictions on the activities of the Company and its Subsidiaries, including the freedom of action of the Company and its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement; in each case, so as to allow the consummation of the Merger as soon as practicable and, in any event, at least five (5) Business Days prior to the Termination Date; provided that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.2(b) or any other provision of this Agreement shall require or obligate Parent, Merger Sub or their respective Affiliates, to, and the Company shall not, without prior written consent of Parent, agree or otherwise be required to take any action contemplated by this Section 6.2(b), with respect to any of Parent’s Affiliates (excluding Merger Sub, but including (x) Francisco Partners Management, L.P. (“Francisco Partners”) and any investment funds or investment vehicles affiliates with, or managed or advised by, Francisco Partners, and (y) any portfolio company (as such term is commonly understood in the private equity industry) or investment of Francisco Partners or of any such investment fund or investment vehicle), or any interest therein; provided, further, that, notwithstanding the foregoing, nothing in this Agreement shall require the Parties to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority or take, or agree to take, any other action that is not conditioned on the Closing. Parent shall oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any Governmental Authority pursuant to any Antitrust Law that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any Person in any court or before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any Governmental Authority, it being understood that the costs and expenses of all such actions shall be borne by Parent.
(c)   Cooperation.   In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Affiliates to), subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings (except for HSR Filings), submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties informed (on a prompt basis) with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may reasonably designate any commercially sensitive information provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the commercially sensitive information; provided that each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Parent and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel only” basis, where this would cause such information to cease to benefit from legal privilege.
(d)   Other Actions.   Parent and Merger Sub shall not, and shall cause their Affiliates not to (i) acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise), or (ii) enter into or agree to enter into, any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of, any ownership interest, equity interests, assets or rights in or of any Person that would reasonably be expected to, individually or in the aggregate, (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent and its Affiliates to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders or declarations of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions, including the Merger, or (B) materially increase the risk of any Governmental Authority entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions, including the Merger, or (C) cause Parent, Merger Sub or the Company to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under any Laws with respect to the Transactions that would prevent, materially delay or materially impede the consummation of the Transactions.
6.3   Proxy Statement.
(a)   Proxy Statement.   As promptly as reasonably practicable following the date of this Agreement and in any event within 20 Business Days after the date of this Agreement, the Company (with the reasonable assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement.
(b)   Other Required Company Filings.   If the Company is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the reasonable assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon and the Company shall consider in good faith all reasonable additions, deletions or changes suggested thereto by Parent or its counsel.
(c)   Furnishing Information.   Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.
(d)   Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, shall provide the other Party a reasonable opportunity to review and comment on any written communication with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(e)   Notices.   The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection with the items covered in clauses (i) and (ii) above.
(f)   Dissemination of Proxy Statement.   Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable, and in no event more than five Business Days, following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m. New York City time on the tenth (10th) calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement.
6.4   Company Stockholder Meeting.
(a)   Call of Company Stockholder Meeting.   Subject to Section 5.3, following the clearance of the Proxy Statement by the SEC, the Company shall duly call and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval; provided, however, that in no event shall the Company be required to hold the Company Stockholder Meeting prior to the twentieth (20th) Business Day following the mailing of the Proxy Statement to the Company Stockholders. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company shall use its reasonable efforts to solicit proxies to obtain the Requisite Stockholder Approval.
(b)   Adjournment of Company Stockholder Meeting.   Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; provided, that, in the case of the foregoing clauses (i) or (ii), such postponement or adjournment shall not be for more than fifteen Business Days without Parent’s written consent (which shall not be unreasonably withheld, conditioned or delayed); (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff; or (iv) in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders, in the good faith judgment of the Company Board (or a committee thereof) (after consultation with outside legal counsel); provided that in the case of the foregoing clause (iv), such postponement or adjournment shall not (x) occur on more than two occasions and (y) be for more than ten Business Days, in each case, without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed); provided, further, that in no event (x) shall the Company Stockholder Meeting be postponed or adjourned beyond the date that is five Business Days prior to the Termination Date or (y) once it is fixed by the Company Board, shall the record date for the Company Stockholder Meeting change (whether or not in connection with any such postponement or adjournment), without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). Subject to the provisions of this Agreement, the Company will conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Company Stockholder Meeting can be held promptly following the effectiveness of the Proxy Statement.
6.5   Financing.
(a)   No Amendments to Equity Commitment Letter.   Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification, or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) materially delay or prevent the Closing Date or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect; or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the Guarantors under the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.5; and (2) the “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 6.5.
(b)   Taking of Necessary Actions.   Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions set forth in the Equity Commitment Letter, including, using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions therein; (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent contained in the Equity Commitment Letter; (iii) if all of the conditions precedent to the funding of the Equity Financing are satisfied, consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter; and (v) enforce its rights pursuant to the Equity Commitment Letter.
(c)   Enforcement.   Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 will require, and in no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (it being understood that Parent and Merger Sub will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.
(d)   Each of Parent and Merger Sub acknowledges and agrees that the Company and its Affiliates have no responsibility for any financing Parent or Merger Sub may raise in connection with the Transactions. Each of Parent and Merger Sub shall use reasonable best efforts to take (and shall cause its Affiliates to use reasonable best efforts to take) all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing on the terms and subject only to the conditions described in the applicable Commitment Letter on a timely basis, on or prior to the date on which the Merger is required to be consummated pursuant to the terms hereof, including by (i) maintaining in effect the Commitment Letters, (ii) negotiating and entering into definitive agreements with respect to the Financing (the “Definitive Agreements”) consistent with the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in any related fee letter), and (iii) satisfying, on a timely basis, all conditions in the Commitment Letters and the Definitive Agreements that are within its control. Each of Parent and Merger Sub shall use its reasonable best efforts to comply with its respective obligations, and enforce its rights, under each Commitment Letter in a timely and diligent manner. Without limiting the generality of the foregoing, in the event that all conditions contained in the applicable Commitment Letter or the applicable Definitive Agreement (other than the consummation of the Merger and those conditions that by their nature are to be satisfied or waived at the Closing and those conditions the failures of which to be satisfied is attributable to a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements contained in this Agreement) have been satisfied, each of Parent and Merger Sub shall cause the Debt Financing Sources and/or the Guarantors, as applicable, to fund the Financing.
(e)   Each of Parent and Merger Sub shall not without the prior written consent of the Company: (i) permit any amendment or modification to, or consent to any waiver of any provision or remedy under, any of the Commitment Letters or any of the Definitive Agreements if such amendment, modification or waiver (A) imposes new or additional conditions or other contingencies or adversely modifies any existing conditions, including by expanding, amending or modifying any of the conditions or other contingencies, in each case, to the consummation or receipt of all or any portion of the Financing, (B) reduces the aggregate principal amount of the Debt Financing contemplated in the Debt Commitment Letter (including by changing the amount of fees to be paid or the original issue discount) or the aggregate amount of the Equity Financing contemplated in the Equity Commitment Letter below the Financing Amounts, (C) would reasonably be expected to adversely affect the ability of Parent or Merger Sub to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements as so amended, modified or waived, relative to the ability of Parent or Merger Sub to enforce its rights against the other parties to the Commitment Letters as in effect on the date of this Agreement, (D) would otherwise reasonably be expected to make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing on the date on which the Merger is required to be consummated pursuant to the terms hereof less likely to occur or (E) would otherwise reasonably be expected to prevent, impede or delay the consummation of the Merger and the other Transactions contemplated by this Agreement (each of clauses (A) through (E), a “Prohibited Modification”); or (ii) terminate any of the Commitment Letters or any Definitive Agreement; provided that, however, for the avoidance of doubt, Parent and Merger Sub may amend, replace, supplement and/or modify the Debt Commitment Letter to effectuate any “market flex” provisions or as expressly contemplated thereby as of the date hereof solely to add or replace in part lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto who had not executed the Debt Commitment Letter as of the date hereof but only to the extent doing so would not have the effects described in clauses (i)(A) – (E) above or as otherwise expressly permitted under this Agreement in connection with an Alternate Debt Financing (and, for the avoidance of doubt, none of the foregoing matters in this proviso shall constitute a Prohibited Modification). Parent shall promptly deliver to the Company copies of any such amendment, modification or waiver. Any reference in this Agreement to “Equity Financing” shall include the financing contemplated by the Equity Commitment Letter as amended or modified in express compliance with this Section 6.5(e), and “Equity Commitment Letter” shall include such document as amended or modified in express compliance with this Section 6.5(e). Any reference in this Agreement to “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter as amended or modified in express compliance with this Section 6.5(e), and “Debt Commitment Letter” shall include such document as amended or modified in express compliance with this Section 6.5(e).
(f)   In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor, Parent shall, (i) promptly notify the Company of such unavailability and the reason therefor and (ii) use reasonable best efforts to arrange and as promptly as practicable following the occurrence of such event obtain alternative debt financing (in an amount sufficient, when taken together with the available portion of the Financing, to consummate the Transactions and to pay the Financing

Amounts) from alternative sources on terms and conditions no less favorable, in the aggregate, to Parent or Merger Sub than those contained in the Debt Commitment Letter (provided that no New Debt Commitment Letter shall contain any terms or conditions that would have been prohibited pursuant to Section 6.5(e) if the same had been effected through an amendment or modification of the Debt Commitment Letter (except with the prior written consent of the Company)) (the “Alternate Debt Financing”), and to obtain a new financing commitment letter with respect to such Alternate Debt Financing (together with any related fee letter, the “New Debt Commitment Letter”), which shall replace the existing Debt Commitment Letter, a true and complete copy of which shall be provided by Parent or Merger Sub, as applicable, to the Company promptly and in any event within 24 hours after Parent or Merger Sub, as applicable, obtains it (it being understood and agreed that any fee letter so provided to the Company in connection with any New Debt Commitment Letter may be redacted in the same manner as set forth in the definition of “Debt Commitment Letter” as in effect on the date hereof); provided that, notwithstanding the foregoing, Parent and Merger Sub shall not be required to obtain Alternate Debt Financing that would require Parent or Merger Sub to pay fees or other amounts that, taken as a whole, exceed the aggregate fees and other amounts contemplated to be paid under the Debt Commitment Letter (including after giving effect to any “flex provisions” in the Debt Commitment Letter that are reasonably expected to be incorporated as definitive and final terms of the applicable debt) and with terms (including after giving effect to any “flex provisions” in the Debt Commitment Letter that are reasonably expected to be incorporated as definitive and final terms of the applicable debt) that are materially less favorable, in the aggregate, to Parent and Merger Sub than those set forth in the Debt Commitment Letter. In the event any New Debt Commitment Letter is obtained, (A) any reference in this Agreement to the “Debt Financing” shall mean, with respect to the Debt Financing, the debt financing contemplated by the Debt Commitment Letter (as the meaning of such term is modified pursuant to clause (B) below) and (B) any reference in this Agreement to the “Debt Commitment Letter” shall be deemed to include the Debt Commitment Letter to the extent not superseded by the New Debt Commitment Letter at the time in question and the New Debt Commitment Letter to the extent then in effect. Parent or Merger Sub, as applicable, shall provide the Company with prompt written notice of any actual or threatened breach, default, termination or repudiation by any party to any of the Commitment Letters or any Definitive Agreement with respect to which Parent or Merger Sub, as applicable, is aware, and a copy of any written notice or other written communication from any Debt Financing Source, the Guarantors or other financing source with respect to any actual or threatened breach, default, termination or repudiation by any party to the Commitment Letters or any Definitive Agreement of any provision thereof. Each of Parent and Merger Sub shall, upon request, keep the Company reasonably informed on a current basis of the status of its efforts to consummate the Financing. The foregoing notwithstanding, compliance by Parent and Merger Sub with this Section 6.5 shall not relieve Parent or Merger Sub of its obligations to consummate the Transactions whether or not the Financing is available, and each of Parent and Merger Sub acknowledges and agrees that its obligation to consummate the Transactions on the terms and subject to the conditions set forth herein are not conditioned upon or contingent on the availability or consummation of the Debt Financing, the availability of any Alternate Debt Financing or receipt of the proceeds therefrom.
6.6   Financing Cooperation.
(a)   Cooperation.   Following the date of this Agreement and prior to the earlier of the date of termination of this Agreement and the Effective Time, the Company shall use its commercially reasonable efforts, and shall cause each of its Subsidiaries and their respective Representatives to use its respective commercially reasonable efforts, to provide Parent with such customary cooperation (provided that such cooperation does not unreasonably interfere in any material respects with the ongoing operations of the Company or its Subsidiaries) as is reasonably requested by Parent and Merger Sub to arrange, syndicate and obtain any debt financing (if any) to be obtained by Parent and Merger Sub or their respective Affiliates in connection with the arrangement of the Debt Financing, including using commercially reasonable efforts in:
(i)   causing management of the Company to participate in a reasonable number of telephonic meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions (upon reasonable request) with rating agencies to the extent customary for the Debt Financing at times and locations to be mutually agreed;

(ii)   providing reasonable and customary assistance to Parent and Merger Sub with the preparation of customary rating agency presentations (including providing customary authorization and representation letters authorizing the distribution of pertinent information relating to the Company and its Subsidiaries to prospective lenders or investors and containing representations with respect to presence of or absence of material non-public information relating to the Company and its Subsidiaries and the accuracy of the information relating to the Company and its Subsidiaries contained therein, lender presentations, private placement memoranda, and bank information memoranda, any syndication memoranda and any other customary marketing material required in connection with the Debt Financing;
(iii)   assisting Parent and Merger Sub in connection with the preparation of any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent or Merger Sub, it being understood that such documents will not take effect until the Effective Time;
(iv)   furnishing Parent and Merger Sub with the Required Financing Information; it being understood that Parent shall (and, for the avoidance of doubt, the Company shall not) be responsible for the preparation of any pro forma financial statements and marketing materials for the Debt Financing (provided that, notwithstanding the foregoing, the Company shall not be obligated to deliver any financial information in a form not customarily prepared by the Company unless such information is readily available and customarily provided for debt financings of the type of the Debt Financing);
(v)   assisting in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date; it being understood that no such corporate or other action will take effect prior to the Closing and the directors of the Company will not approve the Debt Financing prior to the Closing Date;
(vi)   provide at least four (4) Business Days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer”, anti-money laundering rules and regulations and beneficial ownership rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230 including necessary internal bank regulatory policies, relating to the Company or any of its Subsidiaries to the extent they are intended, immediately following the Closing, to be obligors in respect of the Debt Financing, in each case as reasonably requested by Parent or Merger Sub at least nine (9) Business Days prior to the Closing Date (it being understood and agreed that this clause (vi) shall not be subject to any “commercially reasonable efforts” qualifier otherwise contained in this Section 6.6); and
(vii)   to the extent reasonably requested by Parent, providing reasonable and customary assistance to Merger Sub in obtaining private corporate and facilities credit ratings with respect to the Debt Financing.
(b)   Obligations of the Company.   Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time; (ii) enter into any definitive agreement or documentation the effectiveness of which is not conditioned upon the Closing; (iii) give any indemnities or incur any fees that are effective prior to the Effective Time; or (iv) take any action that would unreasonably or materially interfere with the conduct of the business of the Company and its Subsidiaries, breach any confidentiality obligations or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries, nor any of their respective Representatives, will be required to execute or take any action pursuant to any certificate, agreement, arrangement, document or instrument, in each case, that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Section 6.6 shall require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (B) the Company Board to approve any financing or Contracts related thereto prior to the Effective Time (it being understood and agreed that all such certificates, opinions or resolutions shall be delivered by an officer or board member of the Surviving Corporation on the Closing Date). The Company and its Subsidiaries and Representatives shall not be required to deliver any legal opinions or solvency certificates. Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 7.2(b), as it applies to the Company’s obligations relating to the Debt Financing, shall be deemed satisfied, and the Company shall not be deemed to have breached or failed to perform or observe any covenants, obligations or other agreements set forth in this Section 6.6 relating to the Debt Financing unless the Debt Financing (if any) has not been obtained primarily as a result of a deliberate action or omission taken or omitted to be taken by the Company in Willful and Material Breach of its obligations under this Section 6.6 (excluding, for purposes of this sentence, Section 6.6(c)), which breach has not been cured on or prior to the fifth (5) Business Day after Parent has provided written notice specifically identifying such breach to the Company.
(c)   Company Indebtedness.
(i)   Prior to the Effective Time, with respect to the Company Indebtedness to be repaid at the Effective Time, the Company shall deliver to Parent draft payoff letters (including all required UCC-3 termination statements and any other customary documents required to evidence the discharge of the liens and security interests related thereto) in form and substance reasonably satisfactory to Parent and Merger Sub from the lenders (or their applicable representative) with respect to the Company Credit Agreement (collectively, the “Payoff Letters”), stating the amounts required to pay in full all obligations (other than any contingent reimbursement and indemnity obligations that expressly survive termination of the Company Credit Agreement) thereunder and to effect the release of any liens or other security interests in respect of the Company Indebtedness (in each case, with drafts of which to be provided by the Company to Parent at least two (2) Business Days prior to the Effective Time (or such later date as Parent may agree in its reasonable discretion)).
(ii)   At or prior to the Effective Time, Parent shall provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the Company Indebtedness and upon the receipt thereof, concurrently with the Effective Time, the Company shall repay and discharge such Company Indebtedness that becomes due and payable at such time.
(d)   Use of Logos.   The Company hereby consents to the reasonable use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries, (ii) are used solely in connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Merger and (iii) in any other manner as reasonably approved by the Company.
(e)   Confidentiality.   All non-public or other confidential information provided by the Company, its Subsidiaries or any of their Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Debt Financing Sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is an express third-party beneficiary.
(f)   Reimbursement.   Promptly upon request by the Company, Parent shall reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by the Company, its Subsidiaries or any of its Representatives in connection with the cooperation or obligations of the Company, its Subsidiaries and their Representatives contemplated by this Section 6.6 other than (A) any ordinary course amounts payable to employees or other Representatives of, or consultants to, the Company with respect to services provided prior to the Closing, (B) any amounts incurred in connection with the repayment of Company Indebtedness in accordance with Section 6.6(c) above and (C) any other amounts that would have been incurred in connection with the Transactions hereby notwithstanding the Debt Financing (including, for the avoidance of doubt, with respect to the preparation of historical financial statements required by this Agreement).
(g)   Indemnification.   The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith except to the extent resulting from the Company, its Subsidiaries or their respective Representatives’ bad faith, gross negligence or willful misconduct or material inaccuracy of any historical information furnished in writing by or on behalf of the Company, including financing statements.
6.7   Anti-Takeover Laws.   The Company and the Company Board shall (a) take all action within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.
6.8   Access.   At all times during the Interim Period, the Company shall afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books and records and personnel of the Company solely for the purpose of consummating the Transactions or to the extent reasonably necessary for the purpose of planning for integration and transition, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information or providing access to such documents or information would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access would result in the disclosure of any trade secrets (including source code) of the Company or any of its Subsidiaries to any third Persons; or (d) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided, that the Company shall inform Parent of the general nature of the information being withheld and, upon Parent’s request, use commercially reasonable efforts to allow for any access or disclosure in a manner that does not result in the effects set out in the foregoing clauses (a) through (d), including by making appropriate substitute arrangements. Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor or ambient air, or other environmental media. Except as may otherwise be permitted by this Section 6.8 and except in the ordinary course of business and not related to the Transaction, notwithstanding anything else herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee of the Company or any of its Subsidiaries not involved in the negotiation of the Transactions or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other Transactions, in each case, without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. All requests for access pursuant to this Section 6.8 must be directed to the Chief Legal Officer of the Company or other Person designated by the Company.
6.9   Section 16(b) Exemption.   Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company Options or Company RSUs) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.10   Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a)   Indemnified Persons.   During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements (including with respect to the Director Nomination Agreement) between the Company and any of its Subsidiaries or Affiliates, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Company and its Subsidiaries, as of the date of this Agreement. During such six-year period, such provisions of such Organizational Documents, and the provisions of the Director Nomination Agreement with respect to indemnification, exculpation and the advancement of expenses, may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable Law.
(b)   Indemnification Obligation.   Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law, and any of its Subsidiaries or Affiliates in effect on the date of this Agreement shall, indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or such Subsidiary or Affiliate; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates, or taken at the request of the Company or such Subsidiary or Affiliate (including in connection with serving at the request of the Company or such Subsidiary or Affiliate as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); or (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Corporation shall advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which shall be paid by the Surviving Corporation.
(c)   D&O Insurance.   During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance in effect as of immediately prior to the Effective Time. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year ended prior to the Effective Time (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time the Company shall purchase a prepaid “tail” policy with respect to the D&O Insurance so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder. If the Company is unable to obtain the “tail” policy and Parent or the Surviving Corporation are unable to obtain the insurance described in this Section 6.10(c) for an annual cost less than or equal to the Maximum Annual Premium, Parent shall cause the Surviving Corporation to instead obtain as much comparable insurance as possible for an aggregate annual premium not exceeding the Maximum Annual Premium.
(d)   Successors and Assigns.   If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made to the extent such obligations are not otherwise assumed by operation of Law so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.
(e)   No Impairment.   The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives), the “Other Indemnified Persons”) without the prior written consent of such affected Indemnified Person or Other Indemnified Person. Each of the Indemnified Persons or Other Indemnified Persons are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Organizational Documents of the Company and its Subsidiaries; (ii) any and all indemnification agreements entered into with the

Company or any of its Subsidiaries specified in the first sentence of Section 6.10(a); or (iii) applicable Law (whether at Law or in equity).
(f)   Other Claims.   Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors or officers, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.11   Convertible Notes; Capped Calls.
(a)   Convertible Notes.   Prior to the Effective Time, and within the time periods required by the terms of the Convertible Notes Indenture, the Company shall use its reasonable best efforts to deliver any notices (including with respect to holders’ rights to require repurchase or conversion of the Convertible Notes), certificates and other documents relating to the Convertible Notes that are required under the Convertible Notes or the Convertible Notes Indenture, including as a result of the Transactions, and use its reasonable best efforts to take all other required actions under the terms of the Convertible Notes, the Convertible Notes Indenture or applicable Law, which actions shall include, without limitation, the Company delivering any opinions of counsel required to be delivered prior to the Effective Time and any officer’s certificates or other documents or instruments, as may be necessary to comply with all of the terms and conditions of the Convertible Notes Indenture in connection with the Transactions, provided that opinions of counsel required by the Convertible Notes Indenture, as may be necessary to comply with all of the terms and conditions of the Convertible Notes Indenture in connection with the Transactions, shall be delivered by Parent and its counsel to the extent required to be delivered at or after the Effective Time. The Company shall provide Parent and its counsel reasonable opportunity to review and comment on any notices, certificates, press releases, opinions of counsel, officer’s certificates or other documents or instruments required to be delivered pursuant to or in connection with the Convertible Notes and the Convertible Notes Indenture prior to the dispatch or making thereof, and the Company shall consider in good faith any reasonable comments made by Parent or its counsel with respect thereto prior to the dispatch or making thereof, provided that no such documents shall be required that would not be conditioned on the occurrence of the Closing.
(b)   Capped Calls.   Notwithstanding anything to the contrary in this Agreement, prior to the Effective Time and subject to applicable Law, the Company shall not amend, modify, waive or terminate the Capped Call Transactions or any provisions thereof and shall not provide any notices or enter into any agreements with the counterparties to the Capped Call Transactions without the prior written consent of Parent (such consent not to be unreasonably withheld, condition or delayed). The Company shall reasonably cooperate with Parent with respect to the negotiation of the termination of the Capped Call Transactions at or immediately following the Closing Date in good faith and in a commercially reasonable manner, and shall consult with Parent, to the extent practicable, at least five (5) Business Days prior to delivering any notices or taking any other actions with respect to the Capped Call Transactions, provided that the Company shall not be required to agree to any termination or amendment of the Capped Call Transactions that would not be conditioned on the occurrence of the Closing. If reasonably requested by Parent, the Company shall (i) engage a hedging advisor specified by Parent in connection with the foregoing and/or (ii) facilitate direct discussions between Parent and the counterparties to the Capped Call Transactions in connection with the foregoing.
6.12   Employee Matters.
(a)   Acknowledgement.   Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.
(b)   Existing Arrangements.   From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) assume and honor all of the Employee Plans in accordance with their terms as in effect immediately prior to the Effective Time.

(c)   Employment; Benefits.   For a period of twelve (12) months following the Effective Time (the “Continuation Period”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee (i) a base salary or wage rate, as applicable, and annual target cash incentive opportunities (excluding retention, long-term incentive, change in control or transaction-based, equity and equity-based compensation) that are, in each case, no less favorable than those in effect for such Continuing Employee immediately before the Effective Time; (ii) severance and termination benefits (excluding any equity or equity-based incentive compensation) that are no less favorable than those applicable to such Continuing Employee immediately before the Effective Time and that are set forth in Section 6.12(c) of the Company Disclosure Letter; and (iii) all other benefit or compensation plans, programs, policies, agreements or arrangements of the Surviving Corporation or any of its Subsidiaries (excluding nonqualified deferred, retention, long-term incentive, change in control, transaction-based, equity and equity-based compensation, and defined benefit pension and retiree medical benefits) at levels that are substantially comparable in the aggregate to those in effect for such Continuing Employee under the Employee Plans as of immediately prior to the Effective Time.
(d)   New Plans.   With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plans, a “New Plan”), Parent and its Subsidiaries (including the Surviving Corporation) shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual, and severance entitlement or termination pay), except to the extent that it would result in duplication of compensation or benefits for the same period of service or for purposes of any defined benefit pension plan or retiree medical benefits. In addition, and without limiting the generality of the foregoing, Parent will cause the Surviving Corporation and its Subsidiaries to use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents to the extent such conditions were inapplicable, met or waived under the comparable Employee Plan in which such Continuing Employee participated immediately prior to the Effective Time; (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, the Surviving Corporation and its Subsidiaries shall cause any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins to be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iv) the Surviving Corporation and its Subsidiaries shall credit the accounts of the Continuing Employees under any New Plan that is a flexible spending account plan with any unused balances in the account of such Continuing Employees under the Old Plan that is a flexible spending account plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be forfeited on account of accrual limits or other forfeiture.
(e)   No Third-Party Beneficiary Rights.   Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.12 will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee; (ii) constitute the adoption, amendment or modification of any Employee Plan or New Plan; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof) or other Person who is not a Party to this Agreement.

6.13   Public Statements and Disclosure.   The initial press release with respect to the execution of this Agreement shall be a joint press release in the form reasonably agreed to by the Parties, and following such initial press release, the Company and Parent shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements (including media interviews and calls with analysts, institutional investors or similar persons) with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice as is feasible); provided that neither Parent nor the Company shall be obligated to engage in such consultation with respect to communications (including communications directed to such Party’s employees, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.13; provided, further, that the restrictions set forth in this Section 6.13 shall not apply to any release or public statement (i) made or proposed to be made by the Company solely with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change or any action taken pursuant thereto or (ii) in connection with any dispute between the parties regarding this Agreement or the Merger. Notwithstanding the foregoing, Parent, Merger Sub, the Principal Stockholders and their respective Affiliates may (i) provide ordinary course communications regarding this Agreement and the Transactions to existing or prospective general and limited partners, investors, equity holders, members, managers and investors of such Person and its Affiliates, in each case, who are subject to customary confidentiality restrictions and (ii) post deal descriptions on their respective websites or social media platforms (if applicable) in the ordinary course of business; provided, that in the case of this clause (ii), any such deal descriptions are consistent with public statements previously made in accordance with this Section 6.13.
6.14   Transaction Litigation.   Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings and material correspondence with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.14, “participate” means that the Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected; provided, that, in the case that such privilege is undermined or otherwise adversely affected, the Company shall use reasonable best efforts to provide such information in a manner which would not undermine or otherwise adversely affect such privilege), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent shall not be afforded decision-making power or authority, except as specifically provided in this Section 6.14.
6.15   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.16   Additional Agreements.   If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.
6.17   Parent Vote.   Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

6.18   Certain Arrangements.   Without the prior consent of the Company Board, neither Parent, Merger Sub nor any of their respective Affiliates, directly or indirectly, shall, prior to the Effective Time, have any formal or informal discussions with respect to, or enter into any agreement, arrangement or understanding (in each case, whether oral or written), or authorize, commit or agree to enter into any agreement, arrangement or understanding (in each case, whether oral or written), described in Section 4.13 of this Agreement.
6.19   FIRPTA Certificate.   At or prior to the Closing, the Company shall deliver to Parent (i) a certification from the Company meeting the requirements of Treasury Regulations Section 1.1445-2(c)(3), and (ii) a notice of such certification to the Internal Revenue Service pursuant to Treasury Regulations Section 1.897-2(h)(2), in each case, in form and substance reasonably satisfactory to Parent, duly signed by a responsible corporate officer of the Company; provided, however, that the sole remedy for failure to deliver such forms or certificate shall be that Payment Agent, Parent, the Company and the Surviving Corporation shall deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of the Company such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Law.
6.20   Notification of Certain Matters.   Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any change, event, effect, occurrence or development that (a) with respect to the Company, has had or would reasonably be expected have a Company Material Adverse Effect, (b) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect and/or (c) is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the Termination Date. No notification given by any party pursuant to this Section 6.20 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement. The Company’s or Parent’s failure to comply with this Section 6.20 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied.
6.21   Available Company Cash.   Prior to the Closing, upon the written request of Parent, the Company shall, and shall cause each of its Subsidiaries to use their reasonable efforts to transfer to a Company bank account in the United States at least two (2) days prior to the Closing Date, any cash (excluding any trapped cash and cash that has other restrictions on transferability) then held by the Company or any of its Subsidiaries in jurisdictions outside of the United States, solely to the extent that such transfers do not result in any repatriation costs or other taxes or penalties taking into account the working capital requirements of the Company’s Subsidiaries (such transfers, the “Cash Transfers”). The Company shall keep Parent and its Representatives reasonably informed of the foregoing and consult with Parent and its Representatives in good faith on the method of completing the Cash Transfers.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1   Conditions to Each Party’s Obligations to Effect the Merger.   The respective obligations of each Party to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a)   Requisite Stockholder Approval.   The Company’s receipt of the Requisite Stockholder Approval shall have been obtained.
(b)   Antitrust and Foreign Investment Laws.   (i) The waiting periods applicable to the Transactions (and any extensions thereof) pursuant to the HSR Act will have expired or otherwise been terminated and (ii) the approvals, clearances or expirations of waiting periods set forth in Section 7.1(b) of the Company Disclosure Letter will have occurred or been obtained (as applicable).
(c)   No Prohibitive Laws or Injunctions.   No Law, injunction or order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting,

enjoining or otherwise making illegal the consummation of the Merger shall have been enacted, entered or promulgated and be continuing in effect.
7.2   Conditions to the Obligations of Parent and Merger Sub to Effect the Merger.   The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company set forth in the first sentence of Section 3.1, Section 3.2, Section 3.3(a), Section 3.3(c), Section 3.4, the first sentence and clauses (3) and (4) of the fourth sentence of Section 3.7(b) and the first sentence of Section 3.25 shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date), (ii) the representations and warranties of the Company set forth in Section 3.7(a), the second and third sentences of Section 3.7(b) and Section 3.7(c) shall be true and correct in all but de minimis respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all but de minimis respects only as of such specified date), (iii) the representations and warranties of the Company set forth in Section 3.12(b) shall be true and correct in all respects on the Closing Date as if made on the Closing Date, and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect.
(b)   Performance of Obligations of the Company. The Company shall have complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c)   Officer’s Certificate.   Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.
(d)   Company Material Adverse Effect.   No Company Material Adverse Effect has occurred since the date of this Agreement.
7.3   Conditions to the Company’s Obligations to Effect the Merger.   The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions (a “Parent Material Adverse Effect”).
(b)   Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c)   Officer’s Certificate.   The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1   Termination.   This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a)   Mutual Consent.   At any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;
(b)   Order.   By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court or other Governmental Authority of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the issuance of such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such Party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under this Agreement;
(c)   Termination Date.   By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on July 28, 2026 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to a Party (treating Parent and Merger Sub as one party for this purpose) if the failure of the Merger to be consummated prior to the Termination Date was primarily due to or primarily caused by the failure of such Party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under this Agreement;
(d)   Requisite Stockholder Approval.   By either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;
(e)   Company Breach.   By Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a), (b) or (d), except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered prior to the earlier of (A) at least 45 days prior to such termination and (B) the Termination Date, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured); provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);
(f)   Company Board Recommendation Change.   By Parent, if at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change; provided that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if Parent fails to terminate this Agreement pursuant to this Section 8.1(f) prior to 11:59 p.m., Eastern Time, on the date which is ten Business Days after the date on which such right to terminate first arose;
(g)   Parent or Merger Sub Breach.   By the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b), except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered prior to the earlier of (A) at least 45 days prior to such termination and (B) the Termination Date, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured); provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a), (b) or (d);
(h)   Superior Proposal.   By the Company, at any time prior to receiving the Requisite Stockholder Approval, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal received after the date of this Agreement, if the Company (x) has complied with Sections 5.3(b) and 5.3(d) and (y) pays to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) substantially concurrently with such termination; or
(i)   Parent Failure to Close.   By the Company, if (i) all of the conditions set forth in Section 7.1 and Section 7.2 are satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the Closing), (ii) the Company has irrevocably confirmed to Parent in writing that all of the conditions set forth in Section 7.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied), (iii) Parent fails to consummate the Transactions by the date that is three Business Days after the later of (x) the date of delivery of notice of termination of this Agreement and (y) the first date on which Parent is required to consummate the Closing pursuant to Section 2.3, and (iv) the Company has irrevocably confirmed to Parent in writing that it is ready, willing, able and prepared to consummate the Closing.
8.2   Manner and Notice of Termination; Effect of Termination.
(a)   Manner of Termination.   The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.
(b)   Effect of Termination.   Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that Section 6.6(f), Section 6.6(g), this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with its terms. Notwithstanding the foregoing but subject to Section 8.3(e), no termination of this Agreement will relieve any Party from any liability for any fraud or Willful and Material Breach of this Agreement by such Party prior to termination. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, any applicable clean team or similar arrangement, the Guarantee or the Equity Commitment Letter, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3   Fees and Expenses.
(a)   General.   Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), the Surviving Corporation shall pay or cause to be paid all (i) transfer, stamp and documentary Taxes; and (ii) sales, use, gains, real property transfer and other similar Taxes, in each case, imposed on the Company and its Subsidiaries in connection with entering into this Agreement and the consummation of the Merger.
(b)   Company Payments.
(i)   If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(c) (Termination Date) (provided that at the Termination Date, all of the conditions set forth in Section 7.1 (other than the condition set forth in Section 7.1(a)) and Section 7.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied if such time were the Closing) or (y) Section 8.1(d) (Requisite Stockholder Approval) or Section 8.1(e) (Company Breach); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, any Person shall have publicly announced or provided to the Company Board or management of the Company an Acquisition Proposal, and not withdrawn such Acquisition Proposal at least five Business Days prior to the Company Stockholder Meeting or prior to the date of termination in the case of a termination pursuant to Section 8.1(c) or Section 8.1(e); and (C) within 12 months following such termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction (whether consummated or not), then the Company shall promptly (and in any event within three Business Days) upon the earlier of entry into such definitive agreement or the consummation of such Acquisition Transaction pay, or cause to be paid, to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ii)   If this Agreement is validly terminated pursuant to Section 8.1(f) (Company Board Recommendation Change), then the Company must promptly (and in any event within three (3) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(iii)   If this Agreement is validly terminated pursuant to Section 8.1(h) (Superior Proposal), then the Company must prior to or substantially concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c)   Parent Payments.   If this Agreement is validly terminated (i) by the Company pursuant to Section 8.1(g) (Parent or Merger Sub Breach) or Section 8.1(i) (Parent Failure to Close) or (ii) by the Company or Parent pursuant to Section 8.1(c) (Termination Date) (at a time at which the Company had the right to terminate this Agreement pursuant to Section 8.1(g) (Parent or Merger Sub Breach) or Section 8.1(i) (Parent Failure to Close)), then Parent shall promptly (and in any event within three Business Days after such termination) pay the Company a termination fee of $136,170,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.
(d)   Single Payment Only.   The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Company Termination Fee or Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e)   Acknowledgements.   The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without Section 8.3(b) and Section 8.3(c),

Parent and the Company, respectively, would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 8.3, and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgement against Parent for the amount set forth in Section 8.3(c), the Company, or Parent, as applicable, shall pay to the other Party all reasonable and documented out-of-pocket fees, costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, the “Enforcement Expenses”), which Enforcement Expenses shall not exceed $5,000,000. Each of the Parties acknowledges that the Company Termination Fee and the Parent Termination Fee, do not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.
(f)   Sole Remedy.
(i)   The Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) (including the Company’s right to enforce the Guarantee with respect thereto and receive the Parent Termination Fee and any other amounts from the Guarantors thereunder), the Company’s right to enforce its rights under the Confidentiality Agreement, the Reimbursement Obligations, the Enforcement Expenses and the Company’s right to specific performance pursuant to Section 9.8 (subject to the fourth sentence of this Section 8.3(f)(i)) will be the sole and exclusive remedies of the Company against (A) Parent, Merger Sub or the Guarantors; (B) the former, current and future directors, managers, officers, employees, counsel, financial advisors, auditors, agents, other authorized representatives, direct or indirect general or limited partners, stockholders, equityholders, members, Affiliates, successors, beneficiaries, heirs and assignees of each of Parent, Merger Sub and the Guarantors and any of the foregoing’s respective former, current and future directors, managers, officers, employees, counsel, financial advisors, auditors, agents, other authorized representatives, direct or indirect general or limited partners, stockholders, equityholders, members, Affiliates, successors, beneficiaries, heirs and assignees (such Persons, in clauses (A) and (B), collectively, the “Parent Related Parties”); and (C) the Debt Financing Sources in respect of this Agreement, any agreement executed in connection herewith (including Commitment Letters and the Guarantee) and the transactions contemplated hereby and thereby, and upon payment of such amounts, none of Parent, Merger Sub or any of the Parent Related Parties or the Debt Financing Sources will have any further liability or obligation to the Company relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Commitment Letters and the Guarantee) or the transactions contemplated hereby and thereby (except that Parent, Merger Sub or their applicable Affiliate party to the Confidentiality Agreement will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, the Reimbursement Obligations and Section 8.3(a)). Notwithstanding anything to the contrary contained in this Agreement, if Parent or Merger Sub breaches this Agreement (whether such breach is knowing, deliberate, willful, unintentional, a Willful and Material Breach or otherwise) or fails to perform hereunder (whether such failure is knowing, deliberate, willful, unintentional, a Willful and Material Breach or otherwise), then, except for specific performance to the extent permitted by Section 9.8, the sole and exclusive remedies (whether at Law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub or any Parent Related Party or any Debt Financing Source for any breach, loss or failure to perform, which recourse shall be solely against Parent or Merger Sub to the extent provided herein and subject to the limitations set forth herein and/or the Guarantors under the Guarantee (to the extent provided therein and subject to the limitations set forth therein), will be, if applicable, for the Company to terminate this Agreement in accordance with this Agreement under the circumstances in which the Parent Termination Fee is payable pursuant to Section 8.3(c) and for the Company to receive the Parent Termination Fee plus the Reimbursement Obligations plus any Enforcement Expenses from Parent (or the Guarantors under the Guarantee, to the extent provided therein and subject to the limitations set forth therein); provided that in no event will any of (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future directors, managers, officers, employees, counsel, financial advisors, auditors, agents, other authorized representatives, direct or indirect general or limited partners, stockholders, equityholders, members, Affiliates, successors, beneficiaries, heirs and assignees of the Company and any of the foregoing’s respective former, current and future directors, managers, officers, employees, counsel, financial advisors, auditors, agents, other authorized representatives, direct or indirect general or limited partners, stockholders, equityholders, members, Affiliates, successors, beneficiaries, heirs and assignees (the Persons in clauses (A) and (B), collectively, the “Company Related Parties”) be entitled to seek or obtain, nor will they permit any other Person acting on their behalf to seek or obtain, any monetary damages of any kind, including consequential, special, indirect or punitive damages (other than the payment by Parent (or the Guarantors under and in accordance with the Guarantee to the extent provided therein and subject to the limitations therein) of the Parent Termination Fee and the Reimbursement Obligations to the extent payable by Parent pursuant to Section 8.3(c), plus any Enforcement Expenses) against Parent, Merger Sub, the Parent Related Parties or any Debt Financing Sources. For the avoidance of doubt, none of Parent, Merger Sub or the Parent Related Parties (other than Parent and Merger Sub to the extent set forth in this Agreement and the Guarantors to the extent set forth in the Guarantee) will have any liability to any person, including any Company Related Party, relating to, arising out of or in connection with this Agreement, the Commitment Letters or the Guarantee, any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination (including in the event of Willful and Material Breach) or in respect of any other document or theory of Law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at Law or equity in contract, in tort or otherwise. The Parties acknowledge and agree that, while the Company may pursue a grant of specific performance in accordance with Section 9.8 and payment of the Parent Termination Fee, in no event shall the Company be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8 that results in the Closing occurring and (y) the payment of the Parent Termination Fee in accordance with Section 8.3(c)). The Company Related Parties, the Parent Related Parties and the Debt Financing Sources are intended third party beneficiaries of this Section 8.3(f). Notwithstanding anything contained herein to the contrary and without limiting the provisions of Section 9.15 hereof, this Section 8.3 shall not preclude any liability of the Debt Financing Sources to Parent or Merger Sub under the definitive agreements relating to the Debt Financing, nor limit Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Debt Financing Source pursuant to the definitive agreements relating to the Debt Financing or limit any damages or equitable relief for breaches of the Confidentiality Agreement.
(ii)   If this Agreement is validly terminated pursuant to Section 8.1 in circumstances in which the Company Termination Fee is payable pursuant to Section 8.1(b), then Parent’s receipt of the Company Termination Fee to the extent due and payable (and timely and fully paid) pursuant to Section 8.3(b), together with any Enforcement Expenses and Parent’s right to specific performance pursuant to Section 9.8, as applicable, will be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Affiliates and the Parent Related Parties against the Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub or any Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Company will remain obligated with respect to, and Parent, Merger Sub or their applicable Affiliate party to the Confidentiality Agreement may be entitled to remedies with respect to, the Confidentiality Agreement and Parent may be entitled to remedies with respect to Section 8.3(a). The Parties acknowledge and agree that, while Parent may pursue a grant of specific performance in accordance with Section 9.8 and payment of damages or the Company Termination Fee, as applicable, in no event shall Parent be entitled or permitted to obtain or receive both (x) a grant of specific performance pursuant to Section 9.8 that results in the

Closing occurring and (y) payment of damages or the Company Termination Fee, as applicable. The Company Related Parties are intended third party beneficiaries of this Section 8.3(f)(ii). In no event shall the Company or any of its Subsidiaries have liability for monetary damages (including monetary damages in lieu of specific performance and damages for fraud and Willful and Material Breach) in excess of an aggregate amount equal to the amount of the Parent Termination Fee and the amount of the Enforcement Expenses. The amount of the Parent Termination Fee shall be the maximum aggregate liability of the Company and its Subsidiaries with respect to any and all claims under or relating to this Agreement and the Transactions.
8.4   Amendment.   Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time only by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.
8.5   Extension; Waiver.   At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
ARTICLE IX
GENERAL PROVISIONS
9.1   Survival of Representations, Warranties and Covenants.   The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms require performance following the Effective Time shall survive the Effective Time in accordance with their respective terms or until fully performed.
9.2   Notices.   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:
(a)   if to Parent or Merger Sub to:
c/o Francisco Partners Management, L.P.
One Letterman Drive, Building C – Suite 410
San Francisco, CA 94129
Attn:    Brian Decker; Karl Shum; Legal Notices
Email:   ****; ****; ****

with a copy (which will not constitute notice) to:
Simpson Thacher & Barlett LLP
2475 Hanover Street Palo Alto, CA 94304
Attn:    Atif Azher
Robert Langdon
Naveed Anwar
Email:  ****
****
****
(b)   if to the Company (prior to the Effective Time) to:
Jamf Holding Corp.
100 Washington Ave S. Suite 1100
Minneapolis, MN 55401
Attn:    Jeff Lendino
Email: ****
with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:    Daniel Wolf, P.C.
David M. Klein, P.C.
Email:  ****
****
Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3   Assignment.   No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Effective Time to any of its Affiliates and the indemnification and other rights hereunder of a party may be assigned to any Debt Financing Sources, solely for collateral security purposes effective as of or after the Closing. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.
9.4   Confidentiality.   Parent, Merger Sub and the Company hereby acknowledge that Francisco Partners and the Company have previously executed the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms; provided that, notwithstanding Section 3 thereof, upon and after the execution of this Agreement, Representatives (as defined therein) of Francisco Partners may include potential or actual sources of capital or financing (debt, equity or otherwise) without the Company’s prior written consent. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by the terms and conditions of the Confidentiality Agreement as if they were parties thereto.
9.5   Entire Agreement.   This Agreement and the Confidentiality Agreement, the Company Disclosure Letter, the Voting Agreement, the Parent Disclosure Letter, the Guarantee and the Equity Commitment Letter and such other documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Subject to Section 9.4 above, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
9.6   Third Party Beneficiaries.   This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.10, (b) if the Closing occurs, for the right of the holders of Company Common Stock, Company Options or Company RSUs to receive the Per Share Price and the Vested Equity Award Consideration, respectively, in each case after the Effective Time, (c) as set forth in or contemplated by Section 8.3(e) and (d) the rights of the Debt Financing Parties set forth in Section 9.15 and Section 8.3.
9.7   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8   Remedies.
(a)   Remedies Cumulative.   Except as otherwise provided herein (including Section 8.3(e)), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Under no circumstances will the Company be permitted or entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing and (y) the Parent Termination Fee or any monetary damages in lieu of specific performance.
(b)   Specific Performance.(i)
(i)   Subject to the limitations set forth in this Agreement, the Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof (including the Company’s right to specific performance to cause Parent and Merger Sub to comply with Section 6.5); (C) the ability of either Party to recover damages for fraud or any Willful and Material Breach of this Agreement (subject to Section 8.3(e)) is not intended to and does not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (D) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties agree not to raise any objections, other than those based on the limitations of a Party’s right to such relief under this Agreement) to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (2) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that, unless and until any such relief is granted, (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.8 prior to, or as a condition to, exercising any termination right under Article VIII (and pursuing damages after such termination to the extent permitted hereunder), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.
(ii)   Notwithstanding Section 9.8(b)(i), it is acknowledged and agreed that the Company will be entitled to an injunction, specific performance or other equitable remedy to cause Parent and Merger Sub to enforce the obligations of Guarantors to fund the Equity Financing pursuant to the Equity Commitment Letter and consummate the Closing only in the event that (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (B) Parent and Merger Sub fail to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 2.3, (C) all of the conditions to the consummation of the Debt Financing provided by the Debt Commitment Letter have been satisfied (other than the receipt of the Equity Financing and the satisfaction of those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) and the full amount of the Debt Financing has been funded or will be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing were funded at the Closing, and (D) the Company has irrevocably confirmed in a written notice to Parent that all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), and that the Company is ready, willing, able and prepared to consummate the Closing.
9.9   Governing Law.   This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.
9.10   Consent to Jurisdiction.   Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger or the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
9.11   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT, INCLUDING ANY ACTION RELATING TO THE DEBT FINANCING OR THE PERFORMANCE THEREOF OR INVOLVING ANY DEBT FINANCING PARTY OR ANY RELATED CLAIM IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE EQUITY COMMITMENT LETTER OR THE EQUITY FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12   No Recourse.
(a)   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Parties (other than Guarantors to the extent set forth in the Guarantee or Equity Commitment Letter or the parties to the Confidentiality Agreement pursuant thereto) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. It is further understood that any certificate or certification contemplated by this Agreement and executed by an officer of a Party will be deemed to have been delivered only in such officer’s capacity as an officer of such Party (and not in his or her individual capacity) and will not entitle any Party to assert a claim against such officer in his or her individual capacity.
(b)   The Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) covenants and agrees that it shall not institute, and shall cause its Representatives and Affiliates not to bring, make or institute any action, claim, proceeding (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the Parent Related Parties and that none of the Parent Related Parties shall have any liability or obligations (whether based in

Contract, tort, fraud, strict liability, other Laws or otherwise) to the Company, the Company’s Subsidiaries, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of the Company or its Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than, in each case, Parent and Merger Sub to the extent provided herein, or the Guarantors pursuant to the Guarantee (to the extent and subject to the terms provided therein). Without limiting the generality of the foregoing, to the maximum extent permitted or otherwise conceivable under applicable Law (and subject only to the specific contractual provisions of this Agreement or agreement executed or delivered in connection herewith), the Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities. Each of Parent and Merger Sub (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of Parent, Merger Sub or their Affiliates) covenants and agrees that it shall not institute, and shall cause its Representatives and Affiliates not to bring, make or institute any action, claim, proceeding (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the Company Related Parties and that none of the Company Related Parties shall have any liability or obligations (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise) to Parent, Merger Sub, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of Parent, Merger Sub or their Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than, in each case, the Company to the extent provided here and each Person who has entered into a Voting Agreement (to the extent and subject to the terms provided therein). Without limiting the generality of the foregoing, to the maximum extent permitted or otherwise conceivable under applicable Law (and subject only to the specific contractual provisions of this Agreement or agreement executed or delivered in connection herewith), each of Parent and Merger Sub (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities.
9.13   Company Disclosure Letter References.   The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure; provided that, with respect to Section 3.12(b), only items (if any) disclosed against Section 3.12(b) of the Company Disclosure Letter shall be deemed disclosure with respect to Section 3.12(b).
9.14   Counterparts.   This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.15   Debt Financing Provisions.   Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself and its Subsidiaries and controlled Affiliates, hereby (a) agrees that any action of any kind or description whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Parties, arising out of or relating to this Agreement, any Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, (b) agrees that any such action shall be governed by, construed and enforced in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing, (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action in any such court, (d) agrees that service of process upon it in any such action shall be effective if notice is given in accordance with this Agreement, (e) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by applicable Law, trial by jury in any such action brought against the Debt Financing Parties in any way arising out of or relating to, this Agreement or the Financing, (f) agrees that none of the Debt Financing Parties shall have any liability to the Company or any of its Subsidiaries, controlled Affiliates or Representatives (in each case, other than Parent and its Subsidiaries) relating to or arising out of this Agreement, the Debt Financing (subject to the last sentence of this Section 9.15), the Debt Commitment Letter or any of the Transactions or the performance of any services under the Debt Commitment Letter, whether in law or in equity, whether in contract or in tort or otherwise and the Company (on behalf of itself and its Subsidiaries and controlled Affiliates) waives any and all rights or claims against the Debt Financing Parties and agrees not to commence (and if commenced, agrees to dismiss or otherwise terminate) any action against any Debt Financing Party with respect to the foregoing and (g) agrees that the Debt Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.15 and that such provisions (or any of the defined terms used herein or any other provision of this Agreement to the extent a modification, waiver or termination of such defined term or provision would modify the substance of this Section 9.15) may not be amended in a manner adverse to any of the Debt Financing Parties without the written consent of the Debt Financing Sources. Notwithstanding the foregoing, nothing in this Section 9.15 shall in any way limit or modify the rights and obligations of Parent or Merger Sub under this Agreement or any Debt Financing Party’s obligations to Parent or Merger Sub under the Debt Commitment Letter or the rights of the Company and its Subsidiaries against the Debt Financing Parties with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder following the Effective Time.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
JAWBREAKER PARENT, INC.
By:	/s/ Brian Decker
	Name:	Brian Decker
	Title:	Authorized Signatory
JAWBREAKER MERGER SUB, INC.
By:	/s/ Brian Decker
	Name:	Brian Decker
	Title:	Authorized Signatory
JAMF HOLDING CORP.
By:	/s/ John Strosahl
	Name:	John Strosahl
	Title:	Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex B
Opinion of Citigroup Global Markets Inc.
October 28, 2025
The Board of Directors
Jamf Holding Corp.
100 Washington Avenue S., Suite 900
Minneapolis, Minnesota 55401
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to holders of the common stock, par value $0.001 per share, of Jamf Holding Corp. (“Jamf” and, such common stock, “Jamf Common Stock”), other than as specified herein, of the Per Share Price (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Agreement”) proposed to be entered into among Jamf, Jawbreaker Parent, Inc. (“Parent”), an affiliate of Francisco Partners Management, L.P. (“Francisco Partners”), and Jawbreaker Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). As more fully described in the Agreement, (i) Merger Sub will be merged with and into Jamf (the “Merger”), with Jamf as the surviving corporation in the Merger, and (ii) all outstanding shares of Jamf Common Stock will be converted in the Merger into the right to receive $13.05 per share in cash (the “Per Share Price”). The terms and conditions of the Merger are more fully set forth in the Agreement.
In arriving at our opinion, we reviewed an execution version, provided to us on October 28, 2025, of the Agreement and held discussions with certain senior officers, directors and other representatives of Jamf concerning the business, operations and prospects of Jamf. We reviewed certain publicly available and other business and financial information relating to Jamf provided to or discussed with us by the management of Jamf, including certain financial forecasts and other information and data relating to Jamf provided to or discussed with us by the management of Jamf. We also reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things: current and historical market prices of Jamf Common Stock; the financial condition and certain historical and projected financial and operating data of Jamf; and the capitalization of Jamf. We analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations we considered relevant in evaluating those of Jamf and we also analyzed, to the extent publicly available, the financial terms of certain other transactions that we considered relevant in evaluating the Merger. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management and other representatives of Jamf that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data relating to Jamf that we have been directed to utilize in our analyses, we have been advised by the management of Jamf and we have assumed, with your consent, that such financial forecasts and other information and data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Jamf as to, and are an appropriate basis upon which to evaluate, the future financial performance of Jamf and the other matters covered thereby. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which they are based) provided to or otherwise reviewed by or discussed with us.
We have relied, at your direction, upon the assessments of the management of Jamf as to, among other things, (i) the potential impact on Jamf of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the technology industry and the software sector thereof, (ii) Jamf’s intellectual property and proprietary rights, including licenses and patents, and associated risks, and (iii) Jamf’s existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, channel and strategic partners and other commercial relationships. We have assumed, with your consent, that there will be no developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.

The Board of Directors
Jamf Holding Corp.
October 28, 2025

We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Jamf or any other entity nor have we made any physical inspection of the properties or assets of Jamf or any other entity. We have not evaluated the solvency or fair value of Jamf or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We express no view or opinion as to any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent decrees or other orders, audits or investigations or the potential impact thereof on Jamf or any other entity or the Merger. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on Jamf or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. Representatives of Jamf have advised us, and we also have assumed, that the final terms of the Agreement will not vary materially from those set forth in the execution version reviewed by us. We are not expressing any view or opinion as to the prices at which Jamf Common Stock or any other securities will trade or otherwise be transferable at any time, including following the announcement or consummation of the Merger. We also are not expressing any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Jamf or the Merger, and we have relied, with your consent, upon the assessments of representatives of Jamf as to such matters.
Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Per Share Price (to the extent expressly specified herein), without regard to individual circumstances of holders of Jamf Common Stock (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Jamf held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of Jamf or otherwise. Our opinion does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any voting agreement, guarantee or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of Jamf to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Jamf or the effect of any other transaction which Jamf might engage in or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Per Share Price or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the credit, financial and stock markets, the industry in which Jamf operates and the securities of Jamf have experienced and may continue to experience volatility and disruptions, and we express no view or opinion as to any potential effects of such volatility or disruptions on Jamf or the Merger.
Citigroup Global Markets Inc. has acted as a financial advisor to Jamf in connection with the proposed Merger and will receive a fee for such services, of which a portion is payable upon the delivery of this opinion and the principal portion is contingent upon consummation of the Merger. In addition, Jamf has agreed to reimburse our expenses and to indemnify us against certain liabilities arising from our engagement.

The Board of Directors
Jamf Holding Corp.
October 28, 2025

As you are aware, although we and our affiliates have not provided investment banking, commercial banking or other similar financial services to Jamf unrelated to Merger or to Francisco Partners during the approximate two-year period prior to the date hereof for which we or our affiliates have received or expect to receive compensation, we and our affiliates in the future may provide such services to Jamf, Francisco Partners and/or certain of their respective affiliates or portfolio companies, as the case may be, for which services we and our affiliates would expect to receive compensation. As you also are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Vista Equity Partners LLC (“Vista Equity”), a significant stockholder of Jamf, and/or certain of its affiliates or portfolio companies, for which services we and our affiliates have received and expect to receive compensation, including, during the approximate two-year period prior to the date hereof, having acted or acting as (i) mandated bookrunner for an initial public offering, and as joint bookrunner for certain debt securities offerings, of certain portfolio companies of Vista Equity and (ii) joint arranger, joint lead arranger and/or bookrunner for, and as a lender under, certain credit facilities of Vista Equity and/or certain of its affiliates or portfolio companies. In the ordinary course of business, we and our affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of Jamf, Vista Equity, Francisco Partners and/or their respective affiliates or portfolio companies, as the case may be, for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Jamf, Vista Equity, Francisco Partners and/or their respective affiliates or portfolio companies, as applicable.
Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Jamf (in its capacity as such) in its evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation as to how the Board of Directors of Jamf or any securityholder should vote or act on any matters relating to the proposed Merger or otherwise.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Per Share Price to be received in the Merger by the holders of Jamf Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders (other than, as applicable, Francisco Partners, Parent, Merger Sub and their respective affiliates).
Very truly yours,
/s/ Citigroup Global Markets Inc.
CITIGROUP GLOBAL MARKETS INC.

Annex C
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of October 28, 2025, is entered into by and among Jamf Holding Corp., a Delaware corporation (the “Company”), Jawbreaker Parent, Inc., a Delaware corporation (“Parent”), the stockholders of the Company designated on the signature pages hereto as the “Stockholders”, severally and not jointly (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Jawbreaker Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent;
WHEREAS, as of the date hereof, each Stockholder is the record holder and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Company Common Stock owned of record or beneficially by such Stockholder as of the date hereof (as adjusted pursuant to Section 9, collectively, the “Owned Shares”); and
WHEREAS, as a condition to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholders agree, and each Stockholder has agreed, to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:
1.   Agreement to Vote the Covered Shares.
1.1   Agreement to Vote.   Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement or adjournment thereof, or in connection with any action proposed to be taken by written consent of the Company Stockholders, or in any other circumstance in which the Company Stockholders act, however called, each Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, vote (including via proxy) or execute consents, as applicable, with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) and not to withdraw or modify any such vote or consent with respect to, all of the Owned Shares and any additional shares of Company Common Stock or other voting securities of the Company acquired by such Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (as adjusted pursuant to Section 9, collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Per Share Price or otherwise results in the Merger Agreement being objectively more economically favorable to the holders of Company Common Stock than the Merger Agreement in effect as of the date of this Agreement, (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other Transactions, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the

Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company and (iv) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede, adversely affect or materially delay the consummation of the Merger and/or the Transactions (clauses (a) and (b), collectively, the “Supported Matters”). Beginning on the date hereof until the Termination Date, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holder(s) of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, no Stockholder has any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), each Stockholder shall be entitled to vote its Covered Shares in its sole discretion.
2.   Termination.   This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any Company Board Recommendation Change in accordance with Section 5.3(d)(i) of the Merger Agreement, (d) with respect to any Stockholder, the written election of such Stockholder to terminate this Agreement promptly following any material modification, waiver or amendment to any provision of the original unamended Merger Agreement dated as of the date hereof, without the prior written consent of such Stockholder, that reduces the amount or changes the form of consideration payable to such Stockholder pursuant to such Merger Agreement, or (d) with respect to any Stockholder, the date of termination of this Agreement as set forth in a mutual written agreement of the Company, Parent and such Stockholder (the earliest such date set forth in clauses (a) through (d), the “Termination Date”); provided, that the provisions set forth in Sections 13 to 26 shall survive the termination of this Agreement; and provided, further, that subject to the provisions set forth in Section 8.3(f) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at Law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful and Material Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an act or omission undertaken by the breaching party with actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of this Agreement.
3.   Certain Covenants of the Stockholders.
3.1   Transfers.   Beginning on the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly permitted by this Agreement, (a) such Stockholder shall not, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber or otherwise dispose (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership or voting power or any other interest thereof or therein (including by operation of Law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement or (iv) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.1 shall be void ab initio. Notwithstanding anything to the contrary in this Section 3.1, each Stockholder may Transfer any or all of its Covered Shares (x) to any other Stockholder or (y) to such Stockholder’s Affiliates (collectively, an “Affiliate Transfer”); provided, that, prior to and as a condition to the effectiveness of an Affiliate Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be Transferred shall have executed and delivered to the Company and Parent a counterpart of this Agreement pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof applicable to a Stockholder in which case such Person shall be deemed a Stockholder hereunder.
3.2   No Solicitation.   Each Stockholder solely in its capacity as a stockholder of the Company, shall not, and shall not instruct, authorize or knowingly permit any of its Representatives acting on its behalf to, directly or indirectly, prior to the Termination Date, take any action that would violate Section 5.3 of the

Merger Agreement if such Stockholder were deemed to be the Company for purposes of Section 5.3 of the Merger Agreement (it being understood that the Stockholder and its Representatives shall be entitled to take any action that the Company is permitted to take or would be permitted to take, in each case, in accordance with Section 5.3 of the Merger Agreement). For clarity, the term “Representative” shall include any general partner of such Stockholder that is affiliated with such Stockholder.
4.   Representations and Warranties of the Stockholders.   Each Stockholder hereby represents and warrants to Parent as follows:
4.1   Due Authority.   The Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.
4.2   No Conflict.   The execution and delivery of, compliance with and performance by the Stockholder of this Agreement does not and will not (a) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (b) conflict with or result in a violation or breach of any applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (a), (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.
4.3   Consents.   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable Antitrust Laws and Foreign Investment Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.
4.4   Ownership of the Owned Shares.
(a)   The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, the Stockholder has not entered into any agreement to transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholder.
4.5   Absence of Litigation.   As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the performance by the Stockholder of its obligations under this Agreement.
4.6   Related Party Agreements.   Other than the Affiliate Contracts (as defined below), the Stockholder is not party to any transactions or series of related transactions, agreements, arrangements or understandings with the Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business.
5.   Representations and Warranties of the Company.   The Company hereby represents and warrants to the Stockholders as follows:
5.1   Due Authority.   The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.
5.2   No Conflict.   The execution and delivery of, compliance with and performance by the Company of this Agreement does not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other Transactions, (a) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (b) conflict with or result in a violation or breach of any applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, other than any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to prevent, materially delay or materially impair the performance by the Company of its obligations under this Agreement.
6.   [Reserved]
7.   Non-Survival of Representations, Warranties and Covenants.   The representations, warranties and covenants contained herein shall not survive the Termination Date. This Section 7 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.
8.   Waiver of Appraisal and Dissenter Rights and Certain Other Actions.   Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to all of the Covered Shares with respect to the Merger and the Transactions.
9.   Certain Adjustments.   In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock”, “Covered Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
10.   Further Assurances.   Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
11.   Notices.   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below.
If to the Stockholders to:
c/o Vista Equity Partners Management, LLC
Four Embarcadero Center, 20th Floor
San Francisco, California 94111
Attn:
****

Email:
Christina Lema

with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:
Daniel Wolf, P.C.; David M. Klein, P.C.

Email:
****; ****

if to the Company (prior to the Effective Time) to:
Jamf Holding Corp.
100 Washington Ave. S. Suite 1100
Minneapolis, MN 55401
Attn:
Jeff Lendino

Email:
****

with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn:
Daniel Wolf, P.C.; David M. Klein, P.C.

Email:
****; ****

if to Parent to:
c/o Francisco Partners Management, L.P.
One Letterman Drive, Building C – Suite 410
San Francisco, CA 94129
Attn:
Brian Decker; Karl Shum; Legal Notices

Email:
****; ****; ****

with a copy (which will not constitute notice) to:
Simpson Thacher & Barlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Attn:
Atif Azher; Robert Langdon; Naveed Anwar

Email:
****; ****; ****

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 11, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 11 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 11.
12.   Interpretation.   Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The word “or” means “and/or.” The words “include,” “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law in this Agreement shall mean such law as from time to time amended, modified or supplemented. Each reference to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.
13.   Entire Agreement.   This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.
14.   Stockholder Capacity.   This Agreement is being entered into by each Stockholder solely in its capacity as a record or beneficial owner of such Stockholder’s Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s Subsidiaries from taking, or refraining from taking, any action in his or her capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries, including complying with his or her fiduciary obligations, and any such action taken, or any such inaction in each case, in any such capacity as a director, officer or employee shall not constitute a breach of this Agreement.
15.   No Third-Party Beneficiaries.   This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
16.   Governing Law; Waiver of Jury Trial.   This Agreement is governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (a) irrevocably consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of or relates to this Agreement, (b) the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11 or in such other manner as may be permitted by applicable Law, but nothing in this Section 16 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (c) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (d) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.
17.   Assignment; Successors.   Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
18.   Enforcement.   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and without bond or other security being required, (b) if any party hereto is seeking injunctive relief, specific performance or other equitable relief pursuant hereto, the other parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the other parties would not have entered into this Agreement.
19.   Non-Recourse.   This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this

Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to any Stockholder or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.
20.   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction.
21.   Counterparts.   This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means (including, for the avoidance of doubt, via DocuSign or any similar electronic signature platform) intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic mail or otherwise as authorized by the prior sentence) to the other parties.
22.   Amendment; Waiver.   This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.
23.   No Presumption Against Drafting Party.   The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
24.   No Agreement until Executed.   This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover Laws and regulations, and any applicable provision of the Charter, the Merger Agreement, this Agreement and the Transactions, including the Merger.
25.   Public Announcements.   Parent and each Stockholder shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the Transactions, and other than as expressly otherwise set forth herein. Each Stockholder consents to and authorizes the publication and disclosure by Parent, the Company and their respective Affiliates of its identity and holding of the Covered Shares and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Authority (provided, that such disclosing party shall give the Stockholders a reasonable opportunity to review and comment on such publications or disclosures prior to them being made public, except in the case of any information (including summaries thereof) included in such publications or disclosures that is already publicly available, including in Parent’s, the Company’s and/or the Stockholders’ filings with the SEC). Parent consents to and authorizes the publication and disclosure by each Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Merger in any disclosure required by the SEC or other Governmental Authority to be made by the Stockholders or their

Affiliates in connection with the Merger. Nothing set forth herein shall limit any disclosure by Parent or any Stockholder to its or its Affiliates’ general or current or prospective limited partners or members, or other Affiliates, on a confidential basis.
26.   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of the Covered Shares, except as otherwise specifically provided herein.
27.   Termination of Affiliate Contracts.   The Company and the Stockholders hereby agree that: (i) that certain Amended and Restated Director and Nomination Agreement, dated as of September 1, 2020, by and among the Company, the Stockholders and VEP Group, LLC (the “Director Nomination Agreement”) shall, subject to the terms set forth in this Section 27, survive the Closing in full (other than with respect to Sections 1 through 3 therein, which shall terminate effective as of the Closing without any continuing liability to the Company or any of its Subsidiaries), and (ii) that certain Registration Rights Agreement, dated as of July 24, 2020, among the Company, the Stockholders and each other person who executes a joinder thereto (the “Registration Rights Agreement,” and together with the Director Nomination Agreement, the “Affiliate Contracts”) shall, subject to the terms set forth in this Section 27, survive the Closing solely with respect to Section 6 thereof and any other section thereof necessary for the enforcement of the parties’ rights and obligations under Section 6 thereof, (the surviving provisions as expressly contemplated for in (i) and (ii) above, the “Surviving Provisions”). Except for the Surviving Provisions, all other sections of the Affiliate Contracts shall terminate in full at the Closing without any continuing liability to the Company or any of its Subsidiaries.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
STOCKHOLDERS:
VISTA EQUITY PARTNERS FUND VI, L.P.:
By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner
By: VEPF VI GP, Ltd.
Its: General Partner
By:
/s/ Robert F. Smith

Name:
Robert F. Smith

Title:
Director

VISTA EQUITY PARTNERS FUND VI-A, L.P.:
By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner
By: VEPF VI GP, Ltd.
Its: General Partner
By:
/s/ Robert F. Smith

Name:
Robert F. Smith

Title:
Director

VEPF VI FAF, L.P.:
By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner
By: VEPF VI GP, Ltd.
Its: General Partner
By:
/s/ Robert F. Smith

Name:
Robert F. Smith

Title:
Director

[Signature Page to Voting Agreement]

VISTA CO-INVEST FUND 2017-1, L.P.:
By: Vista Co-Invest Fund 2017-1 GP, L.P.
Its: General Partner
By: Vista Co-Invest Fund 2017-1 GP, Ltd.
Its: General Partner
By:
/s/ Robert F. Smith

Name:
Robert F. Smith

Title:
Director

VEPF VI CO-INVEST 1, L.P.:
By: VEPF VI Co-Invest 1 GP, L.P.
Its: General Partner
By: VEPF VI Co-Invest 1 GP, Ltd.
Its: General Partner
By:
/s/ Robert F. Smith

Name:
Robert F. Smith

Title:
Director

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
JAMF HOLDING CORP.
By:
/s/ John Strosahl

Name:
John Strosahl

Title:
Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
JAWBREAKER PARENT, INC.
By:
/s/ Brian Decker

Name:
Brian Decker

Title:
Authorized Signatory

[Signature Page to Voting Agreement]

Exhibit A
Owned Shares
Stockholder	Owned Shares
Vista Equity Partners Fund VI, L.P.	24,312,715
Vista Equity Partners Fund VI-A, L.P.	14,687,388
VEPF VI FAF, L.P.	295,855
Vista Co-Invest Fund 2017-1, L.P.	4,490,966
VEPF VI Co-Invest 1, L.P.	1,571,838

Annex D
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of October 28, 2025, is entered into by and among Jamf Holding Corp., a Delaware corporation (the “Company”), Jawbreaker Parent, Inc., a Delaware corporation (“Parent”), the stockholders of the Company designated on the signature pages hereto as the “Stockholders”, severally and not jointly (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Jawbreaker Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent;
WHEREAS, as of the date hereof, each Stockholder is the record holder and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Company Common Stock owned of record or beneficially by such Stockholder as of the date hereof (as adjusted pursuant to Section 9, collectively, the “Owned Shares”); and
WHEREAS, as a condition to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholders agree, and each Stockholder has agreed, to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:
1.   Agreement to Vote the Covered Shares.
1.1   Agreement to Vote.   Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement or adjournment thereof, or in connection with any action proposed to be taken by written consent of the Company Stockholders, or in any other circumstance in which the Company Stockholders act, however called, each Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, vote (including via proxy) or execute consents, as applicable, with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) and not to withdraw or modify any such vote or consent with respect to, all of the Owned Shares and any additional shares of Company Common Stock or other voting securities of the Company acquired by such Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (as adjusted pursuant to Section 9, collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Per Share Price or otherwise results in the Merger Agreement being objectively more economically favorable to the holders of Company Common Stock than the Merger Agreement in effect as of the date of this Agreement, (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other Transactions, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company and (iv) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede, adversely affect or materially delay the consummation of the Merger and/or the Transactions (clauses (a) and (b), collectively, the “Supported Matters”). Beginning on the date hereof until the Termination Date, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holder(s) of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, no Stockholder has any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), each Stockholder shall be entitled to vote its Covered Shares in its sole discretion.
2.   Termination.   This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any Company Board Recommendation Change in accordance with Section 5.3(d)(i) of the Merger Agreement, (d) with respect to any Stockholder, the written election of such Stockholder to terminate this Agreement promptly following any material modification, waiver or amendment to any provision of the original unamended Merger Agreement dated as of the date hereof, without the prior written consent of such Stockholder, that reduces the amount or changes the form of consideration payable to such Stockholder pursuant to such Merger Agreement, or (d) with respect to any Stockholder, the date of termination of this Agreement as set forth in a mutual written agreement of the Company, Parent and such Stockholder (the earliest such date set forth in clauses (a) through (d), the “Termination Date”); provided, that the provisions set forth in Sections 13 to 26 shall survive the termination of this Agreement; and provided, further, that subject to the provisions set forth in Section 8.3(f) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at Law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful and Material Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an act or omission undertaken by the breaching party with actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of this Agreement.
3.   Certain Covenants of the Stockholders.
3.1   Transfers.   Beginning on the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly permitted by this Agreement, (a) such Stockholder shall not, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber or otherwise dispose (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership or voting power or any other interest thereof or therein (including by operation of Law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement or (iv) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.1 shall be void ab initio. Notwithstanding anything to the contrary in this Section 3.1, each Stockholder may Transfer any or all of its Covered Shares (x) to any other Stockholder or (y) to such Stockholder’s Affiliates (collectively, an “Affiliate Transfer”); provided, that, prior to and as a condition to the effectiveness of an Affiliate Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be Transferred shall have executed and delivered to the Company and Parent a counterpart of this Agreement pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof applicable to a Stockholder in which case such Person shall be deemed a Stockholder hereunder. Notwithstanding anything to the contrary contained herein, the Stockholders (including any entities they control) may make transfers of their Covered Shares for estate planning purposes, so long as any such transferee agrees in writing to be bound by this Agreement.

3.2   No Solicitation.   Each Stockholder solely in its capacity as a stockholder of the Company, shall not, and shall not instruct, authorize or knowingly permit any of its Representatives acting on its behalf to, directly or indirectly, prior to the Termination Date, take any action that would violate Section 5.3 of the Merger Agreement if such Stockholder were deemed to be the Company for purposes of Section 5.3 of the Merger Agreement (it being understood that the Stockholder and its Representatives shall be entitled to take any action that the Company is permitted to take or would be permitted to take, in each case, in accordance with Section 5.3 of the Merger Agreement). For clarity, the term “Representative” shall include any general partner of such Stockholder that is affiliated with such Stockholder.
4.   Representations and Warranties of the Stockholders.   Each Stockholder hereby represents and warrants to Parent as follows:
4.1   Due Authority.   The Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.
4.2   No Conflict.   The execution and delivery of, compliance with and performance by the Stockholder of this Agreement does not and will not (a) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (b) conflict with or result in a violation or breach of any applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (a), (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.
4.3   Consents.   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable Antitrust Laws and Foreign Investment Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.
4.4   Ownership of the Owned Shares.
(a)   The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, the Stockholder has not entered into any agreement to transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholder.
4.5   Absence of Litigation.   As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the performance by the Stockholder of its obligations under this Agreement.
4.6   Related Party Agreements.   Other than the Affiliate Contracts (as defined below), the Stockholder is not party to any transactions or series of related transactions, agreements, arrangements or understandings with the Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business.
5.   Representations and Warranties of the Company.   The Company hereby represents and warrants to the Stockholders as follows:
5.1   Due Authority.   The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.
5.2   No Conflict.   The execution and delivery of, compliance with and performance by the Company of this Agreement does not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other Transactions, (a) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (b) conflict with or result in a violation or breach of any applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, other than any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to prevent, materially delay or materially impair the performance by the Company of its obligations under this Agreement.
6.   [Reserved]
7.   Non-Survival of Representations, Warranties and Covenants.   The representations, warranties and covenants contained herein shall not survive the Termination Date. This Section 7 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.
8.   Waiver of Appraisal and Dissenter Rights and Certain Other Actions.   Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to all of the Covered Shares with respect to the Merger and the Transactions.
9.   Certain Adjustments.   In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock”, “Covered Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
10.   Further Assurances.   Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
11.   Notices.   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below.
If to the Stockholders to:
Jamf Holding Corp.
100 Washington Ave. S. Suite 1100
Minneapolis, MN 55401
Attn:
John Strosahl
Dean Hager

Email:
****
****

with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:
Daniel Wolf, P.C.; David M. Klein, P.C.

Email:
****; ****

if to the Company (prior to the Effective Time) to:
Jamf Holding Corp.
100 Washington Ave. S. Suite 1100
Minneapolis, MN 55401
Attn:
Jeff Lendino

Email:
****

with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn:
Daniel Wolf, P.C.; David M. Klein, P.C.

Email:
****; ****

if to Parent to:
c/o Francisco Partners Management, L.P.
One Letterman Drive, Building C – Suite 410
San Francisco, CA 94129
Attn:
Brian Decker; Karl Shum; Legal Notices

Email:
****; ****; ****

with a copy (which will not constitute notice) to:
Simpson Thacher & Barlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Attn:
Atif Azher; Robert Langdon; Naveed Anwar

Email:
****; ****; ****

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 11, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 11 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 11.
12.   Interpretation.   Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The word “or” means “and/or.” The words “include,” “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law in this Agreement shall mean such law as from time to time amended, modified or supplemented. Each reference to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.
13.   Entire Agreement.   This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.
14.   Stockholder Capacity.   This Agreement is being entered into by each Stockholder solely in its capacity as a record or beneficial owner of such Stockholder’s Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s Subsidiaries from taking, or refraining from taking, any action in his or her capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries, including complying with his or her fiduciary obligations, and any such action taken, or any such inaction in each case, in any such capacity as a director, officer or employee shall not constitute a breach of this Agreement.
15.   No Third-Party Beneficiaries.   This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16.   Governing Law; Waiver of Jury Trial.   This Agreement is governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (a) irrevocably consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of or relates to this Agreement, (b) the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11 or in such other manner as may be permitted by applicable Law, but nothing in this Section 16 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (c) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (d) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.
17.   Assignment; Successors.   Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
18.   Enforcement.   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and without bond or other security being required, (b) if any party hereto is seeking injunctive relief, specific performance or other equitable relief pursuant hereto, the other parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the other parties would not have entered into this Agreement.
19.   Non-Recourse.   This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to any Stockholder or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.
20.   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction.
21.   Counterparts.   This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means (including, for the avoidance of doubt, via DocuSign or any similar electronic signature platform) intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic mail or otherwise as authorized by the prior sentence) to the other parties.
22.   Amendment; Waiver.   This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.
23.   No Presumption Against Drafting Party.   The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
24.   No Agreement until Executed.   This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover Laws and regulations, and any applicable provision of the Charter, the Merger Agreement, this Agreement and the Transactions, including the Merger.
25.   Public Announcements.   Parent and each Stockholder shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the Transactions, and other than as expressly otherwise set forth herein. Each Stockholder consents to and authorizes the publication and disclosure by Parent, the Company and their respective Affiliates of its identity and holding of the Covered Shares and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Authority (provided, that such disclosing party shall give the Stockholders a reasonable opportunity to review and comment on such publications or disclosures prior to them being made public, except in the case of any information (including summaries thereof) included in such publications or disclosures that is already publicly available, including in Parent’s, the Company’s and/or the Stockholders’ filings with the SEC). Parent consents to and authorizes the publication and disclosure by each Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Merger in any disclosure required by the SEC or other Governmental Authority to be made by the Stockholders or their Affiliates in connection with the Merger. Nothing set forth herein shall limit any disclosure by Parent or any Stockholder to its or its Affiliates’ general or current or prospective limited partners or members, or other Affiliates, on a confidential basis.
26.   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of the Covered Shares, except as otherwise specifically provided herein.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
STOCKHOLDERS:
JOHN STROSAHL:
By:
/s/ John Strosahl

Name: John Strosahl
DEAN HAGER:
By:
/s/ Dean Hager

Name: Dean Hager
[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
JAMF HOLDING CORP.
By:
/s/ John Strosahl

Name: John Strosahl
Title:   Chief Executive Officer
[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
JAWBREAKER PARENT, INC.
By:
/s/ Brian Decker

Name: Brian Decker
Title:   Authorized Signatory
[Signature Page to Voting Agreement]

Exhibit A
Owned Shares
Stockholder	Owned Shares
Dean Hager	284,538
John Strosahl	1,480,451

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION BROADRIDGE CORPORATE ISSUER SOLUTIONSC/O JAMF HOLDING CORP.P.O. BOX 1342BRENTWOOD, NY 11717 VOTE BY INTERNETVOTE BY INTERNETSCAN TO VIEW MATERIALS & VOTEBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time on [TBD], 2026. Have your proxy card in hand when youaccess the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/JAMF2026SMYou may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on [TBD], 2026. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW
IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSV81795-TBDTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors of Jamf Holding Corp. (“Jamf”) recommends you vote FOR the following proposals:JAMF HOLDING CORP.1. A proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “MergerAgreement”), dated as of October 28, 2025, by and among Jamf, Jawbreaker Parent, Inc., a Delaware corporation (“Parent”), and Jawbreaker MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and intoJamf, with Jamf continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”);2. A proposal to approve, on an advisory, non-binding basis, the compensation that will or may be paid or may become payable to Jamf’s named executiveofficers in connection with the Merger; and3. A proposal to adjourn the special meeting (the “Special Meeting”) of stockholders of Jamf to a later date or dates, if necessary or appropriate, to solicitadditional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon any other matters as may properly come before the meeting orany adjournment or postponement thereof.For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [TBD], 2026:The Notice of Special Meeting of Stockholders and Proxy Statement is available at www.proxyvote.com.V81796-TBDJAMF HOLDING CORP.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSSPECIAL MEETING OF STOCKHOLDERS[TBD], 2026The undersigned hereby appoint(s) John Strosahl, David Rudow, and Jeff Lendino, and each of them, as proxies of the undersigned, each with the power to appoint (his/her/their) substitute, and hereby authorize(s) them to represent and act for and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Jamf Holding Corp. that the undersigned is/are entitled to vote and act at the Special Meeting of Stockholders of said company to be held virtually at www.virtualshareholdermeeting.com/JAMF2026SM,at [TBD] Eastern Time on [TBD], 2026, and any adjournments or postponements thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.CONTINUED AND TO BE SIGNED ON REVERSE SIDE